CREDIT AGREEMENT
Dated as of December 21, 2001

among

STRYKER CORPORATION

as the Borrower,

BANK OF AMERICA, N.A.,
as Administrative Agent, Swing Line Lender

and
L/C Issuer,

BANK ONE, NA and

SUNTRUST BANK

as Co-Syndication Agents,

FLEET NATIONAL BANK and

THE BANK OF TOKYO-MITSUBISHI, LTD.

as Co-Documentation Agents,

and

The Other Lenders Party Hereto

BANC OF AMERICA SECURITIES LLC,

as Sole Lead Arranger and Sole Book Manager

ARTICLE I
DEFINITIONS AND ACCOUNTING TERMS

1.01	Defined Terms
1.02	Other Interpretive Provisions
1.03	Accounting Terms
1.04	Rounding
1.05	References to Agreements and Laws
1.06	Exchange Rates; Currency Equivalents
1.07	Redenomination of Certain Alternative Currencies

ARTICLE II
THE COMMITMENTS AND CREDIT EXTENSIONS

2.01	Committed Loans
2.02	Borrowings, Conversions and Continuations of Committed Loans; Alternative Rate Agreements
2.03	Bid Loans
2.04	Letters of Credit
2.05	Swing Line Loans
2.06	Prepayments
2.07	Reduction or Termination of Commitments
2.08	Repayment of Loans
2.09	Interest
2.10	Fees
2.11	Computation of Interest and Fees
2.12	Evidence of Debt
2.13	Payments Generally
2.14	Sharing of Payments

ARTICLE III
TAXES, YIELD PROTECTION AND ILLEGALITY

3.01	Taxes
3.02	Illegality
3.03	Inability to Determine Rates
3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Offshore Rate Loans
3.05	Funding Losses; Breakage Amount
3.06	Matters Applicable to all Requests for Compensation
3.07	Survival

ARTICLE IV
CONDITIONS PRECEDENT TO CREDIT EXTENSIONS

4.01	Conditions of Initial Credit Extension
4.02	Conditions to all Credit Extensions and Conversions and Continuations

ARTICLE V
REPRESENTATIONS AND WARRANTIES

5.01	Existence, Qualification and Power; Compliance with Laws
5.02	Authorization; No Contravention
5.03	Governmental and Third-Party Authorization
5.04	Binding Effect
5.05	Financial Statements; No Material Adverse Effect
5.06	Litigation
5.07	No Default
5.08	Ownership of Property; Liens
5.09	Environmental Compliance
5.10	Insurance
5.11	Taxes
5.12	ERISA Compliance
5.13	Subsidiaries
5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act
5.15	Disclosure
5.16	Intellectual Property; Licenses, Etc

ARTICLE VI
AFFIRMATIVE COVENANTS

6.01	Financial Statements
6.02	Certificates; Other Information
6.03	Notices
6.04	Payment of Obligations
6.05	Preservation of Existence, Etc
6.06	Maintenance of Properties
6.07	Maintenance of Insurance
6.08	Compliance with Laws and Contractual Obligations
6.09	Books and Records
6.10	Inspection Rights
6.11	Compliance with ERISA
6.12	Environmental Compliance
6.13	Use of Proceeds

ARTICLE VII
NEGATIVE COVENANTS

7.01	Liens
7.02	Indebtedness
7.03	Fundamental Changes
7.04	Dispositions
7.05	Restricted Payments
7.06	ERISA
7.07	Conduct of Business
7.08	Transactions with Affiliates
7.09	Burdensome Agreements
7.10	Use of Proceeds
7.11	Financial Covenants
7.12	Acquisitions

ARTICLE VIII
EVENTS OF DEFAULT AND REMEDIES

8.01	Events of Default
8.02	Remedies Upon Event of Default

ARTICLE IX
ADMINISTRATIVE AGENT

9.01	Appointment and Authorization of Administrative Agent
9.02	Delegation of Duties
9.03	Liability of Administrative Agent
9.04	Reliance by Administrative Agent
9.05	Notice of Default
9.06	Credit Decision; Disclosure of Information by Administrative Agent
9.07	Indemnification of Administrative Agent
9.08	Administrative Agent in its Individual Capacity
9.09	Successor Administrative Agent
9.10	Other Agents

ARTICLE X
MISCELLANEOUS

10.01	Amendments, Etc
10.02	Notices and Other Communications; Facsimile Copies
10.03	No Waiver; Cumulative Remedies
10.04	Attorney Costs, Expenses and Taxes
10.05	Indemnification by the Borrower; Limitation of Liability
10.06	Payments Set Aside
10.07	Successors and Assigns
10.08	Confidentiality
10.09	Set-off
10.10	Interest Rate Limitation
10.11	Counterparts
10.12	Integration
10.13	Survival of Representations and Warranties
10.14	Severability
10.15	Tax Forms
10.16	Replacement Lender
10.17	Judgment Currency
10.18	Governing Law
10.19	Waiver of Right to Trial by Jury
10.20	Special Funding Option
SIGNATURES

SCHEDULES
1.01	Existing Letters of Credit
2.01	Commitments and Pro Rata Shares
5.06	Litigation
5.09	Environmental Matters
5.13	Subsidiaries and Other Equity Investments
5.16	Intellectual Property Matters
7.01	Existing Liens
7.02	Existing Indebtedness
7.04(h)	Permitted Asset Securitization Transactions
10.02	Offshore and Domestic Lending Offices, Addresses for Notices

EXHIBITS
Form of
A-1	Committed Loan Notice
A-2	Request for Alternative Rate
B-1	Bid Request
B-2	Competitive Bid
C	Swing Line Loan Notice
D-1	Committed Loan Note
D-2	Bid Loan Note
D-3	Swing Line Note
E	Compliance Certificate
F	Assignment and Assumption

CREDIT AGREEMENT

This CREDIT AGREEMENT ("Agreement") is entered into as of December 21, 2001, among STRYKER CORPORATION, a Michigan corporation (the "Borrower"), each lender from time to time party hereto (collectively, the "Lenders" and individually, a "Lender"), BANK OF AMERICA, N.A., as Administrative Agent, Swing Line Lender, Alternative Rate Lender and L/C Issuer, BANK ONE, NA and SUNTRUST BANK as Co-Syndication Agents, and FLEET NATIONAL BANK and THE BANK OF TOKYO-MITSUBISHI, LTD. as Co-Documentation Agents.

The Borrower has requested that the Lenders provide a senior revolving credit facility, and the Lenders are willing to do so on the terms and conditions set forth herein.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I

DEFINITIONS AND ACCOUNTING TERMS
1.01	Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

"Absolute Rate" means a fixed rate of interest expressed in multiples of 1/100th of one basis point.

"Absolute Rate Loan" means a Bid Loan that bears interest at an Absolute Rate.

"Acquisition" means the acquisition of (i) a controlling equity or other ownership interest in another Person (including the purchase of an option, warrant or convertible or similar type security to acquire such a controlling interest at the time it becomes exercisable by the holder thereof), whether by purchase of such equity or other ownership interest or upon exercise of an option or warrant for, or conversion of securities into, such equity or other ownership interest, or (ii) assets of another Person which constitute all or substantially all of the assets of such Person or of a line or lines of business conducted by such Person.

"Acquisition Adjustments" means the adjustments to certain financial terms and computations more particularly described in Section 1.03(c).

"Administrative Agent" means Bank of America in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent.

"Administrative Agent's Office" means, with respect to any currency, the Administrative Agent's address and, as appropriate, account as set forth on Schedule 10.02 with respect to such currency, or such other address or account with respect to such currency as the Administrative Agent may from time to time notify to the Borrower and the Lenders.

"Affiliate" means, with respect to any Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto. A Person shall be deemed to be Controlled by another Person if such other Person possesses, directly or indirectly, power to vote 10% or more of the securities having ordinary voting power for the election of directors or managing general partners.

"Agent/Arranger Fee Letter" has the meaning specified in Section 2.10(c).

"Agent-Related Persons" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, the Arranger), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

"Aggregate Commitments" means, as at the date of determination thereof, the sum of all Commitments of all Lenders at such date.

"Agreement" means this Credit Agreement.

"Alternative Rate" means a rate of interest for all or any part of a Committed Loan agreed to between the Alternative Rate Lender and the Borrower pursuant to Section 2.02(g) of this Agreement.

"Alternative Rate Agreement" means, with respect to any Committed Loan or any portion thereof (including Continuations thereof to successive Interest Periods of like duration during the applicable Alternative Rate Period), an agreement between the Borrower and the Alternative Rate Lender pursuant to Section 2.02(g) of this Agreement that the Borrower's interest payment obligation with respect to such Committed Loan (including Continuations thereof) during the Alternative Rate Period shall be to pay interest at the Alternative Rate rather than at the Base Rate or the Offshore Rate otherwise applicable to such Committed Loan.

"Alternative Rate Lender" means Bank of America in its capacity as party to an Alternative Rate Agreement with the Borrower pursuant to Section 2.02(g) of this Agreement.

"Alternative Rate Period" means, with respect to any Committed Loan subject to an Alternative Rate Agreement, the stated duration of such Alternative Rate Agreement.

"Applicable Margin" means, from time to time, for the purpose indicated, the respective percentages per annum, based upon the Debt Rating, as set forth below:

Pricing Level	Debt Rating S&P/Moody's	Facility Fee	Offshore Rate Loans and Letter of Credit Fees
1	> A+/A1	6.5 bps	23.5 bps
2	A/A2	8.0 bps	27.0 bps
3	A- / A3	10.0 bps	32.5 bps
4	BBB+ / Baa1	12.5 bps	37.5 bps
5	BBB / Baa2	15.0 bps	47.5 bps
6	BBB- / Baa3	17.5 bps	57.5 bps
7	< BB+ / Ba1	22.5 bps	77.5 bps

Initially, the Applicable Margin shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to Section 4.01(a)(vii). Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective during the period commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

"Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

"Arranger" means Banc of America Securities LLC, in its capacity as sole lead arranger and sole book manager.

"Assignment and Assumption" means an Assignment and Assumption substantially in the form of Exhibit F.

"Attorney Costs" means and includes all reasonable fees and disbursements of any law firm or other external counsel.

"Attributable Indebtedness" means, on any date, in respect of any capital lease of any Person, the capitalized amount thereof that would appear on a balance sheet of such Person prepared as of such date in accordance with GAAP.

"Audited Financial Statements" means the audited consolidated balance sheet of the Borrower and its Subsidiaries for the fiscal year ended December 31, 2000, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year of the Borrower and its Subsidiaries, including the notes thereto.

"Australian Dollars" means the lawful currency of Australia.

"Bank of America" means Bank of America, N.A.

"Base Rate" means for any day a fluctuating rate per annum equal to the higher of (a) the Federal Funds Rate plus 1/2 of 1% and (b) the rate of interest in effect for such day as publicly announced from time to time by Bank of America as its "prime rate." Such prime rate is a rate set by Bank of America based upon various factors including Bank of America's costs and desired return, general economic conditions and other factors, and is used as a reference point for pricing some loans, which may be priced at, above, or below such announced prime rate. Any change in such prime rate announced by Bank of America shall take effect at the opening of business on the day specified in the public announcement of such change.

"Base Rate Committed Loan" means a Committed Loan that is a Base Rate Loan.

"Base Rate Loan" means a Loan that bears interest based on the Base Rate. All Base Rate Loans shall be denominated in Dollars.

"Bid Borrowing" means a borrowing consisting of simultaneous Bid Loans of the same Type from each of the Lenders whose offer to make one or more Bid Loans as part of such borrowing has been accepted under the auction bidding procedures described in Section 2.03.

"Bid Loan" has the meaning specified in Section 2.03(a). All Bid Loans shall be denominated in Dollars.

"Bid Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Bid Loans made by such Lender, substantially in the form of Exhibit D-2.

"Bid Loan Sublimit" means an amount equal to the Aggregate Commitments. The Bid Loan Sublimit is part of, and not in addition to, the Aggregate Commitments.

"Bid Request" means a written request for one or more Bid Loans substantially in the form of Exhibit B-1.

"Borrower" has the meaning set forth in the introductory paragraph hereto.

"Borrowing" means a Committed Borrowing, a Bid Borrowing or a Swing Line Borrowing, as the context may require.

"Breakage Amount" means the amount of any loss, cost or expense incurred by the Alternative Rate Lender (as calculated by it in a commercially reasonable manner, in connection with which the Alternative Rate Lender may use any reasonable averaging or attribution methods) as a result of its termination of, or acquisition of an offsetting position with respect to, all or any portion of any funding or other hedging arrangement entered into by the Alternative Rate Lender in whole or in part in connection with an Alternative Rate Agreement. If the Breakage Amount calculated by the Alternative Rate Lender is a positive number, then such amount shall be payable by the Borrower pursuant to Sections 2.06(a) and 3.05(b) of this Agreement.

"British Pounds Sterling" and "£" means the lawful currency of the United Kingdom of Great Britain and Northern Ireland.

"Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of, or are in fact closed in, the state where the Administrative Agent's Office with respect to Obligations denominated in Dollars is located and (a) if such day relates to any Offshore Rate Loan denominated in a currency other than Dollars or euro, means any such day on which dealings in deposits in the relevant currency are conducted by and between banks in the London interbank market or (b) if such day relates to any Offshore Rate Loan denominated in euro, means a TARGET Business Day.

"Canadian Dollars" means the lawful currency of Canada.

"Cash Collateral" means all cash, deposit accounts and all balances therein pledged or deposited with or delivered to the Administrative Agent to Cash Collateralize the L/C Obligations.

"Cash Collateralize" means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, as collateral for the L/C Obligations plus all fees accrued or to be incurred in connection therewith, Cash Collateral, in an amount not less than the sum of such L/C Obligations and fees and in the applicable currency in which such L/C Obligations are outstanding, and all proceeds of the foregoing pursuant to documentation in form and substance satisfactory to the Administrative Agent and the L/C Issuer (which documents are hereby consented to by the Lenders) and to take all such other action as shall be necessary for the Administrative Agent to have "control" thereof within the meaning of the Uniform Commercial Code applicable thereto. Derivatives of such term shall have corresponding meaning. The Borrower hereby grants the Administrative Agent, for the benefit of the L/C Issuer and the Lenders, a Lien on all such Cash Collateral. Cash Collateral shall be maintained in blocked, non-interest bearing deposit accounts at Bank of America or other institutions satisfactory to it.

"Change of Control" means, with respect to any Person, an event or series of events by which:

(a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) other than any member or members of the Stryker Family Group becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a person or group shall be deemed to have "beneficial ownership" of all securities that such person or group has the right to acquire (such right, an "option right"), whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of 35% or more of the equity securities of such Person entitled to vote for members of the board of directors or equivalent governing body of such Person on a fully diluted basis (i.e., taking into account all such securities that such person or group has the right to acquire pursuant to any option right); or

(b) during any period of 24 consecutive months, a majority of the members of the board of directors or other equivalent governing body of such Person cease to be composed of individuals (i) who were members of that board or equivalent governing body on the first day of such period, (ii) whose election or nomination to that board or equivalent governing body was approved by individuals referred to in clause (i) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body or (iii) whose election or nomination to that board or other equivalent governing body was approved by individuals referred to in clauses (i) and (ii) above constituting at the time of such election or nomination at least a majority of that board or equivalent governing body.

"Closing Date" means the first date all the conditions precedent in Section 4.01 are satisfied or waived in accordance with Section 4.01 (or, in the case of Section 4.01(b), waived by the Person entitled to receive the applicable payment).

"Code" means the Internal Revenue Code of 1986 and all regulations issued pursuant thereto.

"Commitment" means, as to each Lender, its obligation (a) to make Committed Loans to the Borrower pursuant to Section 2.01, (b) if such Lender is an Offshore Currency Participating Lender, to purchase Offshore Currency Risk Participations in Offshore Currency Committed Loans, (c) to purchase participations in L/C Obligations, and (d) to purchase participations in Swing Line Loans, in an aggregate principal amount at any one time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 2.01, as such amount may be reduced or adjusted from time to time in accordance with this Agreement.

"Committed Borrowing" means a borrowing consisting of simultaneous Committed Loans of the same Type, in the same applicable currency and, as to Offshore Rate Loans, having the same Interest Period made by each of the Lenders pursuant to Section 2.01.

"Committed Loan" means a Base Rate Loan or an Offshore Rate Loan made to the Borrower by a Lender in accordance with its Pro Rata Share, or as to Offshore Currency Committed Loans (unless such Lender is an Offshore Currency Participating Lender), its Offshore Currency Funding Pro Rata Share, pursuant to Section 2.01, except as otherwise provided herein.

"Committed Loan Note" means a promissory note made by the Borrower in favor of a Lender evidencing Committed Loans made by such Lender, substantially in the form of Exhibit D-1.

"Committed Loan Notice" means a notice of (a) a Committed Borrowing, (b) a Conversion of Committed Loans, or (c) a Continuation of Committed Loans as the same Type and currency, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

"Committed Loan Offshore Currency" means each of Japanese yen and euro. From and after the Euro Transition Cutoff Date, Loans denominated in an NCU shall be automatically redenominated into the euro as of the close of business on such date at the applicable margin adopted and irrevocably fixed by the European Council (in accordance with Article 109l(4) of the Treaty on European Union) on December 31, 1998 as the official exchange rate between the euro and such NCU.

"Competitive Bid" means a written offer by a Lender to make one or more Bid Loans, substantially in the form of Exhibit B-2, duly completed and signed by a Lender.

"Compliance Certificate" means a certificate substantially in the form of Exhibit E.

"Consolidated EBITDA" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, an amount equal to the sum of (a) Consolidated Net Income, (b) Consolidated Interest Charges, (c) the amount of taxes, based on or measured by income, used or included in determining such Consolidated Net Income, and (d) the amount of depreciation and amortization expense deducted in determining such Consolidated Net Income, subject to Acquisition Adjustments.

"Consolidated Funded Indebtedness" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) the outstanding principal amount of all obligations, whether current or long-term, for borrowed money (including Obligations hereunder) and all obligations evidenced by bonds, debentures, notes, loan agreements or other similar instruments, (b) Attributable Indebtedness in respect of capital leases, (c) without duplication, all Contingent Obligations with respect to Indebtedness of the types specified in subsections (a) and (b) above of Persons other than the Borrower or any Subsidiary, and (d) without duplication, any outstanding Indebtedness of any Securitization Entity, including without limitation the face or notional amount of any interest in receivables that is outstanding as of such date, but excluding any such interest held by Affiliates of such Securitization Entity. For all purposes hereof, the Consolidated Funded Indebtedness of the Borrower or any Subsidiary shall include the foregoing Indebtedness in (a), (b), (c) and (d) above of any partnership or joint venture (other than a joint venture that is itself a corporation or a limited liability company) in which the Borrower or any Subsidiary is a general partner or joint venturer, unless such Indebtedness is expressly made non-recourse to the Borrower or such Subsidiary.

"Consolidated Interest Charges" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the sum of (a) all interest, debt discount, premium payments, commissions, fees (other than fees incurred hereunder or in connection herewith), charges and related expenses of the Borrower and its Subsidiaries in connection with Indebtedness (including capitalized interest) or in connection with the deferred purchase price of assets or incurred with respect to any Permitted Securitization Transaction, in each case to the extent treated as interest in accordance with GAAP and (b) the portion of rent expense of the Borrower and its Subsidiaries with respect to such period under capital leases that is treated as interest in accordance with GAAP, subject to Acquisition Adjustments.

"Consolidated Net Income" means, for any period, for the Borrower and its Subsidiaries on a consolidated basis, the net income of the Borrower and its Subsidiaries without giving effect to extraordinary or nonrecurring net gains, or extraordinary or nonrecurring net non-cash losses (excluding from the determination of such net income gains or losses from Dispositions of assets other than those in the ordinary course of business) for that period, subject to Acquisition Adjustments.

"Consolidated Net Worth" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, Shareholders' Equity of the Borrower and its Subsidiaries on that date, exclusive of foreign translation adjustments.

"Consolidated Tangible Assets" means, as of any date on which the amount thereof is to be determined, the total amount of all assets of the Borrower and its Subsidiaries on a consolidated basis (less depreciation, depletion and other properly deductible valuation reserves) after deducting, without duplication, the sum of goodwill, patents, trade names, trademarks, copyrights, franchises, experimental expense, organization expense, unamortized debt discount and expense, the excess of cost of shares acquired over book value of related assets and such other assets as are properly classified as "intangible assets" in accordance with GAAP.

"Consolidated Total Assets" means, as of any date on which the amount thereof is to be determined, the total amount of all assets of the Borrower and its Subsidiaries on a consolidated basis (less depreciation, depletion and other properly deductible valuation reserves).

"Contingent Obligation" means, as to any Person, (a) any obligation, contingent or otherwise, of such Person guarantying or having the economic effect of guarantying any Indebtedness or other obligation payable or performable by another Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of such Person, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other obligation of the payment or performance of such Indebtedness or other obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation, or (iv) entered into for the purpose of assuring or holding harmless in any other manner the obligee in respect of such Indebtedness or other obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other obligation of any other Person, whether or not such Indebtedness or other obligation is assumed by such Person. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Contingent Obligation is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guarantying Person in good faith.

"Continuation" and "Continue" mean, with respect to any Offshore Rate Committed Loan, the continuation of such Offshore Rate Committed Loan as an Offshore Rate Committed Loan in the same available currency on the last day of the Interest Period for such Loan.

"Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

"Conversion" and "Convert" mean, with respect to any Committed Loan, the conversion of such Committed Loan from one Type to another Type, or from one currency to another available currency.

"Cost of Acquisition" means, with respect to any Acquisition, as at the date of entering into any agreement therefor, the sum of the following (without duplication): (i) the value of the capital stock, warrants or options to acquire capital stock of the Borrower or any Subsidiary to be transferred in connection therewith, (ii) the amount of any cash and fair market value of other property (excluding property described in clause (i) and the unpaid principal amount of any debt instrument) given as consideration, (iii) the amount (determined by using the face amount or the amount payable at maturity, whichever is greater) of any Indebtedness incurred, assumed or acquired by the Borrower or any Subsidiary in connection with such Acquisition, (iv) all additional purchase price amounts in the form of earnouts and other contingent obligations that should be recorded on the financial statements of the Borrower and its Subsidiaries in accordance with GAAP, (v) all amounts paid in respect of covenants not to compete, consulting agreements that should be recorded on financial statements of the Borrower and its Subsidiaries in accordance with GAAP, and other affiliated contracts in connection with such Acquisition, (vi) the aggregate fair market value of all other consideration given by the Borrower or any Subsidiary in connection with such Acquisition, and (vii) out-of-pocket transaction costs for the services and expenses of attorneys, accountants and other consultants incurred in effecting such transaction, and other similar transaction costs so incurred and capitalized in accordance with GAAP.

"Credit Extension" means each of the following: (a) a Committed Borrowing or Bid Borrowing, (b) a Swing Line Borrowing, and (c) an L/C Credit Extension.

"Debt Rating" means, as of any date of determination, the rating as determined by either S&P or Moody's (collectively, the "Debt Ratings") of the non-credit-enhanced, senior unsecured long-term debt of the Borrower; provided that if a Debt Rating is issued by each of the foregoing rating agencies, then the higher of such Debt Ratings shall apply (with Pricing Level 1 in the definition of "Applicable Margin" being the highest and Pricing Level 7 in the definition of "Applicable Margin" being the lowest), unless there is a split in Debt Ratings of more than one level, in which case the level that is one level higher than the lower Debt Rating shall apply.

"Debtor Relief Laws" means the Bankruptcy Code of the United States of America, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, reorganization, or similar debtor relief Laws of the United States of America or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

"Default" means any event or circumstance that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

"Default Rate" means an interest rate equal to (a) the Base Rate or the Offshore Base Rate, as applicable (the Base Rate to apply for this purpose in all instances other than with respect to Offshore Base Rate Loans), plus (b) 2% per annum; provided, however, that with respect to an Offshore Rate Loan or a Bid Loan, until the end of the Interest Period during which the Default Rate is first applicable, the Default Rate shall be an interest rate equal to the interest rate (including any Applicable Margin) otherwise applicable to such Loan plus 2% per annum, and thereafter as set forth in (a) above, in each case to the fullest extent permitted by applicable Laws.

"Disposition" or "Dispose" means the sale, transfer, license or other disposition (including any sale and leaseback transaction) of any property by any Person, including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith.

"Dollar" and "$" means lawful money of the United States of America.

"Dollar Equivalent Amount" means, at any time, (a) with respect to any amount denominated in Dollars, such amount, and (b) with respect to any amount denominated in any Offshore Currency, the equivalent amount thereof in Dollars as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the applicable Revaluation Date) for the purchase of Dollars with such Offshore Currency.

"Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender; (c) an Approved Fund; and (d) any other Person (other than a natural person) approved by (i) the Administrative Agent, the L/C Issuer and the Swing Line Lender, and (ii) unless (A) such Person is taking delivery of an assignment in connection with physical settlement of a credit derivative transaction or (B) a Default or Event of Default has occurred and is continuing, the Borrower (each such approval not to be unreasonably withheld or delayed; the incurrence of amounts payable by the Borrower with respect to such Person under Article III being a reasonable basis for withholding approval); provided that notwithstanding the foregoing, "Eligible Assignee" shall not include the Borrower or any of the Borrower's Affiliates or Subsidiaries.

"EMU" means the economic and monetary unit in accordance with the Treaty of Rome of 1957, as amended by the Single European Act 1986, the Maastricht Treaty of 1992, and the Amsterdam Treaty of 1998, as amended from time to time.

"EMU Legislation" means legislative measures of the European Council (including without limitation European Council regulations) for the introduction of, changeover to or operation of a single or unified European currency (whether known as the euro or otherwise), in each case as amended or supplemented from time to time.

"Environmental Laws" means all Laws relating to environmental matters applicable to any property.

"Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

"ERISA" means the Employee Retirement Income Security Act of 1974 and all regulations issued pursuant thereto.

"ERISA Affiliate" means any trade or business (whether or not incorporated) under common control with the Borrower within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code).

"ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Borrower or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (d) the filing of a notice of intent to terminate, the treatment of a Plan amendment as a termination under Sections 4041 or 4041A of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan or Multiemployer Plan; (e) an event or condition which might reasonably be expected to constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Pension Plan or Multiemployer Plan; or (f) the imposition of any liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Borrower or any ERISA Affiliate.

"euro" means the single, lawful currency of the Participating Member States introduced in accordance with the EMU Legislation.

"Euro Transition Cutoff Date" means December 31, 2001, or such other date as may be established by EMU Legislation.

"Eurodollar Reserve Percentage" means, for any day during any Interest Period, the reserve percentage (expressed as a decimal, carried out to five decimal places) in effect on such day, whether or not applicable to any Lender, under regulations issued from time to time by the FRB for determining the maximum reserve requirement (including any emergency, supplemental or other marginal reserve requirement) with respect to Eurocurrency funding (currently referred to as "Eurocurrency liabilities"). The Offshore Rate for each outstanding Offshore Rate Loan shall be adjusted automatically as of the effective date of any change in the Eurodollar Reserve Percentage. The determination of the Eurodollar Reserve Percentage by the Administrative Agent shall be conclusive in the absence of manifest error.

"Event of Default" means any of the events or circumstances specified in Article VIII.

"Existing Credit Facility" means that certain Amended and Restated Credit and Guaranty Agreement dated as of June 4, 1999 among the Borrower, Goldman Sachs Credit Partners, L.P., as a Joint Lead Arranger and Syndication Agent, Bank of America Securities LLC (formerly NationsBanc Montgomery Securities LLC), as a Joint Lead Arranger, Bank of America, N.A. (as successor to Bank of America National Trust and Savings Association), as Global Agent, US Facility Agent and Multicurrency Facility Agent, and a syndicate of lenders.

"Existing Letters of Credit" means those letters of credit issued and outstanding as of the Closing Date under the Existing Credit Facility and individually described on Schedule 1.01.

"Federal Funds Rate" means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Bank of America on such day on such transactions as determined by the Administrative Agent.

"Foreign Lender" has the meaning specified in Section 10.15(a).

"FRB" means the Board of Governors of the Federal Reserve System of the United States of America.

"Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

"GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or such other principles as may be approved by a significant segment of the accounting profession, that are applicable to the circumstances as of the date of determination.

"Governmental Authority" means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

"Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature, the generation, handling, storage, transportation, disposal, treatment, release, discharge or emission of which is subject to any Environmental Law.

"Honor Date" has the meaning set forth in Section 2.04(c).

"Indebtedness", as applied to any Person, means, without duplication, (i) all indebtedness for borrowed money; (ii) that portion of obligations with respect to capital leases that is properly classified as a liability on a balance sheet in conformity with GAAP; (iii) notes payable and drafts accepted representing extensions of credit whether or not representing obligations for borrowed money; (iv) any obligation owed for all or any part of the deferred purchase price of property or services (excluding any such obligations incurred under ERISA), which purchase price is (a) due more than six months from the date of incurrence of the obligation in respect thereof or (b) evidenced by a note or similar written instrument; (v) all indebtedness secured by any Lien on any property or asset owned or held by that Person regardless of whether the indebtedness secured thereby shall have been assumed by that Person or is nonrecourse to the credit of that Person; (vi) the face amount of any letter of credit issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings; (vii) the direct or indirect guaranty, endorsement (otherwise than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the obligation of another; (viii) any obligation of such Person the primary purpose or intent of which is to provide assurance to an obligee that the obligation of the obligor thereof will be paid or discharged, or any agreement relating thereto will be complied with, or the holders thereof will be protected (in whole or in part) against loss in respect thereof; (ix) any liability of such Person for the obligation of another through any agreement (contingent or otherwise) (a) to purchase, repurchase or otherwise acquire such obligation or any security therefor, or to provide funds for the payment or discharge of such obligation (whether in the form of loans, advances, stock purchases, capital contributions or otherwise) or (b) to maintain the solvency or any balance sheet item, level of income or financial condition of another if, in the case of any agreement described under subclauses (a) or (b) of this clause (ix), the primary purpose or intent thereof is as described in clause (viii) above; (x) obligations under Swap Contracts; provided, in no event shall obligations under Swap Contracts be deemed "Indebtedness" for any purpose of the definitions of the Leverage Ratio or the Interest Coverage Ratio; and (xi) Contingent Obligations. For purposes of calculating the amount of Indebtedness of a Securitization Entity outstanding as of any date, the face or notional amount of any interest in receivables that is outstanding as of such date shall be deemed to be Indebtedness but any such interests held by Affiliates of such Securitization Entity shall be excluded for purposes of such calculation.

"Indemnified Liabilities" has the meaning set forth in Section 10.05.

"Indemnitees" has the meaning set forth in Section 10.05.

"Interbank Offered Rate" has the meaning therefor set forth in the definition of "Offshore Rate".

"Interest Coverage Ratio" means, as of any date of determination, the ratio of (a) the sum of Consolidated EBITDA for the period of the four prior fiscal quarters ending on such date to (b) Consolidated Interest Charges for such period.

"Interest Payment Date" means, (a) as to any Offshore Rate Loan and Absolute Rate Loan, the last day of the relevant Interest Period, any date that such Loan is prepaid or, with respect to an Offshore Rate Loan, Converted, in whole or in part, and the Maturity Date; provided, however, that if any Interest Period for an Offshore Rate Loan or Absolute Rate Loan exceeds three months, interest shall also be paid on the Business Day which falls every three months after the beginning of such Interest Period; (b) as to any Base Rate Loan or Swing Line Loan, the first Business Day following the last Business Day of each March, June, September and December and the Maturity Date; and (c) as to payment of the Alternative Rate by the Borrower to the Alternative Rate Lender with respect to a Committed Loan or any portion thereof, the corresponding Interest Payment Date for such Committed Loan, or such other dates as agreed between the Alternative Rate Lender and the Borrower, and the Maturity Date; provided, further, that interest accruing at the Default Rate shall be payable from time to time upon demand of Administrative Agent.

"Interest Period" means (a) as to each Offshore Rate Loan, initially, the period commencing on the date such Offshore Rate Loan is disbursed or (in the case of any Offshore Rate Committed Loan) on the date any Loan is Continued as or Converted into an Offshore Rate Committed Loan, and ending, in each case, on the date which is one, two, three or six months thereafter, as selected by the Borrower in its Committed Loan Notice or Bid Request, as the case may be; and (b) as to each Absolute Rate Loan, a period of not less than 14 days and not more than 180 days as selected by the Borrower in its Bid Request; provided that:

(i) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless, in the case of an Offshore Rate Loan, such Business Day falls in another calendar month, in which case such Interest Period shall end on the next preceding Business Day;

(ii) any Interest Period pertaining to an Offshore Rate Loan that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(iii) no Interest Period shall extend beyond the scheduled Maturity Date.

"Investment" means, as to any Person, any acquisition or investment by such Person, whether by means of (a) the purchase or other acquisition of capital stock or other securities of another Person, (b) a loan, advance or capital contribution to, guaranty of debt of, or purchase or other acquisition of any other debt or equity participation or interest in, another Person, including any partnership or joint venture interest in such other Person, or (c) the purchase or other acquisition (in one transaction or a series of transactions) of assets of another Person that constitute a business unit. For purposes of covenant compliance, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, but including subsequent amounts of Investments in the same Person at the time such amount is actually invested, whether pursuant to earnouts, working capital adjustments or other contractual obligations, or otherwise.

"IP Rights" has the meaning set forth in Section 5.16.

"IRS" means the United States Internal Revenue Service and any successor governmental agency performing a similar function.

"Japanese Yen" means the official legal currency of Japan.

"Laws" means, collectively, all international, foreign, Federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority, in each case whether or not having the force of law.

"L/C Advance" means, with respect to each Lender, such Lender's funding in Dollars of its participation in any L/C Borrowing in accordance with its Pro Rata Share as set forth in Section 2.04(c).

"L/C Borrowing" means an extension of credit in Dollars resulting from a drawing under any Letter of Credit which has not been reimbursed on the date when made or refinanced as a Swing Line Borrowing or a Committed Borrowing.

"L/C Credit Extension" means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

"L/C Issuer" means Bank of America in its capacity as issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

"L/C Obligations" means, as at any date of determination, the aggregate undrawn face amount of all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings, expressed as a Dollar Equivalent Amount.

"Lender" has the meaning specified in the introductory paragraph hereto and, as the context requires, includes the L/C Issuer and the Swing Line Lender.

"Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 10.02, or such other office or offices as a Lender may from time to time notify the Borrower and the Administrative Agent.

"Letter of Credit" means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

"Letter of Credit and Swing Line Offshore Currency" means each of British Pounds Sterling, Japanese Yen, euro, Australian Dollars, Canadian Dollars, New Zealand Dollars, Singapore Dollars and any other currency that is (a) freely available in the international bank market, (b) freely transferable and freely convertible into Dollars, (c) readily utilized for the settlement of private international debt transactions, and (d) is agreed in writing to be a "Letter of Credit and Swing Line Offshore Currency" by (i) the L/C Issuer with respect to Letters of Credit of such currency and (ii) the Swing Line Lender with respect to Swing Line Loans of such currency. From and after the Euro Transition Cutoff Date, Loans and Letters of Credit denominated in an NCU shall be automatically redenominated into the euro as of the close of business on such date at the applicable margin adopted and irrevocably fixed by the European Council (in accordance with Article 109l(4) of the Treaty on European Union) on December 31, 1998 as the official exchange rate between the euro and such NCU.

"Letter of Credit Application" means an application and agreement for the issuance or amendment of a letter of credit in the form from time to time in use by the L/C Issuer.

"Letter of Credit Expiration Date" means the day that is seven days prior to the scheduled Maturity Date (or, if such day is not a Business Day, the next preceding Business Day).

"Letter of Credit Sublimit" means an amount equal to the lesser of the Dollar Equivalent Amount of Aggregate Commitments and $100,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Aggregate Commitments.

"Leverage Ratio" means, as of any date of determination, for the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) Consolidated Funded Indebtedness as of such date to (b) Consolidated EBITDA for the period of the four fiscal quarters ending on or most recently ended prior to such date.

"Lien" means any lien, mortgage, pledge, assignment, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof, any agreement to give any security interest, and the filing of any financing statement under the Uniform Commercial Code or comparable Laws of any jurisdiction) and any option, trust or other preferential arrangement having the practical effect of any of the foregoing, of or in property securing any obligation to, or a claim by a Person other than the owner of such property, whether statutory, by contract or otherwise, including the interest of a purchaser of accounts receivable.

"Loan" means an extension of credit by a Lender to the Borrower under Article II in the form of a Committed Loan, a Bid Loan or a Swing Line Loan.

"Loan Documents" means this Agreement, each Note, the Agent/Arranger Fee Letter, each Request for Credit Extension, each Request for Alternative Rate, each Alternative Rate Agreement, each Letter of Credit Application and each Compliance Certificate, and all other instruments and documents heretofore or hereafter executed or delivered to or in favor of any Lender or the Administrative Agent in connection with the Loans made and transactions contemplated by this Agreement.

"Material Adverse Effect" means (a) a material adverse change in, or a material adverse effect upon, the operations, business, assets, properties, condition (financial or otherwise), liabilities (actual or contingent) or prospects of the Borrower and its Subsidiaries taken as a whole; (b) a material impairment of the ability of the Borrower to pay or perform its obligations under any Loan Document to which it is a party; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Borrower of any Loan Document.

"Material Disposition" means any Disposition, or series of related Dispositions, by the Borrower and its Subsidiaries of real or personal property that has a gross book value, as determined in accordance with GAAP, equal to or greater than 10% of Consolidated Tangible Assets determined as of the last day of the immediately preceding fiscal quarter of the Borrower.

"Material Subsidiary" means any direct or indirect Subsidiary of the Borrower which (i) has total assets equal to or greater than 5% of Consolidated Total Assets (calculated as of the most recent fiscal period with respect to which the Administrative Agent shall have received financial statements required to be delivered pursuant to Section 6.01(a) (or if prior to delivery of any financial statements pursuant to such Section, then calculated with respect to the Audited Financial Statements) (the "Required Financial Information")) or (ii) has income equal to or greater than 5% of Consolidated Net Income (calculated for the most recent period for which the Administrative Agent has received the Required Financial Information); provided, however, that notwithstanding the foregoing, the term "Material Subsidiary" shall mean each combination of Subsidiaries other than Material Subsidiaries (determined without regard to this proviso) that together have assets equal to or greater than 5% of Consolidated Total Assets (calculated as described above) or net income equal to or greater than 5% of Consolidated Net Income (calculated as described above) and as to which an event of the type described in Sections 8.01(f) and/or (g) shall occur in any fiscal year.

"Maturity Date" means (a) December 21, 2006, or (b) such earlier date upon which the Aggregate Commitments may be terminated in accordance with the terms hereof.

"Moody's" means Moody's Investors Service, Inc. and any successor thereto.

"Multi-Year Revolving Credit Facility" means the revolving credit facility of up to $750,000,000 described herein.

"Multiemployer Plan" means any employee benefit plan of the type described in Section 4001(a)(3) of ERISA, to which the Borrower or any ERISA Affiliate makes or is obligated to make contributions, or during the preceding three calendar years, has made or been obligated to make contributions.

"NCU" means the national currency unit (other than the euro) of a Participating Member State. From and after the Euro Transition Cutoff Date, all references to NCU shall mean instead the euro.

"New Zealand Dollars" means the lawful currency of New Zealand.

"Notes" means, collectively, the Committed Loan Notes, the Bid Loan Notes and the Swing Line Note.

"Obligations" means all advances to, and debts, liabilities, obligations, covenants and duties of the Borrower arising under any Loan Document or otherwise with respect to any Loan or Letter of Credit, whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest that accrues after the commencement by or against the Borrower or any Subsidiary thereof of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding.

"Offshore Base Rate" means, for any day, the rate of interest, plus a margin, if any, offered by the Swing Line Lender in connection with a Swing Line Loan requested in a Letter of Credit and Swing Line Offshore Currency, and accepted by the Borrower.

"Offshore Base Rate Loan" means a Swing Line Loan in a Letter of Credit and Swing Line Offshore Currency that bears interest at the Offshore Base Rate.

"Offshore Bid Margin" means the margin above or below the Offshore Rate to be added to or subtracted from the Offshore Rate, which margin shall be expressed in multiples of 1/100th of one basis point.

"Offshore Currency" means any Committed Loan Offshore Currency or Letter of Credit and Swing Line Offshore Currency, as the context may require.

"Offshore Currency Committed Loan" means each Committed Loan denominated in a Committed Loan Offshore Currency.

"Offshore Currency Committed Loan Credit Exposure" means, with respect to any Offshore Currency Committed Loan, (i) for each Offshore Currency Funding Lender other than the Offshore Currency Funding Fronting Lender, the aggregate principal amount of its Offshore Currency Funding Pro Rata Share thereof advanced by such Lender, (ii) for the Offshore Currency Funding Fronting Lender, the aggregate principal amount of its Offshore Currency Funding Pro Rata Share thereof advanced thereby, net of all Offshore Currency Risk Participations purchased or funded, as applicable, therein, and (iii) for each Offshore Currency Participating Lender, the aggregate principal amount of all Offshore Currency Risk Participations purchased or funded, as applicable, by such Lender in such Offshore Currency Committed Loan.

"Offshore Currency Equivalent Amount" means, at any time, (a) with respect to any amount denominated in an Offshore Currency, such amount, and (b) with respect to any amount denominated in Dollars, the equivalent amount thereof in the applicable Offshore Currency as determined by the Administrative Agent at such time on the basis of the Spot Rate (determined in respect of the applicable Revaluation Date) for the purchase of such Offshore Currency with Dollars.

"Offshore Currency Funding Fronting Lender" means Bank of America in its capacity as an Offshore Currency Funding Lender for Offshore Currency Committed Loans in which the Offshore Currency Participating Lenders purchase Offshore Currency Risk Participations.

"Offshore Currency Funding Lender" means, with respect to each Offshore Currency Committed Loan, each Lender other than an Offshore Currency Participating Lender.

"Offshore Currency Funding Pro Rata Share" means, (a) with respect to each Offshore Currency Funding Lender other than the Offshore Currency Funding Fronting Lender, its Pro Rata Share; and (b) with respect to the Offshore Currency Funding Fronting Lender, the percentage (carried out to the ninth decimal place) determined in accordance with the following formula:

Sum of the Commitments of the
Offshore Currency Funding Fronting Lender
and the Offshore Currency Participating Lenders
Aggregate Commitments

"Offshore Currency Loan" means any Offshore Currency Committed Loan or Offshore Base Rate Loan.

"Offshore Currency Participating Lender" means, with respect to each Offshore Currency Committed Loan, each of the Norinchukin Bank, New York Branch, Union Planters Bank, N.A., and Land Bank of Taiwan, Los Angeles Branch, but specifically excludes any assignees thereof otherwise permitted hereunder.

"Offshore Currency Risk Participation" means, with respect to each Offshore Currency Committed Loan advanced by the Offshore Currency Funding Fronting Lender, the risk participation purchased by each of the Offshore Currency Participating Lenders in such Loan in an amount determined in accordance with such Lender's Pro Rata Share, as provided in Section 2.02(f).

"Offshore Currency Sublimit" means an amount equal to the lesser of the Dollar Equivalent Amount of the Aggregate Commitments and $250,000,000.

"Offshore Margin Bid Loan" means a Bid Loan that bears interest at a rate based upon the Offshore Rate.

"Offshore Qualifying Lender" has the meaning specified in Section 10.15(c).

"Offshore Rate" means for any Interest Period with respect to any Offshore Rate Loan other than one referred to in subsection (b) below, a rate per annum determined by Administrative Agent pursuant to the following formula:

Offshore Rate =	Interbank Offered Rate 1.00 - Eurodollar Reserve Percentage

Where "Interbank Offered Rate" means, for such Interest Period:

(i) the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate that appears on the page of the Telerate screen (or any successor thereto) that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(ii) if the rate referenced in the preceding subsection (a) does not appear on such page or service or such page or service shall not be available, the rate per annum equal to the rate determined by the Administrative Agent to be the offered rate on such other page or other service that displays an average British Bankers Association Interest Settlement Rate for deposits in the relevant currency (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period, or

(iii) if the rates referenced in the preceding subsections (a) and (b) are not available, the rate per annum determined by the Administrative Agent as the rate of interest at which deposits in the relevant currency for delivery on the first day of such Interest Period in same day funds in the approximate amount of the Offshore Rate Loan being made, Continued or Converted by Bank of America in its capacity as a Lender and with a term equivalent to such Interest Period would be offered by Bank of America's London Branch or London Affiliate to major banks in the applicable offshore Dollar market at their request at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period.

The determination of the Offshore Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

"Offshore Rate Committed Loan" means a Committed Loan bearing interest at a rate based on the Offshore Rate and includes all Offshore Currency Committed Loans.

"Offshore Rate Loan" means a Loan bearing interest based on the Offshore Rate. Offshore Rate Loans include all Offshore Currency Committed Loans, but does not include Offshore Base Rate Loans.

"Organization Documents" means, (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws; (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating agreement; and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture or other applicable agreement of formation and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation with the secretary of state or other department in the state of its formation and all certificates and articles issued thereto by such secretary of state or other department, in each case as amended from time to time.

"Original Rate" has the meaning set forth in Section 2.09(d).

"Other Taxes" has the meaning therefor set forth in Section 3.01(b).

"Outstanding Amount" means (i) with respect to Committed Loans, Bid Loans, and Swing Line Loans on any date, the Dollar Equivalent Amount of the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of Committed Loans, Bid Loans, and Swing Line Loans, as the case may be, occurring on such date; and (ii) with respect to any L/C Obligations on any date, the Dollar Equivalent Amount of the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension occurring on such date and any other changes in the Dollar Equivalent Amount of the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

"Overnight Rate" means, for any day, (a) with respect to any amount denominated in Dollars, the Federal Funds Rate and (b) with respect to any amount denominated in an Offshore Currency, the rate of interest per annum at which overnight deposits in the applicable Offshore Currency, in an amount approximately equal to the amount with respect to which such rate is being determined, would be offered for such day by a branch or Affiliate of Bank of America in the applicable interbank market for such currency to major banks in such interbank market.

"Participating Member State" means each state so described in EMU Legislation.

"Participant" has the meaning specified in Section 10.07(d).

"PBGC" means the Pension Benefit Guaranty Corporation.

"Pension Plan" means any "employee pension benefit plan" (as such term is defined in Section 3(2) of ERISA), other than a Multiemployer Plan, that is subject to Title IV of ERISA and is sponsored or maintained by the Borrower or any ERISA Affiliate or to which the Borrower or any ERISA Affiliate contributes or has an obligation to contribute, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA) has made contributions at any time during the immediately preceding five plan years.

"Permitted Acquisition" means any Acquisition of a Person, so long as (i) immediately prior to and immediately after the consummation of such Acquisition, no Default or Event of Default has occurred and is continuing, and (ii) if the Cost of Acquisition for such Acquisition exceeds 25% of Consolidated Net Worth as of the end of the most recently completed fiscal quarter for which financial statements have been furnished pursuant to the terms hereof, pro forma consolidated historical financial statements of the Borrower and its Subsidiaries as of the end of the most recent fiscal quarter for the four fiscal quarters most recently ended giving effect to such Acquisition are delivered to the Administrative Agent not less than five (5) Business Days prior to the consummation of such Acquisition, together with a certificate of a Responsible Officer demonstrating pro forma compliance with Section 7.11 after giving effect to such Acquisition.

"Permitted Securitization Transaction" means the transaction contemplated by the Receivables Purchase Agreement and any other transaction or series of transactions pursuant to which the Borrower or any of its Subsidiaries may sell, convey or otherwise transfer to a Securitization Entity (in the case of a transfer by the Borrower or any of its Subsidiaries) or any other Person (in case of a transfer by a Securitization Entity), or may grant a security interest in, any accounts receivable (whether now existing or arising or acquired in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and contract rights and all guarantees or other obligations in respect of such accounts receivable, proceeds of such accounts receivable and other assets (including contract rights) which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable, all of the foregoing for the purpose of providing working capital financing on terms that are more favorable to the Borrower and its Subsidiaries than would otherwise be available at that time; provided, (i) the Borrower and/or its Subsidiaries enters into such transaction or series of transactions with a Lender or an Affiliate thereof, and (ii) the obligations owed to third parties with respect to all such transactions shall not exceed 50% of gross accounts receivables (less applicable reserves) as of the end of the most recently completed fiscal quarter of the Borrower at any time.

"Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

"Plan" means any "employee benefit plan" (as such term is defined in Section 3(3) of ERISA) established by the Borrower or any ERISA Affiliate.

"Pro Rata Share" means, with respect to each Lender, the percentage (carried out to the ninth decimal place) of the Aggregate Commitments represented by such Lender's Commitment, which as of the Closing Date is set forth opposite the name of such Lender on Schedule 2.01, as such percentage may be adjusted as contemplated herein.

"Receivables Purchase Agreement" means that certain Receivables Purchase Agreement, dated November 30, 1999, as amended or supplemented from time to time in accordance with its terms, among Stryker Funding Corporation, as seller, Borrower, as servicer, Falcon Asset Securitization Corporation, certain financial institutions party thereto and Bank One, NA, as agent.

"Register" has the meaning set forth in Section 10.07(c).

"Replacement Lender" has the meaning set forth in Section 10.16.

"Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30 day notice period has been waived.

"Request for Alternative Rate" means, with respect to an Alternative Rate Agreement, a written request, substantially in the form of Exhibit A-2, duly completed and signed by a Responsible Officer and delivered to the Alternative Rate Lender.

"Request for Credit Extension" means (a) with respect to a Borrowing, Conversion or Continuation of Committed Loans, a Committed Loan Notice, (b) with respect to a Bid Loan, a Bid Request, (c) with respect to an L/C Credit Extension, a Letter of Credit Application, and (d) with respect to a Swing Line Loan, a Swing Line Loan Notice.

"Required Lenders" means, as of any date of determination, Lenders whose Voting Percentages aggregate more than 50% of the Voting Percentages of all Lenders.

"Responsible Officer" means the president, chief financial officer, vice president of finance, treasurer or assistant treasurer of the Borrower. Any document delivered hereunder that is signed by a Responsible Officer of the Borrower shall be conclusively presumed to have been authorized by all necessary corporate and/or other action on the part of the Borrower and such Responsible Officer shall be conclusively presumed to have acted on behalf of the Borrower.

"Restricted Lender" has the meaning set forth in Section 10.16.

"Restricted Payment" means any dividend or other distribution (whether in cash, securities or other property) with respect to any capital stock or other equity interest of the Borrower or any Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such capital stock or other equity interest or of any option, warrant or other right to acquire any such capital stock or other equity interest.

"Revaluation Date" means with respect to Outstanding Amounts denominated in an Offshore Currency, each of the following with respect to such Offshore Currency: (a) the date a Request for Credit Extension is delivered to the Administrative Agent with respect to each Credit Extension issued or advanced that results in such Outstanding Amount, (b) each date on which any such Outstanding Amount is due, (c) any Interest Payment Date applicable thereto, (d) the Honor Date with respect to any Letter of Credit denominated in a Letter of Credit and Swing Line Offshore Currency, (e) each date of an amendment of any such Letter of Credit denominated in a Letter of Credit and Swing Line Offshore Currency having the effect of increasing the amount thereof, (f) each effective date of renewal of an Auto-Renewal Letter of Credit pursuant to Section 2.04(b)(iii), (g) each Offshore Currency Participation Payment Date under Section 2.02(f)(iii) with respect to which the Offshore Currency Funding Fronting Lender has requested payment from the Offshore Currency Participating Lenders in Dollars, and each other date pursuant to Section 2.02(f)(vi) on which payments in Dollars are made between the Offshore Currency Funding Fronting Lender and Offshore Currency Participating Lenders, (h) any date on which an L/C Borrowing is deemed to have been made with respect to a Letter of Credit denominated in a Letter of Credit and Swing Line Offshore Currency, (i) the date of each Committed Loan Notice submitted by the Swing Line Lender pursuant to Section 2.05(c)(ii), (j) the date of any determination of a Dollar Equivalent Amount by the Swing Line Lender in accordance with Section 2.05(d), and (k) any additional and more frequent dates as Administrative Agent in its sole discretion may, or at the direction of the Required Lenders shall, select from time to time.

"S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. and any successor thereto.

"Same Day Funds" means (a) with respect to disbursements and payments in Dollars, immediately available funds, and (b) with respect to disbursements and payments in an Offshore Currency, same day or other funds as may be determined by the Administrative Agent to be customary in the place of disbursement or payment for the settlement of international banking transactions in the relevant Offshore Currency.

"Securitization Entity" means Stryker Funding Corporation, a Michigan corporation, and any other wholly-owned Subsidiary (or another Person in which the Borrower or any Subsidiary of the Borrower makes an Investment and to which the Borrower or any Subsidiary of the Borrower transfers accounts receivable and related assets) that engages in no activities other than in connection with the financing of accounts receivable and that is designated by the Board of Directors of the Borrower (as provided below) as a Securitization Entity, (i) no portion of the Indebtedness (contingent or otherwise) of which (a) is guaranteed by the Borrower or any Subsidiary of the Borrower other than pursuant to Standard Securitization Undertakings, (b) is recourse to or obligates the Borrower or any Subsidiary of the Borrower in any way other than pursuant to Standard Securitization Undertakings or (c) subjects any property or asset of the Borrower or any Subsidiary of the Borrower, directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings, (ii) with which neither the Borrower nor any Subsidiary of the Borrower has any material contract, agreement, arrangement or understanding other than on terms no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, other than fees payable in the ordinary course of business in connection with servicing receivables of such entity, and (iii) to which neither the Borrower nor any Subsidiary of the Borrower has any obligation to maintain or preserve such entity's financial condition or cause such entity to achieve certain levels of operating results. Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and a certificate of a Responsible Officer certifying that such designation complied with the foregoing conditions.

"Shareholders' Equity" means, as of any date of determination for the Borrower and its Subsidiaries on a consolidated basis, shareholders' equity as of that date determined in accordance with GAAP.

"Singapore Dollars" means the lawful currency of Singapore.

"Special Notice Currency" means, at any time, a Letter of Credit and Swing Line Offshore Currency, other than the currency of Japan or of a country located in North America or Europe that is a member of the Organization for Economic Cooperation and Development at such time.

"Spot Rate" for a currency means the rate quoted by Bank of America as the spot rate for the purchase by Bank of America of such currency with another currency through its principal foreign exchange trading office at approximately 11:00 a.m., New York time, on the date two Business Days prior to the date on which the foreign exchange transaction is made.

"Standard Securitization Undertakings" means representations, warranties, covenants and indemnities entered into by the Borrower or any Subsidiary of the Borrower that are reasonably customary in accounts receivable securitization transactions.

"Stryker Family Group" means the descendants of L. Lee Stryker and members of such descendants' families and trusts for the benefit of such Persons.

"Subsequent Participant" means each country that adopts the euro as its lawful currency after January 1, 1999.

"Subsidiary" of a Person means a corporation, partnership, joint venture, limited liability company or other business entity of which a majority of the shares of securities or other interests having ordinary voting power for the election of directors or other governing body (other than securities or interests having such power only by reason of the happening of a contingency) are at the time beneficially owned, or the management of which is otherwise controlled, directly, or indirectly through one or more intermediaries, or both, by such Person. Unless otherwise specified, all references herein to a "Subsidiary" or to "Subsidiaries" shall refer to a Subsidiary or Subsidiaries of the Borrower.

"Swap Contract" means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement (any such master agreement, together with any related schedules, a "Master Agreement"), including any such obligations or liabilities under any Master Agreement.

"Swap Termination Value" means, in respect of any one or more Swap Contracts, after taking into account the effect of any legally enforceable netting agreement relating to such Swap Contracts, (a) for any date on or after the date such Swap Contracts have been closed out and termination value(s) determined in accordance therewith, such termination value(s), and (b) for any date prior to the date referenced in clause (a), the amount(s) determined as the mark-to-market value(s) for such Swap Contracts, as determined based upon one or more mid-market or other readily available quotations provided by any recognized dealer in such Swap Contracts (which may include any Lender).

"Swing Line" means the revolving credit facility made available by the Swing Line Lender pursuant to Section 2.05.

"Swing Line Borrowing" means a borrowing of a Swing Line Loan pursuant to Section 2.05.

"Swing Line Lender" means Bank of America in its capacity as provider of Swing Line Loans, or any successor swing line lender hereunder.

"Swing Line Loan" has the meaning specified in Section 2.05(a).

"Swing Line Loan Notice" means a notice of a Swing Line Borrowing pursuant to Section 2.05(b), which, if in writing, shall be substantially in the form of Exhibit C.

"Swing Line Note" means a promissory note made by the Borrower in favor of the Swing Line Lender evidencing Swing Line Loans made by such Lender, substantially in the form of Exhibit D-3.

"Swing Line Sublimit" means an amount equal to the lesser of the Dollar Equivalent Amount of the Aggregate Commitments and $50,000,000. The Swing Line Sublimit is part of, and not in addition to, the Aggregate Commitments.

"TARGET Business Day" means any day on which the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System (or, if such clearing system ceases to be operative, such other clearing system (if any) determined by the Administrative Agent to be a suitable replacement) is operating.

"Taxes" has the meaning therefor set forth in Section 3.01(a).

"364-Day Revolving Credit Agreement" means that certain Credit Agreement dated as of the date hereof by the Borrower, the Administrative Agent and the lenders party thereto, pursuant to which the lenders party thereto are making available to the Borrower a revolving credit facility in the original maximum aggregate amount at any time outstanding of $250,000,000.

"Threshold Amount" means 10% of Consolidated Net Worth as of the end of the most recently completed fiscal quarter of the Borrower for which financial statements have been furnished pursuant to the terms hereof.

"Type" means (a) with respect to a Committed Loan, its character as (i) a Base Rate Loan or (ii) an Offshore Rate Loan, and (b) with respect to a Bid Loan, its character as (i) an Absolute Rate Loan or (ii) an Offshore Margin Bid Loan.

"Unfunded Pension Liability" means the excess of a Pension Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Pension Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

"Unreimbursed Amount" has the meaning set forth in Section 2.04(c)(i).

"Voting Percentage" means, as to any Lender, (a) at any time when the Aggregate Commitments are in effect, such Lender's Pro Rata Share and (b) at any time after the termination of the Aggregate Commitments, the percentage (carried out to the ninth decimal place) which (i) the sum of (A) the Dollar Equivalent Amount of the Outstanding Amount of such Lender's Committed Loans (less, with respect only to the Offshore Currency Funding Fronting Lender, the aggregate Dollar Equivalent Amount of Offshore Currency Risk Participations in any Offshore Currency Committed Loan) and Bid Loans, plus (B) with respect only to Offshore Currency Participating Lenders, such Lender's Dollar Equivalent Amount of Offshore Currency Risk Participations, plus (C) such Lender's Pro Rata Share of the Dollar Equivalent Amount of the Outstanding Amount of L/C Obligations, plus (D) such Lender's Pro Rata Share of the Dollar Equivalent Amount of the Outstanding Amount of Swing Line Loans, then comprises of (ii) the Dollar Equivalent Amount of the aggregate Outstanding Amount of all Loans and L/C Obligations; provided, however, that if any Lender has failed to fund any portion of the Committed Loans, Offshore Currency Risk Participations, participations in L/C Obligations or participations in Swing Line Loans required to be funded by it hereunder, such Lender's Voting Percentage shall be deemed to be zero, and the respective Pro Rata Shares and Voting Percentages of the other Lenders shall be recomputed for purposes of this definition and the definition of "Required Lenders" without regard to such Lender's Commitment or the Outstanding Amount of its Committed Loans, Offshore Currency Risk Participations, L/C Advances and funded participations in Swing Line Loans, as the case may be.

1.02	Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:
(a)	The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.
(b)	(i) The words "herein" and "hereunder" and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.
(ii)	Article, Section, Exhibit and Schedule references are to the Loan Document in which such reference appears.
(iii)	The term "including" is by way of example and not limitation.
(iv)

The term "documents" includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(c)

In the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including;" the words "to" and "until" each mean "to but excluding;" and the word "through" means "to and including."

(d)	Each reference to "basis points" or "bps" shall be interpreted in accordance with the convention that 100 bps = 1.0%.
(e)	Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.
1.03

Accounting Terms. (a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time (subject to Section 1.03(b) below), applied in a manner consistent with that used in preparing the Audited Financial Statements.

(b)

If at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent, the Lenders and the Borrower shall negotiate in good faith to amend such ratio or requirement to preserve the original intent thereof in light of such change in GAAP (subject to the approval of the Required Lenders); provided that, until so amended, (i) such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein and (ii) the Borrower shall provide to the Administrative Agent and the Lenders financial statements and other documents required under this Agreement or as reasonably requested hereunder setting forth a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

(c)	With respect to any Acquisition consummated on or after the Closing Date, the following shall apply:

(i) For each period of four fiscal quarters of the Borrower ending next following the date of any Acquisition, Consolidated EBITDA shall include the results of operations of the Person or assets so acquired on a historical pro forma basis, and which amounts may include such adjustments as are permitted under Regulation S-X of the Securities and Exchange Commission and reasonably satisfactory to the Administrative Agent;

(ii) For each period of four fiscal quarters of the Borrower ending next following the date of each Acquisition, Consolidated Interest Charges shall include the results of operations of the Person or assets so acquired, which amounts shall be determined on a historical pro forma basis; provided, however, Consolidated Interest Expense shall be adjusted on a historical pro forma basis to (i) eliminate interest expense accrued during such period on any Indebtedness repaid in connection with such Acquisition and (ii) include interest expense on any Indebtedness (including Indebtedness hereunder) incurred, acquired or assumed in connection with such Acquisition ("Incremental Debt") calculated (A) as if all such Incremental Debt had been incurred as of the first day of such Four-Quarter Period and (B) at the following interest rates: (I) for all periods subsequent to the date of the Acquisition and for Incremental Debt assumed or acquired in the Acquisition and in effect prior to the date of Acquisition, at the actual rates of interest applicable thereto, and (II) for all periods prior to the actual incurrence of such Incremental Debt, equal to the rate of interest actually applicable to such Incremental Debt hereunder or under other financing documents applicable thereto as at the end of each affected period of such four fiscal quarters, as the case may be.

(d)

With respect to any Material Disposition consummated on or after the Closing Date, for each period of four fiscal quarters of the Borrower ending next following the date of such Material Disposition, Consolidated EBITDA for such period shall be either (i) reduced by an amount equal to the Consolidated EBITDA (if positive) attributable to the property that is the subject of such Material Disposition for such period or (ii) increased by an amount equal to the Consolidated EBITDA (if negative) attributable to such property for such period.

1.04

Rounding. Any financial ratios required to be maintained by the Borrower pursuant to this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

1.05

References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are not prohibited by any Loan Document; and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

1.06	Exchange Rates; Currency Equivalents.
(a)

The Administrative Agent shall determine the Spot Rates as of each Revaluation Date applicable to any Offshore Currency to be used for calculating Dollar Equivalent Amounts of Credit Extensions and Outstanding Amounts denominated in such Offshore Currency. Spot Rates shall become effective as of such Revaluation Date and shall be the Spot Rates employed in converting any amounts between the applicable currencies until the next Revaluation Date to occur. Except for purposes of financial statements delivered by the Borrower hereunder or calculating financial covenants hereunder or except as otherwise provided herein, the applicable amount of any currency for purposes of the Loan Documents shall be such Dollar Equivalent Amount as so determined by the Administrative Agent.

(b)

Wherever in this Agreement in connection with a Borrowing, Conversion, Continuation or prepayment of a Loan or the issuance of a Letter of Credit, an amount such as a required minimum or multiple amount is expressed in Dollars, but such Borrowing, Loan or Letter of Credit is denominated in an Offshore Currency, such amount shall be the relevant Offshore Currency Equivalent of such Dollar amount (rounded to the nearest 1,000 units of such Offshore Currency), as determined by the Administrative Agent.

1.07	Redenomination of Certain Alternative Currencies.
(a)

Each obligation of the Borrower to make a payment denominated in the NCU of any member state of the European Union that adopts the euro as its lawful currency after the date hereof shall be redenominated into euro at the time of such adoption (in accordance with the EMU Legislation). If, in relation to the currency of any such member state, the basis of accrual of interest expressed in this Agreement in respect of that currency shall be inconsistent with any convention or practice in the London interbank market for the basis of accrual of interest in respect of the euro, such expressed basis shall be replaced by such convention or practice with effect from the date on which such member state adopts the euro as its lawful currency; provided that if any Borrowing in the currency of such member state is outstanding immediately prior to such date, such replacement shall take effect, with respect to such Borrowing, at the end of the then current Interest Period.

(b)

Each provision of this Agreement shall be subject to such reasonable changes of construction as the Administrative Agent may from time to time specify to be appropriate to reflect the adoption of the euro by any member state of the European Union and any relevant market conventions or practices relating to the euro. The Administrative Agent may from time to time further modify the terms of, and practices contemplated by, this Agreement with respect to the euro to the extent Administrative Agent determines, in its reasonable discretion, that such modifications are necessary or convenient to reflect new laws, regulations, customs or practices developed in connection with the euro. The Administrative Agent may effect such modifications, and this Agreement shall be deemed so amended, without the consent of the Borrower or the Lenders to the extent such modifications are not materially disadvantageous to the Borrower or the Lenders, upon notice thereto.

ARTICLE II

THE COMMITMENTS AND CREDIT EXTENSIONS
2.01

Committed Loans. Subject to the terms and conditions set forth herein, each Lender severally agrees to make, Convert and Continue (a) Committed Loans, in Dollars and (b), in the event it is an Offshore Currency Funding Lender, in Committed Loan Offshore Currencies to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date; provided, however, that after giving effect to any Committed Borrowing, (i) the Dollar Equivalent Amount of the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, (ii) the Dollar Equivalent Amount of the aggregate Outstanding Amount of the Committed Loans of any Lender (less, with respect only to the Offshore Currency Funding Fronting Lender, the aggregate Offshore Currency Risk Participations in all Offshore Currency Committed Loans), plus, with respect only to the Offshore Currency Participating Lenders, the Dollar Equivalent Amount of such Lender's Offshore Currency Risk Participations in Offshore Currency Committed Loans advanced by the Offshore Currency Funding Fronting Lender, plus such Lender's Pro Rata Share of the Dollar Equivalent Amount of the aggregate Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Dollar Equivalent Amount of the aggregate Outstanding Amount of all Swing Line Loans, shall not exceed such Lender's Commitment, and (iii) the Dollar Equivalent Amount of the aggregate Outstanding Amount of all Offshore Currency Loans and L/C Obligations issued or outstanding in Offshore Currencies shall not exceed the Offshore Currency Sublimit. Within the limits of each Lender's Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01, prepay under Section 2.06, and reborrow under this Section 2.01. Committed Loans may be Base Rate Loans or Offshore Rate Loans, as further provided herein.

2.01	Borrowings, Conversions and Continuations of Committed Loans; Alternative Rate Agreements.
(a)

Each Committed Borrowing, each Conversion of Committed Loans, and, except as provided below with respect to Committed Loans as to which an Alternative Rate is applicable, each Continuation of Committed Loans shall be made upon the Borrower's irrevocable notice to the Administrative Agent, which may be given by telephone. Each such notice must be received by the Administrative Agent not later than 11:00 a.m., New York time for Dollars, London time for euro or Tokyo time for Japanese Yen, as applicable, (i) three Business Days prior to the requested date of (x) any Borrowing of, Conversion to or Continuation of Offshore Rate Committed Loans denominated in Dollars or (y) any Continuation of Offshore Currency Committed Loans, (ii) four Business Days prior to the requested date of any Borrowing of an Offshore Currency Committed Loan, and (iii) on the requested date of any Borrowing of, or Conversion to, Base Rate Committed Loans. Each such telephonic notice must be confirmed promptly by delivery to the Administrative Agent of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer (unless such Committed Loan Notice is being delivered by the Swing Line Lender pursuant to Section 2.05(c)(i)) or by the Administrative Agent on behalf of the L/C Issuer pursuant to Section 2.04(c)(i); provided that the lack of such prompt confirmation shall not affect the conclusiveness or binding effect of such telephonic notice. Except as provided in Sections 2.04(c) and 2.05(c), (i) each Committed Borrowing of, Conversion to or Continuation of Offshore Rate Committed Loans in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (ii) each Committed Borrowing of, Conversion to or Continuation of Offshore Rate Committed Loans in a Committed Loan Offshore Currency shall be in a minimum principal amount of the Dollar Equivalent Amount of $5,000,000. Each Committed Borrowing of or Conversion to Base Rate Committed Loans shall be in a principal amount of the Dollar Equivalent Amount of $500,000 or a whole multiple of the Dollar Equivalent Amount of $100,000 in excess thereof. Each Committed Loan Notice (whether telephonic or written) shall contain substantially the information set forth in, and if written shall be in the form of, Exhibit A-1 attached hereto. If the Borrower fails to specify a currency in a Committed Loan Notice requesting (x) a Borrowing, then the Committed Loans so requested shall not be advanced, or (y) a Continuation, then the Committed Loans shall be Continued in the existing currency. If the Borrower fails to specify a Type of Committed Loan in a Committed Loan Notice or if the Borrower fails to give a timely notice requesting a Conversion or Continuation, then the applicable Committed Loans shall, subject to the last sentence of this Section 2.02(a), be made or Continued as, or Converted to, Base Rate Loans; provided, however that in the case of a failure to timely request a Continuation of an Offshore Currency Committed Loan, such Loan, except as provided below with respect to Committed Loans as to which an Alternative Rate is applicable, shall be Continued as an Offshore Currency Committed Loan in its original currency with an Interest Period of one month. Any such automatic Conversion to Base Rate Loans, and automatic Continuation of an Offshore Currency Committed Loan, shall be effective as of the last day of the Interest Period then in effect with respect to the applicable Offshore Rate Committed Loans. If no timely notice of a Conversion or Continuation is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic Conversion to Base Rate Loans or Continuation of Offshore Currency Committed Loans, respectively. If the Borrower requests a Borrowing of, Conversion to, or Continuation of Offshore Rate Committed Loans (other than Continuations of Offshore Rate Committed Loans to an Interest Period during which an Alternative Rate shall be in effect with respect to such Offshore Rate Committed Loan) in any such Committed Loan Notice, whether requested in Dollars or in a Committed Loan Offshore Currency, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month. During the Alternative Rate Period applicable to any Offshore Rate Committed Loan, unless not later than the time by which the Borrower would otherwise be required to give notice of a Continuation of such Offshore Rate Committed Loan to a successive Interest Period pursuant to the second sentence of this Section 2.02(a), either (x) the Alternative Rate Lender shall have notified the Administrative Agent that an Alternative Rate is no longer in effect with respect to such Offshore Rate Committed Loan or (y) the Borrower shall have notified the Administrative Agent that the conditions set forth in Section 4.02 to Continuation of such Offshore Rate Committed Loan to a successive Interest Period have not been satisfied, the Borrower shall be deemed to have irrevocably requested that such Offshore Rate Committed Loan be Continued with an Interest Period of like duration and to have represented and warranted to the Administrative Agent, the Lenders and the Alternative Rate Lender that the conditions to such Continuation set forth in Section 4.02 are, and as of the date of such Continuation shall be, satisfied. No Committed Loan may be Converted into or Continued as a Committed Loan denominated in a different currency than as originally borrowed, but instead must be prepaid in the original currency of such Loan and reborrowed in such different currency.

(b)

Following receipt of a Committed Loan Notice requesting a Credit Extension denominated in Dollars, the Administrative Agent shall promptly notify each Lender of its Pro Rata Share of the applicable Committed Loans. Following receipt of a Committed Loan Notice requesting a Credit Extension denominated in a Committed Loan Offshore Currency, the Administrative Agent shall on the next following Business Day notify (i) each Offshore Currency Funding Lender of both the Dollar Equivalent Amount and the Offshore Currency Equivalent Amount of its Offshore Currency Funding Pro Rata Share, (ii) the Offshore Currency Funding Fronting Lender of both the Dollar Equivalent Amount and the Offshore Currency Equivalent Amount of the aggregate Offshore Currency Risk Participations in its Offshore Currency Funding Pro Rata Share, (iii) each Offshore Currency Participating Lender of both the Dollar Equivalent Amount and the Offshore Currency Equivalent Amount of its Offshore Currency Risk Participation in such Offshore Currency Committed Loan, and (iv) all Lenders of the aggregate Offshore Currency Equivalent Amount and the Dollar Equivalent Amount of such Extension of Credit and the applicable Spot Rate used by Administrative Agent to determine such Dollar Equivalent Amount. In the case of a Committed Borrowing in Dollars, each Lender shall make the amount of its Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office not later than 12:00 noon, New York time, on the Business Day specified in the applicable Committed Loan Notice. In the case of a Committed Borrowing in a Committed Loan Offshore Currency, each Offshore Currency Funding Lender shall make the amount of its Offshore Currency Funding Pro Rata Share in such Offshore Currency Committed Loan available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office not later than 12:00 noon, London time for euro or Tokyo time for Japanese Yen, as applicable, on the Business Day specified in the applicable Committed Loan Notice Upon satisfaction of the applicable conditions set forth in Section 4.02 (and, if such Borrowing is the initial Credit Extension, Section 4.01), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of Bank of America with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower.

(c)

Except as otherwise provided herein, an Offshore Rate Committed Loan may be Continued or Converted only on the last day of the Interest Period for such Offshore Rate Committed Loan. During the existence of a Default or Event of Default, no Loans may be requested as, Converted into or Continued as Offshore Rate Committed Loans without the consent of the Required Lenders, and the Required Lenders may demand that any or all of the then outstanding Offshore Rate Committed Loans in Dollars be Converted immediately to Base Rate Committed Loans and that any or all of the then outstanding Offshore Currency Committed Loans be prepaid on the last day of the then current Interest Period with respect thereto.

(d)

The Administrative Agent shall promptly notify the Borrower and the Lenders of the interest rate (other than the Alternative Rate) applicable to any Offshore Rate Committed Loan upon determination of such interest rate. The determination of the Offshore Rate by the Administrative Agent shall be conclusive in the absence of manifest error.

(e)

After giving effect to all Committed Borrowings, all Conversions of Committed Loans from one Type to the other, and all Continuations of Committed Loans as the same Type, there shall not be more than twenty Interest Periods in effect with respect to Committed Loans.

(f)	Offshore Currency Funding and Participation.

(i) Subject to all the terms and conditions set forth in this Agreement, (A) each Offshore Currency Funding Lender agrees from time to time on any Business Day during the period from the Closing Date until the Maturity Date, to fund its Offshore Currency Funding Pro Rata Share of Offshore Rate Committed Loans; and (B) the Offshore Currency Participating Lenders, with respect to each Offshore Currency Committed Loan, severally agree to acquire an Offshore Currency Risk Participation in such Offshore Currency Committed Loan; provided that no Offshore Currency Funding Lender shall be obligated to fund any Offshore Rate Committed Loans, and no Offshore Currency Participating Lender shall be obligated to risk participate in any Offshore Currency Committed Loans, if as of the date of such Offshore Currency Committed Loans, (x) the Dollar Equivalent Amount of the aggregate Outstanding Amount of all Offshore Currency Loans and L/C Obligations denominated in Offshore Currencies would exceed the Offshore Currency Sublimit, (y) the Dollar Equivalent Amount of the aggregate Outstanding Amount of all Loans and all L/C Obligations would exceed the Aggregate Commitments, or (z) the Dollar Equivalent Amount of the aggregate Outstanding Amount of the Committed Loans of any Lender (less, with respect only to the Offshore Currency Funding Fronting Lender, the aggregate Offshore Currency Risk Participations in all Offshore Currency Committed Loans), plus, with respect only to the Offshore Currency Participating Lenders, the Dollar Equivalent Amount of such Lender's Offshore Currency Risk Participations in Offshore Currency Committed Loans advanced by the Offshore Currency Funding Fronting Lender, plus such Lender's Pro Rata Share of the Dollar Equivalent Amount of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Dollar Equivalent Amount of the Outstanding Amount of all Swing Line Loans, would exceed such Lender's Commitment.

(ii) Each Offshore Currency Committed Loan shall be funded upon the request of the Borrower in accordance with Sections 2.02(a) and (b). Immediately upon the funding by the Offshore Currency Funding Fronting Lender of its respective Offshore Currency Funding Pro Rata Share of any Offshore Currency Committed Loan, each Offshore Currency Participating Lender shall be deemed to have absolutely, irrevocably and unconditionally purchased from such Offshore Currency Funding Fronting Lender an Offshore Currency Risk Participation in the Offshore Currency Funding Pro Rata Share thereof in such Offshore Currency Committed Loan in an amount such that, after such purchase, each Lender (including the Offshore Currency Funding Lenders, the Offshore Currency Funding Fronting Lender and the Offshore Currency Participating Lenders) will have an Offshore Currency Committed Loan Credit Exposure with respect to such Offshore Currency Committed Loan equal in amount to its Pro Rata Share of such Offshore Currency Committed Loan.

(iii) Upon the occurrence and during the continuance of an Event of Default, the Offshore Currency Funding Fronting Lender may, by written notice to the Administrative Agent delivered not later than 11:00 a.m., New York time, on the second Business Day preceding the proposed date of funding and payment by Offshore Currency Participating Lenders of their Offshore Currency Risk Participations purchased in such Offshore Currency Committed Loans as shall be specified in such notice (the "Offshore Currency Participation Payment Date"), request each Offshore Currency Participating Lender to fund the Dollar Equivalent Amount of its Offshore Currency Risk Participation purchased with respect to such Offshore Currency Committed Loans to the Administrative Agent on the Offshore Currency Participation Payment Date in Dollars. Following receipt of such notice, the Administrative Agent shall promptly notify each Offshore Currency Participating Lender of the Dollar Equivalent Amount of its Offshore Currency Risk Participation purchased with respect to each such Offshore Currency Committed Loan (determined at the Spot Rate on such Offshore Currency Participation Payment Date) and the applicable Offshore Currency Participation Payment Date. Any notice given by the Offshore Currency Funding Fronting Lender or the Administrative Agent pursuant to this subsection may be given by telephone if immediately confirmed in writing; provided that the absence of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(iv) On the applicable Offshore Currency Participation Payment Date, each Offshore Currency Participating Lender in the Offshore Currency Committed Loans specified for funding pursuant to this Section 2.02(f) shall deliver the amount of such Offshore Currency Participating Lender's Offshore Currency Risk Participation with respect to such specific Offshore Currency Committed Loans in Dollars and in Same Day Funds to the Administrative Agent; provided, however, that no Offshore Currency Participating Lender shall be responsible for any default by any other Offshore Currency Participating Lender in such other Offshore Currency Participating Lender's obligation to pay such amount. Upon receipt of any such amounts from the Offshore Currency Participating Lenders, the Administrative Agent shall distribute such Dollar amounts in Same Day Funds to the Offshore Currency Funding Fronting Lender.

(v) In the event that any Offshore Currency Participating Lender fails to make available to the Administrative Agent the amount of its Offshore Currency Risk Participation as provided herein, the Administrative Agent shall be entitled to recover such amount on behalf of the Offshore Currency Funding Fronting Lender on demand from such Offshore Currency Participating Lender together with interest at the Overnight Rate for three (3) Business Days and thereafter at a rate per annum equal to the Default Rate. A certificate of the Administrative Agent submitted to any Lender with respect to amounts owing hereunder shall be conclusive in the absence of manifest error.

(vi) In the event that the Offshore Currency Funding Fronting Lender receives a payment in respect of any Offshore Currency Committed Loan, whether directly from the Borrower or otherwise, in which Offshore Currency Participating Lenders have fully funded in Dollars their purchase of Offshore Currency Risk Participations, the Offshore Currency Funding Fronting Lender shall promptly distribute to the Administrative Agent, for its distribution to each such Offshore Currency Participating Lender, the Dollar Equivalent Amount of such Offshore Currency Participating Lender's Pro Rata Share of such payment in Dollars and in Same Day Funds. If any payment received by the Offshore Currency Funding Fronting Lender with respect to any Offshore Currency Committed Loan made by it shall be required to be returned by the Offshore Currency Funding Fronting Lender after such time as the Offshore Currency Funding Fronting Lender has distributed such payment to the Administrative Agent pursuant to the immediately preceding sentence, each Offshore Currency Participating Lender that has received a portion of such payment shall pay to the Offshore Currency Funding Fronting Lender an amount equal to its Pro Rata Share in Dollars of the amount to be returned; provided, however, that no Offshore Currency Participating Lender shall be responsible for any default by any other Offshore Currency Participating Lender in that other Offshore Currency Participating Lender's obligation to pay such amount.

(vii) Anything contained herein to the contrary notwithstanding, each Offshore Currency Participating Lender's obligation to acquire and pay for its purchase of Offshore Currency Risk Participations as set forth herein shall be absolute, irrevocable and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any set-off, counterclaim, recoupment, defense or other right which such Offshore Currency Participating Lender may have against the Offshore Currency Funding Fronting Lender, the Administrative Agent, the Borrower or any other Person for any reason whatsoever; (ii) the occurrence or continuance of an Event of Default or a Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower; (iv) any breach of this Agreement or any other Loan Document by the Borrower or any other Lender; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing.

(viii) Anything contained in this Agreement to the contrary notwithstanding, no amendment, modification, termination or waiver of any provision of this Agreement or of the other Loan Documents, and no consent to any departure by the Borrower therefrom, shall modify, terminate or waive any provision of this Section 2.02(f) in any manner adverse to any Lender without the written concurrence of such Lender.

(ix) In no event shall (i) the Offshore Currency Risk Participation of any Offshore Currency Participating Lender in any Offshore Currency Committed Loans pursuant to this Section 2.02(f) be construed as a loan or other extension of credit by such Offshore Currency Participating Lender to the Borrower, any Lender or Administrative Agent or (ii) this Agreement be construed to require any Offshore Currency Participating Lender, with respect to an Offshore Currency, to make any Offshore Currency Committed Loans in such Offshore Currency under this Agreement or under the other Loan Documents.

(g)

The Borrower may irrevocably request an Alternative Rate Agreement for all or any portion of a Committed Loan (including Continuations thereof during the Alternative Rate Period in accordance with the next to last sentence of Section 2.02(a)) in a principal amount of the Dollar Equivalent Amount of $5,000,000 or a whole multiple of the Dollar Equivalent Amount of $1,000,000 in excess thereof by delivering a Request for Alternative Rate to the Alternative Rate Lender not later than 10:00 a.m., New York time, (i) three Business Days preceding the first Business Day of a calendar month for a Base Rate Loan, and (ii) five Business Days prior to the first day of the initial Interest Period during which the Alternative Rate is to be applicable for an Offshore Rate Loan. The Alternative Rate Lender shall have no obligation to agree to a Request for Alternative Rate and no Request for Alternative Rate shall be deemed to be accepted by the Alternative Rate Lender until the Request for Alternative Rate is accepted in writing by the Alternative Rate Lender. Any Alternative Rate Agreement will become effective (x) for a Base Rate Loan, on the first Business Day of a month and (y) for an Offshore Rate Loan, on the first day of the Interest Period for such Loan within the applicable Alternative Rate Period, and shall continue in effect, unless earlier terminated as herein provided, for the Alternative Rate Period applicable thereto.

2.03	Bid Loans.
(a)

General. Subject to the terms and conditions set forth herein, each Lender agrees that the Borrower may from time to time request the Lenders to submit offers to make loans in Dollars (each such loan, a "Bid Loan") to the Borrower prior to the Maturity Date pursuant to this Section 2.03; provided, however, that after giving effect to any Bid Borrowing, (i) the aggregate Dollar Equivalent Amount of the Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments at any time, and (ii) the aggregate Outstanding Amount of all Bid Loans shall not exceed the Bid Loan Sublimit. There shall not be more than ten different Interest Periods in effect with respect to Bid Loans at any time. No Bid Loan shall be requested or offered in any currency other than Dollars.

(b)

Requesting Competitive Bids. The Borrower may request the submission of Competitive Bids by delivering a Bid Request to the Administrative Agent not later than 12:00 noon, New York time, (i) one Business Day prior to the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) four Business Days prior to the requested date of any Bid Borrowing that is to consist of Offshore Margin Bid Loans. Each Bid Request shall specify (i) the requested date of the Bid Borrowing (which shall be a Business Day), (ii) the aggregate principal amount of Bid Loans requested (which must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof), (iii) the Type of Bid Loans requested, and (iv) the duration of the Interest Period with respect thereto, and shall be signed by a Responsible Officer. No Bid Request shall contain a request for (i) more than one Type of Bid Loan, or (ii) Bid Loans having more than three different Interest Periods. Unless the Administrative Agent otherwise agrees in its sole and absolute discretion, the Borrower may not submit a Bid Request if it has submitted another Bid Request within the prior five Business Days.

(c)	Submitting Competitive Bids.

(i) The Administrative Agent shall promptly notify each Lender of each Bid Request received by it from the Borrower and the contents of such Bid Request.

(ii) Each Lender may (but shall have no obligation to) submit a Competitive Bid containing an offer to make one or more Bid Loans in response to such Bid Request. Such Competitive Bid must be delivered to the Administrative Agent not later than 10:30 a.m., New York time, (A) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (B) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Offshore Margin Bid Loans; provided, however, that any Competitive Bid submitted by Bank of America in its capacity as a Lender in response to any Bid Request must be submitted to the Administrative Agent not later than 10:00 a.m., New York time, on the date on which Competitive Bids are required to be delivered by the other Lenders in response to such Bid Request. Each Competitive Bid shall specify (A) the proposed date of the Bid Borrowing; (B) the principal amount of each Bid Loan for which such Competitive Bid is being made, which principal amount (x) may be equal to, greater than or less than the Commitment of the bidding Lender, (y) must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof, and (z) may not exceed the principal amount of Bid Loans for which Competitive Bids were requested; (C) if the proposed Bid Borrowing is to consist of Absolute Rate Bid Loans, the Absolute Rate offered for each such Bid Loan and the Interest Period applicable thereto; (D) if the proposed Bid Borrowing is to consist of Offshore Margin Bid Loans, the Offshore Bid Margin with respect to each such Offshore Margin Bid Loan and the Interest Period applicable thereto; and (E) the identity of the bidding Lender.

(iii) Any Competitive Bid shall be disregarded if it (A) is received after the applicable time specified in clause (ii) above, (B) is not substantially in the form of a Competitive Bid as specified herein, (C) contains qualifying, conditional or similar language, (D) proposes terms other than or in addition to those set forth in the applicable Bid Request, or (E) is otherwise not responsive to such Bid Request. Any Lender may correct a Competitive Bid containing a manifest error by submitting a corrected Competitive Bid (identified as such) not later than the applicable time required for submission of Competitive Bids. Any such submission of a corrected Competitive Bid shall constitute a revocation of the Competitive Bid that contained the manifest error. The Administrative Agent may, but shall not be required to, notify any Lender of any manifest error it detects in such Lender's Competitive Bid.

(iv) Subject only to the provisions of Sections 3.02, 3.03 and 4.02 and clause (iii) above, each Competitive Bid shall be irrevocable.

(d)

Notice to Borrower of Competitive Bids. Not later than 11:00 a.m., New York time, (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, or (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Offshore Margin Bid Loans, the Administrative Agent shall notify the Borrower of the identity of each Lender that has submitted a Competitive Bid that complies with Section 2.03(c) and of the terms of the offers contained in each such Competitive Bid.

(e)

Acceptance of Competitive Bids. Not later than 11:30 a.m., New York time, (i) on the requested date of any Bid Borrowing that is to consist of Absolute Rate Loans, and (ii) three Business Days prior to the requested date of any Bid Borrowing that is to consist of Offshore Margin Bid Loans, the Borrower shall notify the Administrative Agent of its acceptance or rejection of the offers notified to it pursuant to Section 2.03(d). The Borrower shall be under no obligation to accept any Competitive Bid and may choose to reject all Competitive Bids. In the case of acceptance, such notice shall specify the aggregate principal amount of Competitive Bids for each Interest Period that is accepted. The Borrower may accept any Competitive Bid in whole or in part; provided that:

(i) the aggregate principal amount of each Bid Borrowing may not exceed the applicable amount set forth in the related Bid Request;

(ii) the principal amount of each Bid Loan must be $5,000,000 or a whole multiple of $1,000,000 in excess thereof;

(iii) the acceptance of offers may be made only on the basis of ascending Absolute Rates or Offshore Bid Margins within each Interest Period; and

(iv) the Borrower may not accept any offer that is described in Section 2.03(c)(iii) or that otherwise fails to comply with the requirements hereof.

(f)

Procedure for Identical Bids. If two or more Lenders have submitted Competitive Bids at the same Absolute Rate or Offshore Bid Margin, as the case may be, for the same Interest Period, and the result of accepting all of such Competitive Bids in whole (together with any other Competitive Bids at lower Absolute Rates or Offshore Bid Margins, as the case may be, accepted for such Interest Period in conformity with the requirements of Section 2.03(e)(iii)) would be to cause the aggregate outstanding principal amount of the applicable Bid Borrowing to exceed the amount specified in the related Bid Request, then, unless otherwise agreed by the Borrower, the Administrative Agent and such Lenders, such Competitive Bids shall be accepted as nearly as possible in proportion to the amount offered by each such Lender in respect of such Interest Period, at such Absolute Rate or Offshore Bid Margin, without regard to the requirements of Section 2.03(e)(ii).

(g)

Notice to Lenders of Acceptance or Rejection of Bids. The Administrative Agent shall promptly notify each Lender having submitted a Competitive Bid whether or not its offer has been accepted and, if its offer has been accepted, of the amount of the Bid Loan or Bid Loans to be made by it on the date of the applicable Bid Borrowing. Any Competitive Bid or portion thereof that is not accepted by the Borrower by the applicable time specified in Section 2.03(e) shall be deemed rejected.

(h)

Notice of Offshore Rate. If any Bid Borrowing is to consist of Offshore Margin Loans, the Administrative Agent shall determine the Offshore Rate for the relevant Interest Period, and promptly after making such determination, shall notify the Borrower and the Lenders that will be participating in such Bid Borrowing of such Offshore Rate.

(i)

Funding of Bid Loans. Each Lender that has received notice pursuant to Section 2.03(g) that all or a portion of its Competitive Bid has been accepted by the Borrower shall make the amount of its Bid Loan(s) available to the Administrative Agent in Same Day Funds at the Administrative Agent's Office not later than 12:00 noon, New York time, on the date of the requested Bid Borrowing. Upon satisfaction of the applicable conditions set forth in Section 4.02, the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent.

(j)

Notice of Range of Bids. After each Competitive Bid auction pursuant to this Section 2.03, the Administrative Agent shall notify each Lender that submitted a Competitive Bid in such auction of the ranges of bids submitted (without the bidder's name) and accepted for each Bid Loan and the aggregate amount of each Bid Borrowing.

(k)

Utilization. Bid Loans shall be deemed to utilize the Aggregate Commitments by an amount equal to the aggregate outstanding principal amount thereof. The principal amount of a Bid Loan shall not be deemed directly to utilize the Commitment of the Lender of the Bid Loan, but the Commitment of each Lender, including the Lender of such Bid Loan, shall be deemed utilized by its respective Pro Rata Share of the principal amount of such Bid Loan.

2.04	Letters of Credit.
(a)	The Letter of Credit Commitment.

(i) Subject to the terms and conditions set forth herein, (A) the L/C Issuer agrees, in reliance upon the agreements of the other Lenders set forth in this Section 2.04, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit denominated in Dollars or Letter of Credit and Swing Line Offshore Currencies for the account of the Borrower, and to renew Letters of Credit previously issued by it, in accordance with subsection (b) below, and (2) to honor drafts under the Letters of Credit; and (B) the Lenders severally agree to risk participate in Letters of Credit issued for the account of the Borrower; provided that the L/C Issuer shall not be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to risk participate in, any Letter of Credit if as of the date of such L/C Credit Extension, (w) the Dollar Equivalent Amount of the aggregate Outstanding Amount of all Offshore Currency Loans and L/C Obligations denominated in Offshore Currencies would exceed the Offshore Currency Sublimit at any time, (x) the Dollar Equivalent Amount of the aggregate Outstanding Amount of all L/C Obligations and all Loans would exceed the Aggregate Commitments, (y) the Dollar Equivalent Amount of the aggregate Outstanding Amount of the Committed Loans of any Lender (less, with respect only to the Offshore Currency Funding Fronting Lender, the aggregate Offshore Currency Risk Participations in all Offshore Currency Committed Loans), plus, with respect only to the Offshore Currency Participating Lenders, the Dollar Equivalent Amount of such Lender's Offshore Currency Risk Participations in Offshore Currency Committed Loans advanced by the Offshore Currency Funding Fronting Lender, plus such Lender's Pro Rata Share of the Dollar Equivalent Amount of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Dollar Equivalent Amount of the Outstanding Amount of all Swing Line Loans, would exceed such Lender's Commitment, or (z) the Dollar Equivalent Amount of the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits, and subject to the terms and conditions hereof, the Borrower's ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed. From and after the Closing Date, all Existing Letters of Credit shall be deemed to have been issued pursuant hereto and shall be subject to and governed by the terms and conditions hereof.

(ii) The L/C Issuer may, but shall be under no obligation to, issue any Letter of Credit if:

(A) any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain the L/C Issuer from issuing such Letter of Credit, or any Law applicable to the L/C Issuer or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over the L/C Issuer shall prohibit, or request that the L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon the L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which the L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon the L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which the L/C Issuer in good faith deems material to it;

(B) subject to Section 2.04(b)(iii), the expiry date of such requested Letter of Credit would occur more than twelve months after the date of issuance or last renewal, unless the Required Lenders have approved such expiry date;

(C) the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date; or

(D) the issuance of such Letter of Credit would violate one or more policies of the L/C Issuer of general applicability to all account parties of the L/C Issuer similarly situated to the Borrower.

(iii) The L/C Issuer shall be under no obligation to amend any Letter of Credit if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof, or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

(b)	Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit.

(i) Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, appropriately completed and signed by a Responsible Officer. Such L/C Application must be received by the L/C Issuer and the Administrative Agent not later than (x) 12:00 noon, New York time, at least two Business Days (or such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion) prior to the proposed issuance date or date of amendment, as the case may be, with respect to a Letter of Credit denominated in a North American currency and (y) 12:00 noon, London time for European currencies or Tokyo time for Asian currencies, Australian Dollars or New Zealand Dollars, as applicable, at least four (4) Business Days (or at such later date and time as the L/C Issuer may agree in a particular instance in its sole discretion, including without limitation in connection with any Special Notice Currency) prior to the proposed issuance date or date of amendment, as the case may be, with respect to a Letter of Credit denominated in a Letter of Credit and Swing Line Offshore Currency. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day); (B) the currency thereof (either Dollars or a Letter of Credit and Swing Line Offshore Currency); (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate to be presented by such beneficiary in case of any drawing thereunder; and (G) such other matters as the L/C Issuer may require. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail satisfactory to the L/C Issuer (A) the Letter of Credit to be amended; (B) the proposed date of amendment thereof (which shall be a Business Day); (C) the nature of the proposed amendment; and (D) such other matters as the L/C Issuer may require.

(ii) Promptly after receipt of any Letter of Credit Application, the L/C Issuer will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has received a copy of such Letter of Credit Application from the Borrower and, if not, the L/C Issuer will provide the Administrative Agent with a copy thereof. Upon receipt by the L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted under Section 2.04(a)(i) in terms of any additional L/C Obligations created thereby, then, subject to the terms and conditions hereof, the L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or enter into the applicable amendment, as the case may be, in each case in accordance with the L/C Issuer's usual and customary business practices. Immediately upon the issuance of each Letter of Credit, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the L/C Issuer a risk participation in such Letter of Credit in an amount equal to the product of such Lender's Pro Rata Share times the amount of such Letter of Credit.

(iii) If the Borrower so requests in any applicable Letter of Credit Application, the L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an "Auto-Renewal Letter of Credit"); provided that any such Auto-Renewal Letter of Credit must permit the L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day (the "Nonrenewal Notice Date") in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the L/C Issuer, the Borrower shall not be required to make a specific request to the L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Lenders shall be deemed to have authorized (but may not require) the L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that the L/C Issuer shall not permit any such renewal if (A) the L/C Issuer would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof, or (B) it has received notice (which may be by telephone or in writing) on or before the day that is two Business Days before the Nonrenewal Notice Date (1) from the Administrative Agent that the Required Lenders have elected not to permit such renewal or (2) from the Administrative Agent, any Lender or the Borrower that one or more of the applicable conditions specified in Section 4.02 is not then satisfied. Notwithstanding anything to the contrary contained herein, the L/C Issuer shall have no obligation to permit the renewal of any Auto-Renewal Letter of Credit at any time, and in no event shall the expiry date of any Auto-Renewal Letter of Credit after any renewal as described herein occur after the Letter of Credit Expiration Date, unless all the Lenders have approved such expiry date.

(iv) Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the L/C Issuer will also deliver to the Borrower and the Administrative Agent a true and complete copy of such Letter of Credit or amendment.

(c)	Drawings and Reimbursements; Funding of Participations.

(i) Upon any drawing under any Letter of Credit, the L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Not later than 11:00 a.m., New York time, on the date of any payment by the L/C Issuer under a Letter of Credit (each such date, an "Honor Date"), the Borrower shall reimburse the L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing and in the currency (either Dollars or applicable Letter of Credit and Swing Line Offshore Currency) of such drawing. If the Borrower fails to so reimburse the L/C Issuer by such time, the Administrative Agent shall promptly notify each Lender of the Honor Date, the Dollar Equivalent Amount and, if such drawing was in a Letter of Credit and Swing Line Offshore Currency, the Offshore Currency Equivalent Amount, of the unreimbursed drawing (the "Unreimbursed Amount"), such Lender's Pro Rata Share thereof and, in accordance with the following sentence, whether a Swing Line Borrowing or a Committed Borrowing will be made to repay the Unreimbursed Amount or whether, pursuant to Section 2.04©(iii), an L/C Borrowing in the amount of the Unreimbursed Amount shall be deemed incurred by the Borrower and that each Lender shall participate in such L/C Borrowing in accordance with its Pro Rata Share. In such event, the Borrower shall be deemed to have requested a Swing Line Borrowing or, if the Unreimbursed Amount is greater than the amount available for Swing Line Borrowings under the Swing Line Sublimit, a Committed Borrowing to be disbursed on the Honor Date in an amount equal to the Unreimbursed Amount, without regard to the minimum and multiples specified in Section 2.05 or Section 2.02, respectively, for the principal amount of Committed Loans, but subject to the amount of the unutilized portion of the Aggregate Commitments, the availability of Offshore Currency Loans if the Unreimbursed Amount is denominated in a Letter of Credit and Swing Line Offshore Currency, the unavailability of an Offshore Currency Committed Loan if the Unreimbursed Amount is denominated in a Letter of Credit and Swing Line Offshore Currency that is not a Committed Loan Offshore Currency, and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by the L/C Issuer or the Administrative Agent pursuant to this Section 2.04©(i) shall constitute a notice under Section 2.05(b) or a Committed Loan Notice, respectively, and may be given by telephone if immediately confirmed in writing; provided that the lack of such an immediate confirmation shall not affect the conclusiveness or binding effect of such notice.

(ii) The Swing Line Lender, if a Swing Line Borrowing can be made as determined by the Administrative Agent pursuant to Section 2.04©(i), shall make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to the Unreimbursed Amount, and in the currency of the drawing resulting in such Unreimbursed Amount, not later than 2:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent. In the event the Administrative Agent determines that a Swing Line Borrowing is not so available and its notice pursuant to Section 2.04©(i) indicates that in the alternative a Committed Borrowing in Dollars or an L/C Borrowing is to be made, each Lender (including the Lender acting as L/C Issuer) shall upon receipt of any such notice pursuant to Section 2.04©(i) make funds in Dollars available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in the Dollar Equivalent Amount equal to its Pro Rata Share of the Unreimbursed Amount not later than 2:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.04©(iii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. In the event such notice from the Administrative Agent pursuant to Section 2.04©(i) indicates that an Offshore Currency Committed Borrowing is to be made, each Offshore Currency Funding Lender (including, if applicable, the Lender acting as L/C Issuer) shall upon receipt of such notice make funds available to the Administrative Agent for the account of the L/C Issuer at the Administrative Agent's Office in an amount equal to its Offshore Currency Funding Pro Rata Share not later than 2:00 p.m., New York time, on the Business Day specified in such notice by the Administrative Agent, whereupon subject to the provisions of Section 2.04©(iii), each Offshore Currency Funding Lender that so makes funds available shall be deemed to have made an Offshore Currency Committed Loan to the Borrower in such amount and having a one month initial Interest Period and all Offshore Currency Participating Lenders shall have an Offshore Currency Risk Participation therein in accordance with Section 2.02(f). The Administrative Agent shall remit the funds so received from either the Swing Line Lender, the Offshore Currency Funding Lenders, or the Lenders, as applicable, to the L/C Issuer.

(iii) With respect to any Unreimbursed Amount that is not fully refinanced by a Swing Line Borrowing or by a Committed Borrowing because the conditions set forth in Section 4.02 cannot be satisfied or for any other reason, including the unavailability of an Offshore Currency Committed Loan if the Unreimbursed Amount is denominated in a Letter of Credit and Swing Line Offshore Currency that is not a Committed Loan Offshore Currency, the Borrower shall be deemed to have incurred from the L/C Issuer an L/C Borrowing in Dollars in the Dollar Equivalent Amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate. In such event, each Lender's payment to the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04©(ii) shall be deemed payment in respect of its risk participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its risk participation obligation in such L/C Borrowing under this Section 2.04.

(iv)Until each Lender or Offshore Currency Funding Lender, as applicable, funds its Committed Loan or L/C Advance pursuant to this Section 2.04(c) to reimburse the L/C Issuer for any Unreimbursed Amount drawn under any Letter of Credit or to fund its participation therein, as the case may be, interest in respect of such Lender's Pro Rata Share of such amount shall be solely for the account of the L/C Issuer.

(v) Each Lender's obligation to make Committed Loans or L/C Advances to reimburse the L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.04(c), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the L/C Issuer, the Borrower or any other Person for any reason whatsoever; (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.04(c) is subject to the conditions set forth in Section 4.02 and the unavailability of Offshore Currency Committed Loans in any Letter of Credit and Swing Line Currency other than a Committed Loan Offshore Currency. Any such reimbursement with the proceeds of Committed Loans or L/C Advances shall not relieve or otherwise impair the obligation of the Borrower to reimburse the L/C Issuer for the amount of any payment made by the L/C Issuer under any Letter of Credit, together with interest as provided herein.

(vi) If any Lender fails to make available to the Administrative Agent for the account of the L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.04(c) by the time specified in Section 2.04(c)(ii), the L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the L/C Issuer at a rate per annum equal to the applicable Overnight Rate for three (3) Business Days and thereafter at a rate per annum equal to the Default Rate. A certificate of the L/C Issuer submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (vi) shall be conclusive absent manifest error.

(d)	Repayment of Participations.

(i) At any time after the L/C Issuer has made a payment under any Letter of Credit and has received from any Lender such Lender's L/C Advance in respect of such payment in accordance with Section 2.04(c), if the Administrative Agent receives for the account of the L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), or any payment of interest thereon, the Administrative Agent will distribute to such Lender the Dollar Equivalent Amount of its Pro Rata Share thereof in Dollars. In the event the Unreimbursed Amount was incurred in a Letter of Credit and Swing Line Offshore Currency, the payment received with respect thereto is in such Letter of Credit and Swing Line Offshore Currency, and the Dollar Equivalent Amount of such payment is less than it would have been at the date of such Lender's L/C Advance, the Borrower shall remain liable for payment in Dollars of such deficiency to each Lender notwithstanding the Borrower's tender of payment in the Letter of Credit and Swing Line Offshore Currency in which the drawing resulting in the L/C Advance was made.

(ii) If any payment received by the Administrative Agent for the account of the L/C Issuer pursuant to Section 2.04(c)(i) in respect of any drawing on any Letter of Credit is required to be returned (including pursuant to any settlement entered into by the Administrative Agent in its discretion), each Lender shall pay to the Administrative Agent in Dollars for the account of the L/C Issuer the Dollar Equivalent Amount of its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the applicable Overnight Rate from time to time in effect, and such payment by each Lender shall be deemed to be its L/C Advance in such amount pursuant to Section 2.04(c)(iii).

(e)

Obligations Absolute. The obligation of the Borrower to reimburse the L/C Issuer for each drawing under each Letter of Credit, and to repay each L/C Borrowing, shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

(i) any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

(ii) the existence of any claim, counterclaim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

(iii) any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

(iv) any payment by the L/C Issuer under such Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit; or any payment made by the L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law; or

(v) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to it and, in the event of any claim of noncompliance with the Borrower's instructions or other irregularity, the Borrower will immediately notify the L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against the L/C Issuer and its correspondents unless such notice is given as aforesaid.

(f)

Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. Neither the L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Lenders or the Required Lenders, as applicable; (ii) any action taken or omitted in the absence of gross negligence or willful misconduct; or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower's pursuing such rights and remedies as it may have against the beneficiary or transferee at law or under any other agreement. Neither the L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of the L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.04(e); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against the L/C Issuer, and the L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to consequential, special, punitive or exemplary, damages suffered by the Borrower which the Borrower proves were caused by the L/C Issuer's willful misconduct or gross negligence or the L/C Issuer's willful failure to pay under any Letter of Credit after the presentation to it by the beneficiary of a sight draft and certificate(s) strictly complying with the terms and conditions of a Letter of Credit. In furtherance and not in limitation of the foregoing, the L/C Issuer may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary, and the L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason.

(g)

Cash Collateral. Upon the request of the Administrative Agent, if, as of the Letter of Credit Expiration Date, any Letter of Credit may for any reason remain outstanding and partially or wholly undrawn, the Borrower shall immediately Cash Collateralize the Outstanding Amount of all L/C Obligations plus the Letter of Credit fees payable with respect to such Letter of Credit (calculated at the Applicable Margin then in effect for the period from the date of such cash collateralization until the expiry date of such Letter of Credit) in the applicable currency of such Letter of Credit or drawing thereunder.

(h)

Applicability of ISP98 and UCP. Unless otherwise expressly agreed by the L/C Issuer and the Borrower when a Letter of Credit is issued (including any such agreement applicable to an Existing Letter of Credit), (i) the rules of the "International Standby Practices 1998" published by the Institute of International Banking Law & Practice (or such later version thereof as may be in effect at the time of issuance) shall apply to each standby Letter of Credit, and (ii) the rules of the Uniform Customs and Practice for Documentary Credits, as most recently published by the International Chamber of Commerce (the "ICC") at the time of issuance (including the ICC decision published by the Commission on Banking Technique and Practice on April 6, 1998 regarding the European single currency (euro)) shall apply to each commercial Letter of Credit.

(i)

Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share a Letter of Credit fee (for each day such Letter of Credit remains in effect) for each Letter of Credit equal to the Applicable Margin multiplied by the Dollar Equivalent Amount of the actual daily maximum amount available to be drawn under such Letter of Credit. Such fee for each Letter of Credit shall be due and payable on the last Business Day of each March, June, September and December, commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Margin during any quarter, the actual daily amount of each Letter of Credit shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect.

(j)

Fronting Fee and Documentary and Processing Charges Payable to L/C Issuer. The Borrower shall pay directly to the L/C Issuer for its own account a fronting fee with respect to each Letter of Credit in the amounts and at the times specified in the Agent/Arranger Fee Letter. In addition, the Borrower shall pay directly to the L/C Issuer for its own account the customary issuance, presentation, amendment and other processing fees, and other standard costs and charges, of the L/C Issuer relating to letters of credit as from time to time in effect. Such fees and charges are due and payable on demand and are nonrefundable.

(k)

Conflict with Letter of Credit Application; Offshore Currencies. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control. In lieu of a Letter of Credit issued in a Letter of Credit and Swing Line Offshore Currency, the Borrower may request from the Administrative Agent and the L/C Issuer an extension of credit by the L/C Issuer in such Letter of Credit and Swing Line Offshore Currency in a form or arrangement similar to a Letter of Credit and acceptable to the Administrative Agent, the L/C Issuer and Required Lenders in their sole and absolute discretion and otherwise subject to Section 2.04 as if it was a Letter of Credit.

2.05	Swing Line Loans.
(a)

The Swing Line. Subject to the terms and conditions set forth herein, the Swing Line Lender agrees to make loans (each such loan, a "Swing Line Loan") in Dollars or Letter of Credit and Swing Line Offshore Currencies as requested by the Borrower, to the Borrower from time to time on any Business Day during the period from the Closing Date to the Maturity Date in an aggregate Dollar Equivalent Amount not to exceed the amount of the Swing Line Sublimit, notwithstanding the fact that such Swing Line Loans, when aggregated with the Dollar Equivalent Amount of the aggregate Outstanding Amount of Committed Loans (less the aggregate Offshore Currency Risk Participations in each Offshore Currency Committed Loan in the event such Lender is the Offshore Currency Funding Fronting Lender) and Offshore Currency Risk Participations and Pro Rata Share of L/C Obligations of the Swing Line Lender in its capacity as a Lender, may exceed the amount of such Lender's Commitment; provided, however, that after giving effect to any Swing Line Loan, (i) the Dollar Equivalent Amount of the aggregate Outstanding Amount of all Offshore Currency Loans and L/C Obligations denominated in Offshore Currencies shall not exceed the Offshore Currency Sublimit, (ii) the Dollar Equivalent Amount of the aggregate Outstanding Amount of all Loans and L/C Obligations shall not exceed the Aggregate Commitments, and (iii) the Dollar Equivalent Amount of the aggregate Outstanding Amount of the Committed Loans of any Lender other than the Swing Line Lender (less, with respect only to the Offshore Currency Funding Fronting Lender, the aggregate Offshore Currency Risk Participations in all Offshore Currency Committed Loans), plus, with respect only to the Offshore Currency Participating Lenders, the Dollar Equivalent Amount of such Lender's Offshore Currency Risk Participations in Offshore Currency Committed Loans advanced by the Offshore Currency Funding Fronting Lender, plus such Lender's Pro Rata Share of the Dollar Equivalent Amount of the Outstanding Amount of all L/C Obligations, plus such Lender's Pro Rata Share of the Dollar Equivalent Amount of the Outstanding Amount of all Swing Line Loans shall not exceed such Lender's Commitment. Within the foregoing limits, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.05; prepay under Section 2.06, and reborrow under this Section 2.05. Each Swing Line Loan advanced in Dollars shall bear interest at the Base Rate, or such other rate of interest offered by the Swing Line Lender and accepted by the Borrower, and each Swing Line Loan advanced in a Letter of Credit and Swing Line Offshore Currency shall be an Offshore Base Rate Loan. Immediately upon the making of a Swing Line Loan, each Lender shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the Swing Line Lender a risk participation in such Swing Line Loan in an amount equal to the product of such Lender's Pro Rata Share times the amount of the Swing Line Loan.

(b)

Borrowing Procedures. Each Swing Line Borrowing shall be made upon the Borrower's irrevocable notice to the Swing Line Lender and the Administrative Agent, which may be given by telephone. Each such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon, New York time for North American currencies, London time for European currencies or Tokyo time for Asian currencies, Australian Dollars or New Zealand Dollars, as applicable, on the requested borrowing date, and shall specify (i) the amount to be borrowed, which shall be a minimum of the Dollar Equivalent Amount of $500,000 and integral multiples of $100,000 in excess thereof, (ii) whether such Swing Line Loan is to be advanced in Dollars or in a Letter of Credit and Swing Line Offshore Currency, and, if in a Letter of Credit and Swing Line Offshore Currency, the applicable Letter of Credit and Swing Line Offshore Currency, and (iii) the requested borrowing date, which shall be a Business Day. Each such telephonic notice must be confirmed promptly by delivery to the Swing Line Lender and the Administrative Agent of a written Swing Line Loan Notice, appropriately completed and signed by a Responsible Officer; provided that the lack of such prompt confirmation shall not affect the conclusiveness or binding effect of such telephonic notice. Promptly after receipt by the Swing Line Lender of any telephonic Swing Line Loan Notice, the Swing Line Lender will confirm with the Administrative Agent (by telephone or in writing) that the Administrative Agent has also received such Swing Line Loan Notice and, if not, the Swing Line Lender will notify the Administrative Agent (by telephone or in writing) of the contents thereof. Unless the Swing Line Lender has received notice (by telephone or in writing) from the Administrative Agent (including at the request of any Lender) prior to 1:00 p.m., New York time for North American currencies, London time for European currencies or Tokyo time for Asian currencies, Australian Dollars or New Zealand Dollars, as applicable, on the date of the proposed Swing Line Borrowing (A) directing the Swing Line Lender not to make such Swing Line Loan as a result of the limitations set forth in the proviso to the first sentence of Section 2.05(a), or (B) that one or more of the applicable conditions specified in Section 4.02 is not then satisfied, then, subject to the terms and conditions hereof, the Swing Line Lender will, not later than 2:00 p.m., New York time for North American currencies, London time for European currencies or Tokyo time for Asian currencies, Australian Dollars or New Zealand Dollars, as applicable, on the borrowing date specified in such Swing Line Loan Notice, make the amount of its Swing Line Loan available to the Borrower at its office by crediting the account of the Borrower on the books of the Swing Line Lender in Same Day Funds.

(c)	Refinancing of Swing Line Loans.

(i) The Swing Line Lender at any time in its sole and absolute discretion may request, on behalf of the Borrower (which hereby irrevocably authorizes the Swing Line Lender to so request on its behalf), that a Committed Loan be made in an amount equal to the amount and in the currency of Swing Line Loans then outstanding. Such request shall be made in accordance with the requirements of Section 2.02, without regard to the minimum and multiples specified therein for the principal amount of Committed Loans, but subject to the unutilized portion of the Aggregate Commitments, the availability of Offshore Currency Loans if the Swing Line Loan is in a Letter of Credit and Swing Line Offshore Currency, the unavailability of an Offshore Currency Committed Loan if the Swing Line Loan is in a Letter of Credit and Swing Line Offshore Currency that is not a Committed Loan Offshore Currency, and the conditions set forth in Section 4.02. In the event such request for a Committed Borrowing indicates that the Committed Loan is to be made in Dollars, each Lender shall make an amount equal to its Pro Rata Share of the amount specified in such Committed Loan Notice available to the Administrative Agent in Same Day Funds for the account of the Swing Line Lender at the Administrative Agent's Office not later than 2:00 p.m., New York time, on the Business Day specified in such Committed Loan Notice, whereupon, subject to Section 2.05©(ii), each Lender that so makes funds available shall be deemed to have made a Base Rate Committed Loan to the Borrower in such amount. In the event such Committed Loan Notice indicates that an Offshore Currency Committed Borrowing is to be made, each Offshore Currency Funding Lender shall upon receipt of such notice make funds available to the Administrative Agent for the account of the Swing Line Lender at the Administrative Agent's Office in an amount equal to its Offshore Currency Funding Pro Rata Share not later than 2:00 p.m., New York time, on the Business Day specified in such Committed Loan Notice by the Administrative Agent, whereupon each Offshore Currency Funding Lender that so makes funds available shall be deemed to have made an Offshore Currency Committed Loan to the Borrower in such amount and having a one month initial Interest Period and all Offshore Currency Participating Lenders shall have an Offshore Currency Risk Participation therein in accordance with Section 2.02(f). The Administrative Agent shall remit the funds so received from the Lenders or the Offshore Currency Funding Lenders, as applicable, to the Swing Line Lender.

(ii) If for any reason any Committed Borrowing cannot be requested in accordance with Section 2.05©(i) or any Swing Line Loan cannot be refinanced by such a Committed Borrowing, the Committed Loan Notice submitted by the Swing Line Lender shall be deemed to be a request by the Swing Line Lender that each of the Lenders fund in Dollars its risk participation in the Dollar Equivalent Amount of the relevant Swing Line Loan and each Lender's payment to the Administrative Agent for the account of the Swing Line Lender pursuant to Section 2.05©(i) shall be deemed payment in Dollars in respect of such risk participation in the Dollar Equivalent Amount of such Swing Line Loan.

(iii) If any Lender fails to make available to the Administrative Agent for the account of the Swing Line Lender any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.05(c) by the time specified in Section 2.05(c)(i), the Swing Line Lender shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to the Swing Line Lender at a rate per annum equal to the applicable Overnight Rate for three (3) Business Days and thereafter at a rate per annum equal to the Default Rate. A certificate of the Swing Line Lender submitted to any Lender (through the Administrative Agent) with respect to any amounts owing under this clause (iii) shall be conclusive absent manifest error.

(iv) Each Lender's obligation to make Committed Loans or to purchase and fund in Dollars risk participations in Swing Line Loans pursuant to this Section 2.05(c) shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any set-off, counterclaim, recoupment, defense or other right which such Lender may have against the Swing Line Lender, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or Event of Default, or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Lender's obligation to make Committed Loans pursuant to this Section 2.05(c) is subject to the conditions set forth in Section 4.02 and to the unavailability of Offshore Currency Committed Loans in any Letter of Credit and Swing Line Currency other than a Committed Loan Offshore Currency. Any such purchase of risk participations by each Lender from the Swing Line Lender shall not relieve or otherwise impair the obligation of the Borrower to repay Swing Line Loans, together with interest as provided herein.

(d)	Repayment of Participations.

(i) At any time after any Lender has purchased and funded a risk participation in a Swing Line Loan, if the Swing Line Lender receives any payment on account of such Swing Line Loan, the Swing Line Lender will distribute in Dollars to such Lender the Dollar Equivalent Amount of its Pro Rata Share of such payment (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender's risk participation was outstanding and funded). In the event the Swing Line Loan was made in a Letter of Credit and Swing Line Offshore Currency, the payment received with respect thereto is in such Letter of Credit and Swing Line Offshore Currency, the Swing Line Lender's request pursuant to Section 2.05(c)(i) was made after the occurrence and during the continuance of a Default or an Event of Default, and the Dollar Equivalent Amount of such payment is less than it would have been at the date the Lenders purchased and funded their risk participations in such Swing Line Loan, the Borrower shall remain liable for payment in Dollars of such deficiency to each Lender notwithstanding the Borrower's tender of payment in the Letter of Credit and Swing Line Offshore Currency in which the Swing Line Loan was made.

(ii) If any payment received by the Swing Line Lender in respect of principal or interest on any Swing Line Loan is required to be returned by the Swing Line Lender, each Lender shall pay to the Swing Line Lender in Dollars the Dollar Equivalent Amount of its Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned (including pursuant to any settlement entered into by the Swing Line Lender in its discretion), at a rate per annum equal to the applicable Overnight Rate. The Administrative Agent will make such demand only upon the request of the Swing Line Lender.

(e)

Interest for Account of Swing Line Lender. The Swing Line Lender shall be responsible for invoicing the Borrower for interest on the Swing Line Loans. Until each Lender funds its Committed Loan or risk participation pursuant to this Section 2.05, interest in respect of such Pro Rata Share shall be solely for the account of the Swing Line Lender.

(f)	Payments Directly to Swing Line Lender. The Borrower shall make all payments of principal and interest in respect of the Swing Line Loans directly to the Swing Line Lender.
2.06	Prepayments.
(a)

The Borrower may, upon notice to the Administrative Agent, at any time or from time to time voluntarily prepay Committed Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Administrative Agent not later than 12:00 noon, New York time for Dollars, London time for euros or Tokyo time for Japanese Yen, as applicable, (A) three Business Days prior to any date of prepayment of Offshore Rate Committed Loans denominated in Dollars, (B) four Business Days prior to any date of prepayment of an Offshore Currency Loan denominated in any Offshore Currency, and (C) on the date of prepayment of Base Rate Committed Loans; (ii) any prepayment of Offshore Rate Committed Loans in Dollars shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof; (iii) any prepayment of Offshore Rate Committed Loans in a Committed Loan Offshore Currency shall be in a minimum principal amount of the Dollar Equivalent Amount of $5,000,000; and (iv) any prepayment of Base Rate Committed Loans shall be in a principal amount of $5,000,000 or a whole multiple of $1,000,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment and the Type(s) and Committed Loan Offshore Currencies, if applicable, of Committed Loans to be prepaid. The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of such Lender's Pro Rata Share of such prepayment; in the event such prepayment is of an Offshore Currency Committed Loan, the Administrative Agent shall also notify each Offshore Currency Funding Lender with respect to such Offshore Currency Committed Loan of its Offshore Currency Funding Pro Rata Share of such payment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of an Offshore Rate Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 3.05. Each such prepayment shall be applied (x) to the Committed Loans in Dollars of the Lenders, and to the Offshore Currency Committed Loans in the event all Offshore Currency Participating Lenders have funded their Offshore Currency Risk Participations, in accordance with their respective Pro Rata Shares and (y) in the event the Offshore Currency Participating Lenders have not funded their Offshore Currency Risk Participations in accordance with Section 2.02(f), to the Offshore Currency Committed Loans of the Offshore Currency Funding Lenders in accordance with their respective Offshore Currency Funding Pro Rata Shares. Any prepayment of a Committed Loan with respect to which the Borrower has agreed to pay an Alternative Rate to the Alternative Rate Lender shall also be accompanied by any relevant Breakage Amount.

(b)

The Borrower may, upon notice to the Swing Line Lender (with a copy to the Administrative Agent), at any time or from time to time, voluntarily prepay Swing Line Loans in whole or in part without premium or penalty; provided that (i) such notice must be received by the Swing Line Lender and the Administrative Agent not later than 12:00 noon, New York time for North American currencies, London time for European currencies or Tokyo time for Asian currencies, Australian Dollars or New Zealand Dollars, as applicable, on the date of the prepayment, (ii) any such prepayment of any Swing Line Loans in Dollars shall be in a minimum principal amount of $500,000 or a whole multiple of $100,000 in excess thereof, and (iii) any such prepayment of Swing Line Loans in a Letter of Credit and Swing Line Offshore Currency shall be in a minimum principal amount of the Dollar Equivalent Amount of $500,000. Each such notice shall specify the date and amount of such prepayment. If such notice is given by the Borrower, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein.

(c)

If for any reason the Dollar Equivalent Amount of the Outstanding Amount of all Loans and L/C Obligations at any time exceeds the Aggregate Commitments then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations, as it shall select, in an aggregate Dollar Equivalent Amount equal to such excess.

(d)

If the Administrative Agent notifies the Borrower at any time that the Dollar Equivalent Amount of the Outstanding Amount of all Loans and L/C Obligations denominated in any Offshore Currency at the most recent Revaluation Date with respect to such Offshore Currency exceeds the Offshore Currency Sublimit then in effect, the Borrower shall immediately prepay Loans and/or Cash Collateralize the L/C Obligations, as it shall select, in an aggregate Dollar Equivalent Amount equal to such excess.

2.07

Reduction or Termination of Commitments. The Borrower may, upon notice to the Administrative Agent, terminate the Aggregate Commitments, or permanently reduce the Aggregate Commitments to an amount not less than the then Dollar Equivalent Amount of the aggregate Outstanding Amount of all Loans and L/C Obligations; provided that (i) any such notice shall be received by the Administrative Agent not later than 11:00 a.m., New York time, five Business Days prior to the date of termination or reduction, and (ii) any such partial reduction shall be in an aggregate amount of the Dollar Equivalent Amount of $10,000,000 or any whole multiple of the Dollar Equivalent Amount of $1,000,000 in excess thereof. The Administrative Agent shall promptly notify the Lenders of any such notice of reduction or termination of the Aggregate Commitments. Once reduced in accordance with this Section, the Aggregate Commitments may not be increased. Any reduction of the Aggregate Commitments shall be applied to the Commitment of each Lender according to its Pro Rata Share. All facility and utilization fees accrued until the effective date of any termination of the Aggregate Commitments shall be paid on the effective date of such termination.

2.08	Repayment of Loans.
(a)	The Borrower shall repay to the Lenders on the Maturity Date the aggregate principal amount of Committed Loans outstanding on such date.
(b)	The Borrower shall repay each Bid Loan on the last day of the Interest Period in respect thereof.
(c)	The Borrower shall repay each Swing Line Loan on the earlier to occur of (i) demand (by telephonic or written notice) by the Administrative Agent and (ii) the Maturity Date.
2.09	Interest.
(a)

Subject to the provisions of subsection (b) below, (i) each Offshore Rate Committed Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Offshore Rate for such Interest Period plus the Applicable Margin; (ii) each Base Rate Committed Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate; (iii) each Bid Loan shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the Offshore Rate for such Interest Period plus (or minus) the Offshore Bid Margin, or at the Absolute Rate for such Interest Period, as the case may be; and (iv) each Swing Line Loan shall bear interest on the outstanding principal amount thereof from the applicable borrowing date at a rate per annum equal to the Base Rate or the Offshore Base Rate, as applicable. Interest on Offshore Currency Loans shall be paid in the Offshore Currency of such Offshore Currency Loan.

(b)

If any amount payable by the Borrower under any Loan Document is not paid when due (without regard to any applicable grace periods), such amount shall thereafter bear interest at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Furthermore, while any Event of Default exists or after acceleration, the Borrower shall pay interest on the principal amount of all outstanding Obligations at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Law. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(c)

Interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(d)

Upon the written acceptance of a Request for Alternative Rate by the Alternative Rate Lender with respect to a Committed Loan or any portion thereof (including Continuations thereof in accordance with the next to last sentence of Section 2.02(a)), the Borrower shall pay interest to the Alternative Rate Lender for its account on the unpaid principal amount of such Committed Loan or relevant portion thereof at a rate per annum equal to the Alternative Rate from the effective date of the Alternative Rate Agreement on each Interest Payment Date occurring prior to the end of (and including the last day of) the Alternative Rate Period for such Committed Loan or earlier termination of the Alternative Rate pursuant to the terms of the Alternative Rate Agreement or this Agreement (each such payment to be made in Dollars or the applicable Committed Loan Offshore Currency and in Same Day Funds not later than 12:00 noon, New York time); provided, however, that each Lender (other than the Alternative Rate Lender) shall continue to receive from the Administrative Agent (after its receipt of payment from the Alternative Rate Lender as set forth in the immediately following sentence) its Pro Rata Share of interest on such Committed Loan determined pursuant to subsection (a) above. The Lenders agree that to the extent that the Borrower pays the Alternative Rate on an Interest Payment Date for a Committed Loan or relevant portion thereof to the Alternative Rate Lender, the Borrower's obligation to pay interest on such Committed Loan on such Interest Payment Date shall have been satisfied and it shall be the responsibility of the Alternative Rate Lender to pay to the Administrative Agent for the account of the other Lenders the interest due on such Committed Loan determined pursuant to subsection (a) above on such Interest Payment Date. The Borrower and Lenders acknowledge and agree that (i) the Alternative Rate Lender may, in its sole discretion, at any time upon the occurrence of any event or condition described in Section 3.05(b), by notice to the Borrower and the Administrative Agent terminate the Alternative Rate Agreement and cause the Alternative Rate applicable to a Committed Loan to revert to (A) the interest rate otherwise applicable to such Committed Loan determined pursuant to subsection (a) above (the "Original Rate"), or (B) the Default Rate if it would then be applicable to such Committed Loan pursuant to subsection (b) above, (ii) if, with respect to a Committed Loan as to which an Alternative Rate is then applicable, the Lenders (other than the Alternative Rate Lender) shall fail to receive the Original Rate or, if applicable, the Default Rate for such Committed Loan from the Administrative Agent, the Alternative Rate shall automatically revert to the Original Rate or, if applicable, the Default Rate for such Committed Loan and the Alternative Rate Agreement applicable to such Loan shall, at the discretion of the Alternative Rate Lender, terminate, and (iii) no Lender shall have any right to any payment or performance from the Alternative Rate Lender hereunder or otherwise in respect of any Alternative Rate Agreement other than as provided in the second sentence of this Section 2.09(d). The Borrower and the Lenders further acknowledge and agree that notwithstanding the foregoing, in the event that the Default Rate shall at any time apply to a Committed Loan as to which an Alternative Rate Agreement remains in effect, the Borrower shall be solely responsible for the full and timely payment to the Administrative Agent for the account of the Lenders (including the Alternative Rate Lender) of the amount by which such Default Rate exceeds the Original Rate.

2.07	Fees. In addition to certain fees described in subsections (i) and (j) of Section 2.04:
(a)

Facility Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a facility fee equal to the Applicable Margin applicable to the facility fee times the actual daily amount of the Aggregate Commitments, regardless of usage. The facility fee shall accrue at all times from the Closing Date until the Maturity Date and shall be due and payable quarterly in arrears on the third Business Day following the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The facility fee shall be calculated quarterly in arrears, and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin separately for each period during such quarter that such Applicable Margin was in effect. The facility fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

(b)

Utilization Fee. The Borrower shall pay to the Administrative Agent for the account of each Lender in accordance with its Pro Rata Share, a utilization fee of 0.125 % times the actual daily Dollar Equivalent Amount of the entire Outstanding Amount of all Loans and L/C Obligations on such day that (i) the sum of (A) such aggregate Outstanding Amount plus (B) the Outstanding Amount of all Loans under, and as each such term is defined in, the 364-Day Revolving Credit Agreement, exceeds 50% of (ii) the sum of (a) the Aggregate Commitments and (B) the Aggregate Commitments under, and as defined in, the 364-Day Revolving Credit Agreement. The utilization fee shall be due and payable quarterly in arrears on the third Business Day following the last Business Day of each March, June, September and December, commencing with the first such date to occur after the Closing Date, and on the Maturity Date. The utilization fee shall be calculated quarterly in arrears. The utilization fee shall accrue at all times, including at any time during which one or more of the conditions in Article IV is not met.

(c)

Arrangement and Agency Fees. (i) The Borrower shall pay an arrangement fee to the Arranger for the Arranger's own account, and shall pay an agency fee to the Administrative Agent for the Administrative Agent's own account, in the amounts and at the times specified in the letter agreement, dated October 24, 2001 (the "Agent/Arranger Fee Letter"), between the Borrower, the Arranger and the Administrative Agent. Such fees shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

(ii) In addition, the Borrower shall pay to the Administrative Agent for its own account an administration fee in respect of the competitive bidding process described in Section 2.03 in the amounts and at the times agreed between the Borrower and the Administrative Agent. Such fee shall be fully earned when paid and shall be nonrefundable for any reason whatsoever.

(d)

Lenders' Upfront Fee. On the Closing Date, the Borrower shall pay to the Administrative Agent, for the account of the Lenders in accordance with their respective Pro Rata Shares, an upfront fee in a mutually agreeable amount. Such upfront fees are for the credit facilities committed by the Lenders under this Agreement and are fully earned on the date paid. The upfront fee paid to each Lender is solely for its own account and is nonrefundable for any reason whatsoever.

2.11

Computation of Interest and Fees. Interest on Base Rate Loans, and Offshore Base Rate Loans made in British Pounds Sterling, shall be calculated on the basis of a year of 365 or 366 days, as the case may be, and the actual number of days elapsed. Computation of all other types of interest (including an Alternative Rate) and all fees shall be calculated on the basis of a year of 360 days and the actual number of days elapsed, which results in a higher yield to the payee thereof than a method based on a year of 365 or 366 days, or, in the case of interest in respect of Loans denominated in Offshore Currencies as to which market practice differs from the foregoing, in accordance with such market practice as determined by the Administrative Agent. Interest shall accrue on each Loan for the day on which the Loan is made, and, subject to Section 2.13(a), shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid, provided that any Loan that is repaid on the same day on which it is made shall bear interest for one day.

2.12	Evidence of Debt.
(a)

The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and by the Administrative Agent in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be conclusive absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the request of any Lender made through the Administrative Agent, such Lender's Loans shall be evidenced by a Committed Loan Note, a Competitive Bid Note and/or a Swing Line Note, as applicable, in addition to such accounts or records. Each Lender may attach schedules to its Note(s) and endorse thereon the date, Type (if applicable), Offshore Currency (if applicable), amount and maturity of the applicable Loans and payments with respect thereto.

(b)

In addition to the accounts and records referred to in subsection (a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records evidencing the purchases and sales by such Lender of participations in Letters of Credit and Swing Line Loans. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent, in the absence of manifest error, shall control.

2.13	Payments Generally.
(a)

All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein and except with respect to principal of and interest on Loans denominated in an Offshore Currency, all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in Dollars and in Same Day Funds not later than 12:00 noon, New York time, on the date specified herein. Except as otherwise expressly provided herein, all payments by the Borrower hereunder with respect to principal and interest on Loans denominated in an Offshore Currency shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the applicable Administrative Agent's Office in such Offshore Currency and in Same Day Funds not later than such time on the dates specified herein as may be determined by the Administrative Agent to be necessary for such payment to be credited on such date in accordance with normal banking procedures in the place of payment. The Administrative Agent will promptly distribute to each Lender its Pro Rata Share (or other applicable share as provided herein including without limitation the Offshore Currency Funding Fronting Lender's Offshore Currency Funding Pro Rata Share of any payment made with respect to an Offshore Currency Committed Loan as to which the Offshore Currency Participating Lenders have not funded their Offshore Currency Risk Participations) of such payment in like funds as received by wire transfer to such Lender's Lending Office. All payments received by the Administrative Agent (i) after 12:00 noon, New York time, in the case of payments in Dollars, or (ii) later than the time specified by the Administrative Agent as provided in the third sentence of this paragraph in the case of payments in an Offshore Currency, shall in each case be deemed received on the next succeeding Business Day and any applicable interest or fee shall in each case continue to accrue. Notwithstanding any other provisions of this Agreement, if and to the extent that EMU Legislation provides that amounts denominated in the euro or an NCU may be paid within a country in either the euro or the NCU of that country by crediting an account of the creditor in that country, payments may be made in either the euro or such NCU.

(b)

Subject to the definition of "Interest Period," if any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be.

(c)

If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward costs and expenses (including Attorney Costs and amounts payable under Article III) incurred by the Administrative Agent and each Lender, (ii) second, toward repayment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (iii) third, toward repayment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(d)

Unless the Borrower, the Alternative Rate Lender or any Lender has notified the Administrative Agent prior to the date any payment is required to be made by it to the Administrative Agent hereunder, that the Borrower or such Alternative Rate Lender or Lender, as the case may be, will not make such payment, the Administrative Agent may assume that the Borrower or such Alternative Rate Lender or Lender, as the case may be, has timely made such payment and may (but shall not be so required to), in reliance thereon, make available a corresponding amount to the Person entitled thereto. If and to the extent that such payment was not in fact made to the Administrative Agent in Same Day Funds, then:

(i) if the Borrower or Alternative Rate Lender failed to make such payment, each Lender shall forthwith on demand repay to the Administrative Agent the portion of such assumed payment that was made available to such Lender in Same Day Funds, together with interest thereon in respect of each day from and including the date such amount was made available by the Administrative Agent to such Lender to the date such amount is repaid to the Administrative Agent in Same Day Funds, at the applicable Overnight Rate from time to time in effect; and

(ii) if any Lender failed to make such payment, such Lender shall forthwith on demand pay to the Administrative Agent the amount thereof in Same Day Funds, together with interest thereon for the period from the date such amount was made available by the Administrative Agent to the Borrower to the date such amount is recovered by the Administrative Agent (the "Compensation Period") at a rate per annum equal to the applicable Overnight Rate from time to time in effect for three (3) Business Days and thereafter at a rate per annum equal to the Default Rate. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Committed Loan or Bid Loan, as the case may be, included in the applicable Borrowing. If such Lender does not pay such amount forthwith upon the Administrative Agent's demand therefor, the Administrative Agent may make a demand therefor upon the Borrower, and the Borrower shall pay such amount to the Administrative Agent, together with interest thereon for the Compensation Period at a rate per annum equal to the rate of interest applicable to the applicable Borrowing. Nothing herein shall be deemed to relieve any Lender from its obligation to fulfill its Commitment or to prejudice any rights which the Administrative Agent or the Borrower may have against any Lender as a result of any default by such Lender hereunder.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this subsection (d) shall be conclusive, absent manifest error.
(e)

If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender, without interest.

(f)

The obligations of the Lenders hereunder to make Committed Loans, including Offshore Currency Committed Loans in the event they are Offshore Currency Funding Lenders, and to fund Offshore Currency Risk Participations and participations in Letters of Credit and Swing Line Loans are several and not joint. The failure of any Lender to make any Committed Loan, including Offshore Currency Committed Loans in the event it is an Offshore Currency Funding Lender, or to fund any such Offshore Currency Risk Participations and participations in Letters of Credit and Swing Line Loans on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Committed Loan, including Offshore Currency Committed Loans in the event it is an Offshore Currency Funding Lender, or purchase its Offshore Currency Risk Participations and participations in Letters of Credit and Swing Line Loans.

(g)

Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

2.14

Sharing of Payments. If, other than as expressly provided elsewhere herein, any Lender shall obtain on account of the Committed Loans made by it, or the Offshore Currency Risk Participations or the participations in L/C Obligations or in Swing Line Loans held by it (but not including any amounts applied by the Swing Line Lender to outstanding Swing Line Loans prior to the funding of risk participations therein), any payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact, and (b) purchase from the other Lenders such participations in the Committed Loans made by them and/or such subparticipations in the Offshore Currency Risk Participations or the participations in L/C Obligations or Swing Line Loans held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Committed Loans or such Offshore Currency Risk Participations or the participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender (including pursuant to any settlement entered into by the Administrative Agent or any Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender's ratable share (according to the proportion of (i) the amount of such paying Lender's required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon; provided, further, that payment of any Breakage Amount by the Borrower which has been obtained by the Alternative Rate Lender by set-off pursuant to Section 10.09 hereof shall not be subject to the provisions of this Section. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off), but subject to Section 10.09 with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased.

ARTICLE III

TAXES, YIELD PROTECTION AND ILLEGALITY
3.01	Taxes.
(a)

Any and all payments by the Borrower to or for the account of the Administrative Agent or any Lender under any Loan Document shall be made free and clear of and without deduction for any and all present or future taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the Laws of which the Administrative Agent or such Lender, as the case may be, is organized or the applicable Lending Office is maintained (all such non-excluded taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities, including without limitation or exclusion any of the foregoing levied, charged, or imposed on or to, or otherwise incurred by any Lender as a result of the application of the Michigan Single Business Tax, being hereinafter referred to as "Taxes"). If the Borrower shall be required by any Laws to deduct any Taxes from or in respect of any sum payable under any Loan Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section), the Administrative Agent and such Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable Laws, and (iv) within 30 days after the date of such payment, the Borrower shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof.

(b)

In addition, the Borrower agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Loan Document (hereinafter referred to as "Other Taxes").

(c)

The Borrower agrees to indemnify and hold harmless each Lender and the Administrative Agent for the full amount of Taxes and Other Taxes in the full amount (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.01) that the respective Lender reasonably specifies as necessary to preserve the after-tax yield (taking into account and giving effect to any tax benefits afforded such Lender or the Administrative Agent in connection with or directly as a result of the imposition of such Taxes or Other Taxes) Lender would have received if such Taxes or Other Taxes, as the case may be, had not been imposed, and any liability (including penalties, interest, additions to tax and expenses) arising therefrom or with respect thereto, whether or not such Taxes or Other Taxes, as the case may be, were correctly or legally asserted except with respect to any Lender or the Administrative Agent, as the case may be, for such Taxes, Other Taxes or a liability arising from such Lender's or the Administrative Agent's, as the case may be, willful misconduct or gross negligence. Payment under this indemnification shall be made within 30 days after the date the applicable Lender or Agent makes written demand therefor specifying in reasonable detail the basis therefor.

(d)

If a Lender or the Administrative Agent shall become aware that it is entitled to receive a refund in respect of Taxes as to which it has been indemnified by the Borrower pursuant to Section 3.01(c), it shall promptly notify the Borrower of the availability of such refund and shall, within 30 days after receipt of a request by the Borrower, apply for such refund at the Borrower's expense. If any Lender or the Administrative Agent receives a refund in respect of any Taxes as to which it has been indemnified by the Borrower pursuant to Section 3.01(c), it shall promptly notify the Borrower of such refund and shall, within 30 days of receipt, repay such refund (to the extent of amounts that have been paid by the Borrower under Section 3.01(c) with respect to such refund and not previously reimbursed) to the Borrower, net of all reasonable out-of-pocket expenses of such Lender or the Administrative Agent incurred in connection with obtaining such refund and without interest (other than the interest, if any, included in such refund but net of any Taxes payable with respect to receipt of such refund), provided that the Borrower, upon the request of such Lender or the Administrative Agent, agrees to return such refund (plus penalties, interest or other charges thereon) to such Lender or the Administrative Agent in the event such Lender or the Administrative Agent is required to repay such refund.

(e)

If the Borrower is required to pay any amount to any Lender or the Administrative Agent pursuant to this Section 3.01, then such Lender or Agent, as the case may be, shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its applicable Lending Office so as to eliminate any such additional payment by the Borrower which may thereafter accrue, if such change in the reasonable judgment of such Lender or the Administrative Agent, as the case may be, is not otherwise materially disadvantageous to such Person.

3.02

Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Offshore Rate Loans or issue Letters of Credit in an Offshore Currency, or (if such Lender is the Swing Line Lender) for the Swing Line Lender or its applicable Lending Office to make, maintain or fund Swing Line Loans in an Offshore Currency, as it would otherwise be obligated hereunder to make, maintain or fund, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars or the applicable Offshore Currency in the applicable offshore interbank market, or to determine or charge interest rates based upon the Offshore Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation existing hereunder of such Lender to make or Continue Offshore Rate Loans or to Convert Base Rate Committed Loans to Offshore Rate Committed Loans or to issue Letters of Credit in such Offshore Currency or to make Swing Line Loans in such Offshore Currency shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, Convert all Offshore Rate Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Offshore Rate Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Offshore Rate Loans, and prepay all such Swing Line Loans in such Offshore Currency. Upon any such prepayment or Conversion, the Borrower shall also pay accrued interest on the amount so prepaid or Converted. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

3.03

Inability to Determine Rates. If the Administrative Agent or the Required Lenders determine in connection with any request for an Offshore Rate Loan or a Conversion to or Continuation thereof that (a) deposits in Dollars or the applicable Offshore Currency are not being offered to banks in the applicable offshore interbank market for such currency for the applicable amount and Interest Period of such Offshore Rate Loan, (b) adequate and reasonable means do not exist for determining the underlying interest rate for such Offshore Rate Loan, or (c) such underlying interest rate does not adequately and fairly reflect the cost to the Lenders of funding such Offshore Rate Loan, the Administrative Agent (following notice from the Required Lenders if they make such determination) will promptly notify the Borrower and all Lenders. Thereafter, the obligation of the Lenders to make or maintain Offshore Rate Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing, Conversion or Continuation of Offshore Rate Committed Loans or, failing that, will be deemed to have converted such request into a request for a Committed Borrowing of Base Rate Loans in the amount specified therein.

3.04	Increased Cost and Reduced Return; Capital Adequacy; Reserves on Offshore Rate Loans.
(a)

If any Lender determines that as a result of the enactment of or any change in or in the interpretation of any Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Offshore Rate Loans or (as the case may be) issuing or participating in Letters of Credit, or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.01 shall govern), (ii) changes in the basis of taxation of overall net income or overall gross income by the United States or any foreign jurisdiction or any political subdivision of either thereof under the Laws of which such Lender is organized or has its Lending Office, and (iii) reserve requirements utilized, as to Offshore Rate Committed Loans, in the determination of the Offshore Rate), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b)

If any Lender determines that the introduction of any Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c)

If any Lender requests compensation by the Borrower under this Section 3.04, the
Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or Continue Loans of the Type with respect to which such compensation is requested, or to Convert Loans of any other Type into Loans of such Type, until the event or condition giving rise to such request ceases to be in effect; provided, such suspension shall not affect the right of such Lender to receive the compensation so requested.

3.05	Funding Losses; Breakage Amount.
(a)

Upon demand of any Lender (with a copy to the Administrative Agent) from time to time, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense reasonably incurred by it as a result of:

(i) any Continuation, Conversion, payment or prepayment of any Loan other than a Base Rate Loan on a day other than the last day of the Interest Period for such Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

(ii) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan) to prepay, borrow, Continue or Convert any Loan other than a Base Rate Loan on the date or in the amount notified by the Borrower;

including any loss of anticipated profits and any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.05(a), each Lender shall be deemed to have funded each Offshore Rate Committed Loan made by it at the Interbank Offered Rate used in determining the Offshore Rate for such Loan by a matching deposit or other borrowing in the applicable offshore interbank market for such currency for a comparable amount and for a comparable period, whether or not such Offshore Rate Committed Loan was in fact so funded.

(b)

Upon demand of the Alternative Rate Lender from time to time, the Borrower shall promptly compensate the Alternative Rate Lender for and hold the Alternative Rate Lender harmless from any Breakage Amount incurred by it as a result of any of the following, whether such events or failures are voluntary by the Borrower or are mandatory, involuntary or automatic occurrences pursuant to the terms of this Agreement or otherwise:

(i) any Continuation, Conversion, payment or prepayment of any Loan other than Continuations to successive Interest Periods during the Alternative Rate Period applicable to any Loan effected in accordance with the next to last sentence of Section 2.02(a); or

(ii) any failure to consummate an Alternative Rate Agreement, or to borrow the Loan described in the Alternative Rate Agreement, on the date notified by Borrower; or

(iii) any Loan as to which an Alternative Rate Agreement is in effect not being Continued to successive Interest Periods of like duration during the applicable Alternative Rate Period; or

(iv) the occurrence of any event or condition described in Article III hereof which causes a change in, or suspension or termination of, the Original Rate otherwise applicable to any Loan subject to an Alternative Rate Agreement; or

(v) the occurrence of any Event of Default which shall not have been waived.

3.06

Matters Applicable to all Requests for Compensation. A certificate of the Administrative Agent or any Lender claiming compensation under this Article III and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods.

3.07	Survival. All of the Borrower's obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all Obligations.

ARTICLE IV

CONDITIONS PRECEDENT TO CREDIT EXTENSIONS
4.01	Conditions of Initial Credit Extension. The obligation of each Lender to make its initial Credit Extension hereunder is subject to satisfaction of the following conditions precedent:
(a)

Unless waived by all the Lenders (or by the Administrative Agent with respect to immaterial matters or items specified in clause (v), (vi), (xiii) or (xv) below with respect to which the Borrower has given assurances satisfactory to the Administrative Agent that such items shall be delivered promptly following the Closing Date), the Administrative Agent's receipt of the following, each of which shall be originals or facsimiles (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer, each dated the Closing Date (or, in the case of certificates of governmental officials, a recent date before the Closing Date) and each in form and substance satisfactory to the Administrative Agent and its legal counsel:

(i) executed counterparts of this Agreement, sufficient in number for distribution to the Administrative Agent, each Lender and the Borrower;

(ii) Committed Loan Notes executed by the Borrower in favor of each Lender requesting such a Note, each in a principal amount equal to such Lender's Commitment;

(iii) Bid Loan Notes executed by the Borrower in favor of each Lender requesting such a Note, each in the principal amount of the Bid Loan Sublimit;

(iv) a Swing Line Note executed by the Borrower in favor of the Swing Line Lender (if it requests such a Note) in the principal amount of the Swing Line Sublimit;

(v) such certificates of resolutions or other action, incumbency certificates and/or other certificates of Responsible Officers as the Administrative Agent may require to evidence the identities of and the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Agreement and the other Loan Documents;

(vi) such documents and certifications as the Administrative Agent may reasonably require to evidence that the Borrower is duly organized or formed, validly existing, in good standing and qualified to engage in business in each jurisdiction in which it is required to be qualified to engage in business to the extent the failure to be so qualified could reasonably be expected to have a Material Adverse Effect, including certified copies of the Borrower's Organization Documents, certificates of good standing and/or qualification to engage in business and tax clearance certificates;

(vii) a certificate signed by a Responsible Officer certifying (A) that the conditions specified in Sections 4.02(a) and (b) have been satisfied, (B) that there is no event, circumstance, action, suit, investigation or proceeding pending or threatened in any court or before any arbitrator or Governmental Authority since date of the Audited Financial Statements which has or could be reasonably expected to have a Material Adverse Effect, (C) the current Debt Ratings (and including a copy thereof), and (D) as to the matters described in Section 4.01(d);

(viii) an opinion of counsel to the Borrower in form and substance satisfactory to the Administrative Agent;

(ix) ended 1998, 1999 and 2000, including balance sheets, income and cash flow statements, all audited and opined on by independent certified public accountants of recognized national standing and prepared in conformity with GAAP, unaudited consolidated financial statements of the Borrower and its Subsidiaries for the fiscal period ended September 30, 2001, and such other financial information as the Administrative Agent may request;

(x) information as requested by the Administrative Agent or any Lender regarding litigation, tax, accounting, labor, insurance, pension liabilities (actual or contingent), real estate leases, material contracts, debt agreements, property ownership, environmental matters, contingent liabilities and management of the Borrower and its Subsidiaries;

(xi) evidence that the Existing Credit Facility has been or concurrently with the Closing Date is being terminated, all indebtedness and obligations of the Borrower incurred thereunder (other than Existing Letters of Credit) have been, or with the initial Credit Extension hereunder on the Closing Date will be, repaid and the Borrower released from all liability thereunder except such as by their express terms survive such repayment and termination, and all Liens securing obligations under the Existing Credit Facility have been or concurrently with the Closing Date are being released;

(xii) the 364-Day Revolving Credit Agreement has been executed and delivered by all parties thereto and the conditions set forth in Sections 4.01 and 4.02 thereof as of the Closing Date have been satisfied or waived in accordance with its terms;

(xiii) notice of appointment of the initial Responsible Officer(s);

(xiv) a Compliance Certificate signed by a Responsible Officer dated as of the Closing Date demonstrating compliance with the financial covenants contained in Section 7.11 as of the end of the fiscal quarter most recently ended prior to the Closing Date;

(xv) evidence of all insurance required by the Loan Documents;

(xvi) an initial Request for Credit Extension and an initial Request for Alternative Rate, if any; and

(xvii) such other assurances, certificates, documents, consents or opinions as the Administrative Agent, the L/C Issuer, the Swing Line Lender or the Required Lenders reasonably may require.

(b)	Any fees required to be paid on or before the Closing Date shall have been paid.
(c)

Unless waived by the Administrative Agent, the Borrower shall have paid all Attorney Costs of the Administrative Agent to the extent invoiced prior to or on the Closing Date, plus such additional amounts of Attorney Costs as shall constitute its reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude a final settling of accounts between the Borrower and the Administrative Agent).

(d)	In the good faith judgment of the Administrative Agent and the Lenders:

(i) there shall not have occurred or become known to the Administrative Agent or the Lenders any event, condition, situation or status since the date of the information contained in the financial and business projections, budgets, pro forma data and forecasts concerning the Borrower and its Subsidiaries delivered to the Administrative Agent prior to the Closing Date that has had or could reasonably be expected to result in a Material Adverse Effect;

(ii) no litigation, action, suit, investigation or other arbitral, administrative or judicial proceeding shall be pending or threatened which could reasonably be likely to result in a Material Adverse Effect; and

(iii) the Borrower shall have received all approvals, consents and waivers, and shall have made or given all necessary filings and notices as shall be required to consummate the transactions contemplated hereby without the occurrence of any default under, conflict with or violation of (A) any applicable law, rule, regulation, order or decree of any Governmental Authority or arbitral authority or (B) any agreement, document or instrument to which the Borrower or any Subsidiary is a party or by which any of them or their properties is bound.

4.02

Conditions to all Credit Extensions and Conversions and Continuations. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a Conversion of Offshore Rate Loans to Base Rate Loans) is subject to the following conditions precedent:

(a)

The representations and warranties of the Borrower contained in Article V or in any other Loan Documents shall be true and correct on and as of the date of such Credit Extension, Conversion or Continuation, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct as of such earlier date.

(b)	No Default or Event of Default shall exist, or would result from such proposed Credit Extension, Conversion or Continuation.
(c)	The Administrative Agent and, if applicable, the L/C Issuer or the Swing Line Lender shall have received a Request for Credit Extension in accordance with the requirements hereof.
(d)

The Administrative Agent shall have received, in form and substance satisfactory to it, such other assurances, certificates, documents or consents related to the foregoing as the Administrative Agent or the Required Lenders reasonably may require.

Each Request for Credit Extension submitted by the Borrower shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied on and as of the date of the applicable Credit Extension.

ARTICLE V

REPRESENTATIONS AND WARRANTIES
The Borrower represents and warrants to the Administrative Agent and the Lenders that:
5.01

Existence, Qualification and Power; Compliance with Laws. The Borrower (a) is a corporation duly organized or formed, validly existing and in good standing under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute and deliver, and perform its obligations under, the Loan Documents, (c) is duly qualified and is licensed and in good standing under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification or license, and (d) is in compliance with all Laws, except in each case referred to in clause (c) or this clause (d), to the extent that failure to do so could not reasonably be expected to have a Material Adverse Effect.

5.02

Authorization; No Contravention. The execution, delivery and performance by the Borrower of each Loan Document have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of the Borrower's Organization Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any Contractual Obligation to which the Borrower is a party or any order, injunction, writ or decree of any Governmental Authority or arbitral award to which the Borrower or its property is subject; or (c) violate any Law.

5.03

Governmental and Third-Party Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with the execution, delivery or performance by the Borrower of this Agreement or any other Loan Document.

5.04

Binding Effect. This Agreement has been, and each other Loan Document, when delivered hereunder, will have been, duly executed and delivered by the Borrower. This Agreement constitutes, and each other Loan Document when so delivered will constitute, a legal, valid and binding obligation of the Borrower, enforceable against the Borrower in accordance with its terms, except as may be limited by bankruptcy, solvency, reorganization, moratorium or similar law relating to or limiting creditor's rights generally or by equitable principles relating to enforceability.

5.05	Financial Statements; No Material Adverse Effect.
(a)

The Audited Financial Statements (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(b)

The unaudited consolidated financial statements of the Borrower and its Subsidiaries dated September 30, 2001, and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and subject to normal, recurring, good faith year end audit adjustments; (ii) fairly present the financial condition of the Borrower and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby; and (iii) show all material indebtedness and other liabilities, direct or contingent, of the Borrower and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Indebtedness.

(c)	Since the date of the Audited Financial Statements, there has been no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect.
5.06

Litigation. Except as specifically disclosed in Schedule 5.06, there are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, by or against the Borrower or any of its Subsidiaries or against any of their properties or revenues that (a) purport to affect or pertain to this Agreement or any other Loan Document, or any of the transactions contemplated hereby, or (b) if determined adversely, could reasonably be expected to have a Material Adverse Effect.

5.07

No Default. Neither the Borrower nor any Subsidiary is in default under or with respect to any Contractual Obligation that could be reasonably expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Agreement or any other Loan Document.

5.08

Ownership of Property; Liens. Each of the Borrower and its Subsidiaries has good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of its business, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Closing Date, the property of the Borrower and its Subsidiaries is subject to no Liens, other than Liens permitted by Section 7.01.

5.09

Environmental Compliance. The Borrower and its Subsidiaries conduct in the ordinary course of business a review of the effect of existing Environmental Laws and claims alleging potential liability or responsibility for violation of any Environmental Law on their respective businesses, operations and properties, and as a result thereof the Borrower has reasonably concluded that, except as specifically disclosed in Schedule 5.09, such Environmental Laws and claims could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

5.10

Insurance. The properties of the Borrower and its Subsidiaries are insured with financially sound and reputable insurance companies, or with a captive insurance company that is an Affiliate of the Borrower as to which the Administrative Agent and the Lenders may request reasonable evidence of financial responsibility, in such amounts (after giving effect to any self-insurance), with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where the Borrower or its Subsidiaries operate.

5.11

Taxes. The Borrower and its Subsidiaries have filed all Federal, state and other material tax returns and reports required to be filed, and have paid all Federal, state and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Borrower or any Subsidiary that would, if made, have a Material Adverse Effect.

5.12	ERISA Compliance.
(a)

Each Plan is in compliance with the applicable provisions of ERISA, the Code and other Federal or state Laws, except to the extent of any noncompliance which could not reasonably be likely to result in a Material Adverse Effect. Each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto or the remedial amendment period for such Plan under Section 401(b) of the Code has not yet expired or the Plan is a prototype plan or volume submitter plan for which a favorable determination letter is not required and, to the best knowledge of the Borrower, nothing has occurred (i) which has not been remedied which would, or (ii) as to which the Borrower does not intend to commence and complete all necessary and required remedial measures within statutorily or regulatory prescribed periods of time for such remedies to be undertakes so as to, prevent, or cause the loss of, such qualification. The Borrower and each ERISA Affiliate have made all required contributions to each Plan subject to Section 412 of the Code, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

(b)

There are no pending or, to the best knowledge of the Borrower, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could be reasonably be expected to have a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan that has resulted or could reasonably be expected to result in a Material Adverse Effect.

(c)

(i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any Unfunded Pension Liability; (iii) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA); (iv) neither the Borrower nor any ERISA Affiliate has incurred, or reasonably expects to incur, any liability (and no event has occurred which, with the giving of notice under Section 4219 of ERISA, would result in such liability) under Sections 4201 or 4243 of ERISA with respect to a Multiemployer Plan; and (v) neither the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

5.13

Subsidiaries. The Borrower has no Subsidiaries other than those specifically disclosed in Part (a) of Schedule 5.13 and has no equity investments in any other corporation or entity other than those specifically disclosed in Part(b) of Schedule 5.13.

5.14	Margin Regulations; Investment Company Act; Public Utility Holding Company Act.
(a)

The Borrower is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying margin stock (within the meaning of Regulation U issued by the FRB), or extending credit for the purpose of purchasing or carrying margin stock.

(b)

None of the Borrower, any Person controlling the Borrower, or any Subsidiary (i) is a "holding company," or a "subsidiary company" of a "holding company," or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company," within the meaning of the Public Utility Holding Company Act of 1935, or (ii) is or is required to be registered as an "investment company" under the Investment Company Act of 1940.

5.15

Disclosure. The statements, information, reports, representations, or warranties made by the Borrower in any Loan Document or furnished to the Administrative Agent or any Lender by or on behalf of the Borrower in connection with the preparation of any Loan Document, when taken as a whole, do not contain any untrue statement of a material fact or omit any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Any projections and pro forma financial information contained in such materials are based upon good faith estimates and assumptions believed by the Borrower to be reasonable at the time made, it being recognized by Lenders that such projections as to future events are not to be viewed as facts and that actual results during the period or periods covered by any such projections may differ from the projected results.

5.16

Intellectual Property; Licenses, Etc. The Borrower and its Subsidiaries own, or possess the right to use, all of the trademarks, service marks, trade names, copyrights, patents, patent rights, franchises, licenses and other intellectual property rights (collectively, "IP Rights") that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person. To the best knowledge of the Borrower, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Borrower or any Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 5.16, no claim or litigation regarding any of the foregoing is pending or, to the best knowledge of the Borrower, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Borrower, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

ARTICLE VI

AFFIRMATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01, 6.02, 6.03 and 6.11) cause each Subsidiary to:
6.01	Financial Statements. Deliver to the Administrative Agent and each Lender:
(a)

as soon as available, but in any event within 90 days after the end of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing reasonably acceptable to the Required Lenders, which report and opinion shall be prepared in accordance with GAAP and shall not be subject to any qualifications or exceptions as to the scope of the audit or the going concern status of the Borrower nor to any qualifications and exceptions not reasonably acceptable to the Required Lenders; and

(b)

as soon as available, but in any event within 45 days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower, a consolidated balance sheet of the Borrower and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders' equity and cash flows for such fiscal quarter and for the portion of the Borrower's fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer as fairly presenting the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP, subject only to normal, recurring year-end audit adjustments and the absence of footnotes.

6.02	Certificates; Other Information. Deliver to the Administrative Agent and each Lender, in form and detail satisfactory to the Administrative Agent and the Required Lenders:
(a)

concurrently with the delivery of the financial statements referred to in Section 6.01(a), a certificate of its independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default under the financial covenants set forth herein or, if any such Default or Event of Default shall exist, stating the nature and status of such event;

(b)	concurrently with the delivery of the financial statements referred to in Sections 6.01(a) and (b), a duly completed Compliance Certificate signed by a Responsible Officer;
(c)

promptly after the same are available, copies of each annual report, proxy or financial statement or other report or communication sent to the stockholders of the Borrower, and copies of all annual, regular, periodic and special reports and registration statements which the Borrower may file or be required to file with the Securities and Exchange Commission under Section 13 or 15(d) of the Securities Exchange Act of 1934, and not otherwise required to be delivered to the Administrative Agent pursuant hereto; and

(d)

promptly, such additional information regarding the business, financial or corporate affairs of the Borrower or any Subsidiary as the Administrative Agent, at the reasonable request of any Lender, may from time to time request.

Each document required to be delivered pursuant to Section 6.01(a) or (b) or Section 6.02(c) shall be deemed to have been delivered on the date on which the Borrower posts such document on the Borrower's website on the Internet at the website address listed on Schedule 10.02 hereof, or when such document is posted on the Securities and Exchange Commission's website at www.sec.gov (the "SEC Website") or on an Internet website established by the Administrative Agent with Intralinks, Inc. or other similarly available electronic media (each of the foregoing an "Informational Website"); provided that (i) the Borrower shall deliver paper copies of all such documents to the Administrative Agent or any Lender that requests the Borrower to deliver such paper copies until a request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Administrative Agent and each Lender shall be notified by electronic mail of the applicable Informational Website and of the posting of each such document. The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above in this paragraph, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents. The Borrower shall be responsible for (other than with respect to the SEC Website) and shall incur all risks associated with (including with respect to the SEC Website) the security and confidentiality of the Informational Websites and its information posted thereon.

6.03  Notices.  Promptly notify the Administrative Agent and each Lender:

(a)	of the occurrence of any Default or Event of Default;
(b)

of any matter that has resulted or could reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of the Borrower or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between the Borrower or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting the Borrower or any Subsidiary, including pursuant to any applicable Environmental Laws;

(c)

of any litigation, investigation or proceeding affecting the Borrower in which the amount involved (excluding amounts covered by applicable insurance as to which no reservation of rights is in effect) exceeds the Threshold Amount, or in which injunctive relief or similar relief is sought, which relief, if granted, could reasonably be expected to have a Material Adverse Effect; and

(d)	of the occurrence of any ERISA Event.

Each notice pursuant to this Section shall be accompanied by a statement of a Responsible Officer setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and proposes to take with respect thereto. Each notice pursuant to Section 6.03(a) shall describe with particularity any and all provisions of this Agreement or other Loan Document that have been breached.

6.04

Payment of Obligations. Pay and discharge as the same shall become due and payable, all its obligations and liabilities, including (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP are being maintained by the Borrower or such Subsidiary; (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

6.05

Preservation of Existence, Etc. Except in a transaction permitted by Section 7.03 or 7.04, (a) preserve, renew and maintain in full force and effect its legal existence and good standing under the Laws of the jurisdiction of its organization, (b) take all reasonable action to maintain all rights, privileges, permits, licenses and franchises necessary or desirable in the normal conduct of its business, and (c) preserve or renew all of its registered IP Rights, in the case of each of (a), (b) and (c) the nonmaintenance, nonpreservation or nonrenewal of which could reasonably be expected to have a Material Adverse Effect.

6.06

Maintenance of Properties. (a) Maintain, preserve and protect all of its material properties and equipment necessary in the operation of its business in good working order and condition, ordinary wear and tear excepted; and (b) make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

6.07

Maintenance of Insurance. Maintain with financially sound and reputable insurance companies, or with a captive insurance company that is an Affiliate of the Borrower as to which the Administrative Agent and the Lenders may request reasonable evidence of financial responsibility, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts (after giving effect to any self-insurance) as are customarily carried under similar circumstances by such other Persons and providing for not less than 30 days prior notice to the Administrative Agent of termination, lapse or cancellation of such insurance.

6.08

Compliance with Laws and Contractual Obligations. Comply in all material respects with the requirements of all Laws and Contractual Obligations applicable to it or to its business or property, except in such instances in which (i) such requirement of Law or Contractual Obligation is being contested in good faith by appropriate proceedings diligently conducted or a bona fide dispute exists with respect thereto; or (ii) the failure to comply therewith could not reasonably be expected to have a Material Adverse Effect.

6.09

Books and Records. (a)  Maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Borrower or such Subsidiary, as the case may be; and (b) maintain such books of record and account in material conformity with all applicable requirements of any Governmental Authority having regulatory jurisdiction over the Borrower or such Subsidiary, as the case may be.

6.10

Inspection Rights. Permit representatives and independent contractors of the Administrative Agent and each Lender to visit and inspect any of its properties, to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its officers and independent public accountants, at such reasonable times during normal business hours as may be reasonably desired, upon reasonable advance notice to a Responsible Officer; provided, however, that (a) the Lenders shall use reasonable efforts to coordinate with the Administrative Agent in order to minimize the number of such inspections and discussions and (b) when an Event of Default has occurred and is continuing the Administrative Agent or any Lender (or any of their respective representatives or independent contractors) may do any of the foregoing at the expense of the Borrower at any time during normal business hours and without advance notice.

6.11

Compliance with ERISA. Do, and cause each of its ERISA Affiliates to do, each of the following: (a) maintain each Plan in compliance in all material respects with the applicable provisions of ERISA, the Code and other Federal or state law; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

6.12

Environmental Compliance. If the Borrower or any Subsidiary shall receive any letter, notice, complaint, order, directive, claim or citation alleging that any Borrower or any Subsidiary has violated any Environmental Law, has released any Hazardous Material, or is liable for the costs of cleaning up, removing, remediating or responding to a release of Hazardous Materials, the Borrower shall, within the time period permitted and to the extent required by the applicable Environmental law or the Governmental Authority responsible for enforcing such Environmental Law, remove or remedy, or cause the applicable Subsidiary to remove or remedy, such violation or release or satisfy such liability unless (a) the failure to remove or remedy such violation or release or to satisfy such liability would not reasonably be expected to have a Material Adverse Effect, in which case the Borrower shall notify the Administrative Agent of any decision not to remove or remedy such violation or release or satisfy such liability and the basis for any such decision, and at the Administrative Agent's option and at its request, the Borrower shall provide written documentation of such decision, or (b) such violation or liability is being contested in good faith by appropriate proceedings and appropriate reserves therefor are being maintained in accordance with GAAP.

6.13

Use of Proceeds. Use the proceeds of the Credit Extensions (i) for working capital, capital expenditures, and other general corporate purposes not in contravention of any Law or of any Loan Document; (ii) to refinance all indebtedness outstanding under the Existing Credit Facility; and (iii) potentially to serve as a commercial paper liquidity back-stop.

ARTICLE VII

NEGATIVE COVENANTS

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, the Borrower shall not, nor shall it permit any Subsidiary to, directly or indirectly:
7.01	Liens. Create, incur, assume or suffer to exist, any Lien upon any of its property, assets or revenues, whether now owned or hereafter acquired, other than the following:
(a)	Liens created or arising pursuant to any Loan Document;
(b)

Liens existing on the date hereof and listed on Schedule 7.01 and any renewals or extensions thereof, provided that the property covered thereby is not increased and any renewal or extension of the obligations secured or benefited thereby does not increase the maximum outstanding principal amount of such obligations;

(c)

Liens for taxes not yet due or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(d)

statutory Liens of landlords, banks (and rights of set-off), carriers', warehousemen's, mechanics', materialmen's, repairmen's or other Liens imposed by Law arising in the ordinary course of business which are not overdue for a period of more than 30 days or which are being contested in good faith and by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of the applicable Person in accordance with GAAP;

(e)	pledges or deposits in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation, other than any Lien imposed by ERISA;
(f)

deposits to secure the performance of bids, trade contracts and leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature incurred in the ordinary course of business;

(g)

easements, rights-of-way, restrictions, encroachments, imperfections and other similar encumbrances affecting real property which, in the aggregate, are not substantial in amount, and which do not in any case materially detract from the value of the property subject thereto or materially interfere with the ordinary conduct of the business of the applicable Person;

(h)

any (i) interest or title of a lessor or sublessor under any lease permitted hereunder, (ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or (iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii);

(i)	Liens solely on any cash earnest money deposits made by the Borrower or any of its Subsidiaries in connection with any letter of intent or purchase agreement entered into by it;
(j)	Liens incurred in connection with the purchase or shipping of goods or assets on the related assets and proceeds thereof in favor of the seller or shipper of such goods or assets;
(k)	Liens arising from filing UCC financing statements relating solely to leases;
(l)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;
(m)	any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;
(n)

Liens securing obligations (other than obligations representing Indebtedness for borrowed money) under operating, reciprocal easement or similar agreements entered into in the ordinary course of business of the Borrower and its Subsidiaries;

(o)

licenses of patents, trademarks and other intellectual property rights granted by the Borrower or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of the Borrower or such Subsidiary;

(p)	Liens on assets of a Securitization Entity;
(q)

Liens securing judgments for the payment of money in an aggregate amount not in excess of the Threshold Amount (except to the extent covered by independent third-party insurance as to which the insurer has acknowledged in writing its obligation to cover), unless any such judgment remains undischarged for a period of more than 10 consecutive days during which execution is not effectively stayed;

(r)

Liens securing Indebtedness in respect of capital leases, synthetic lease obligations and purchase money obligations for fixed or capital assets; provided that (i) such Liens do not at any time encumber any property other than the property financed by such Indebtedness and (ii) the Indebtedness secured thereby does not (A) exceed the cost or fair market value, whichever is lower, of the property being acquired on the date of acquisition ("Asset Value") or (B) amount to less than 75% of the Asset Value; and

(s)

Liens securing Indebtedness (including Indebtedness committed to the Borrower or any Subsidiary but not advanced) in aggregate outstanding principal amount not to exceed 20% of Consolidated Net Worth as of the most recently ended fiscal quarter of the Borrower.

7.02

Indebtedness. Allow or permit any Subsidiary to create, incur, assume or suffer to exist any Indebtedness (including Indebtedness committed to any Subsidiary but not advanced) in an aggregate outstanding principal amount which exceeds 20% of Consolidated Net Worth as of the most recently ended fiscal quarter of the Borrower; other than the following:

(a)	Indebtedness owing to the Borrower or to any other Subsidiary of the Borrower;
(b)	Guaranties in the ordinary course of business of the obligations of suppliers, customers, franchisees and licensees of such Subsidiary;
(c)

Indebtedness incurred by any Subsidiary arising from agreements providing for indemnification, adjustment of purchase price or similar obligations, or from guaranties or letters of credit, surety bonds or performance bonds securing the performance of such Subsidiary pursuant to such agreements, in connection with acquisitions or dispositions of any business, assets or Subsidiary of such Subsidiary;

(d)

Indebtedness owed to any Person (including obligations in respect of letters of credit for the benefit of such Person) providing worker's compensation, health, disability or other employee benefits or property, casualty or liability insurance to any Subsidiary, or which may be deemed to exist pursuant to reimbursement or indemnification obligations to such Person;

(e)	Indebtedness that may be deemed to exist pursuant to any guaranties, performance, surety, statutory, appeal or similar obligations incurred in the ordinary course of business;
(f)

Indebtedness in respect of netting services, overdraft protections and otherwise in connection with a demand, time, savings, passbook or like account with a bank, savings and loan association, credit union or like organization, other than an account evidenced by a negotiable certificate of deposit;

(g)

Indebtedness of a Securitization Entity in a Permitted Securitization Transaction that is non-recourse (except for Standard Securitization Undertakings) with respect to the Borrower and its Subsidiaries; and

(h)

Indebtedness outstanding on the date hereof and listed on Schedule 7.02 and any refinancings, refundings, renewals or extensions thereof; provided that the amount of such Indebtedness is not increased at the time of such refinancing, refunding, renewal or extension except by an amount equal to a reasonable premium or other reasonable amount paid, and fees and expenses reasonably incurred, in connection with such refinancing and by an amount equal to any existing commitments unutilized thereunder.

7.03

Fundamental Changes. Merge, consolidate with or into, or convey, transfer, lease or otherwise Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, so long as no Default or Event of Default exists or would result therefrom:

(a)

any Subsidiary may merge with (i) the Borrower, provided that the Borrower shall be the continuing or surviving Person, or (ii) any one or more Subsidiaries, provided that when any wholly-owned Subsidiary is merging with another Subsidiary, the wholly-owned Subsidiary shall be the continuing or surviving Person;

(b)

any Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Borrower or to another Subsidiary; provided that if the seller in such a transaction is a wholly-owned Subsidiary, then the purchaser must also be a wholly-owned Subsidiary; and

(c)

the Borrower may merge or consolidate with any Person, provided that the Borrower, or a Person as to which immediately after the transaction more than 50% of the outstanding securities entitled to vote in the election of directors are owned by Persons who were beneficial owners of the outstanding common stock of the Borrower immediately before the transaction, shall be the continuing or surviving Person, and provided further that the surviving Person enters into an agreement satisfactory to the Administrative Agent whereby such Person assumes all of the Obligations and liabilities of the Borrower under the Loan Documents.

7.04	Dispositions. Make any Disposition or enter into any agreement to make any Disposition, except:
(a)	Dispositions of obsolete or worn out property, whether now owned or hereafter acquired, in the ordinary course of business;
(b)	Dispositions of inventory in the ordinary course of business;
(c)

Dispositions of equipment or real property during any fiscal year of the Borrower, having a gross book value, as determined in accordance with GAAP, equal to 20% or less of the Consolidated Tangible Assets determined as of the last day of the immediately preceding fiscal quarter of the Borrower;

(d)	Dispositions of property by any Subsidiary to the Borrower or to a wholly-owned Subsidiary;
(e)

Dispositions by the Borrower and its Subsidiaries of property pursuant to sale-leaseback transactions, provided that the book value of all property so Disposed of in any fiscal year of the Borrower shall not exceed 20% of the consolidated gross property, plant and equipment of the Borrower and its Subsidiaries as set forth in the consolidated financial statements of the Borrower and its Subsidiaries most recently delivered pursuant to Sections 4.01(a)(ix) or 6.01(b);

(f)	Dispositions permitted by Section 7.03;
(g)	non-exclusive licenses of IP Rights in the ordinary course of business; and
(h)

Dispositions of notes or accounts receivable or any rights and claims associated therewith that are (i) sold in connection with a factoring or similar receivables financing program of the type customarily entered into by businesses similarly situated to the Borrower or a Subsidiary in the ordinary course of business in a particular country and in a manner consistent with past practice, (ii) sold without recourse and without discount from face value or (iii) pursuant to a transaction contemplated by the Receivables Purchase Agreement or Permitted Securitization Transactions described in Schedule 7.04(h) hereto

7.05	Restricted Payments. Declare or make, directly or indirectly, any Restricted Payment, or incur any obligation (contingent or otherwise) to do so, except that:
(a)

each Subsidiary may make Restricted Payments to the Borrower and to wholly-owned Subsidiaries (and, in the case of a Restricted Payment by a non-wholly-owned Subsidiary, to the Borrower and any Subsidiary and to each other owner of capital stock of such Subsidiary on a pro rata basis based on their relative ownership interests);

(b)	the Borrower and each Subsidiary may declare and make dividend payments or other distributions payable solely in the common stock of such Person;
(c)

the Borrower and each Subsidiary may purchase, redeem or otherwise acquire shares of its common stock or warrants or options to acquire any such shares with the proceeds received from the substantially concurrent issue of new shares of its common stock; and

(d)

the Borrower may declare or pay cash dividends to its stockholders and purchase, redeem or otherwise acquire shares of its capital stock or warrants, rights or options to acquire any such shares for cash; provided that immediately after giving effect to such proposed action, no Default or Event of Default would exist.

7.06

ERISA. At any time engage in a transaction which could be subject to Section 4069 or 4212(c) of ERISA, or permit any Plan to (a) engage in any non-exempt "prohibited transaction" (as defined in Section 4975 of the Code); (b) fail to comply with ERISA or any other applicable Laws; or (c) incur any material "accumulated funding deficiency" (as defined in Section 302 of ERISA), which, with respect to each event listed above, could reasonably be expected to have a Material Adverse Effect.

7.07

Conduct of Business. From and after the Closing Date, engage in any business other than the medical device or medical product manufacturing, distribution, and/or sales businesses or such other lines of business in which the Borrower and/or its Subsidiaries are engaged as of the Closing Date or, following any Acquisition after the Closing Date and with respect to such acquired Subsidiary or acquired operations of the Borrower or a Subsidiary, as otherwise referred to in the definition of "Permitted Acquisitions".

7.08

Transactions with Affiliates. Enter into any transaction of any kind with any Affiliate of the Borrower, other than for compensation and upon fair and reasonable terms with Affiliates in transactions that are otherwise permitted hereunder no less favorable to the Borrower or Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate, provided, the foregoing restriction shall not apply to (a) any transaction between the Borrower and any of its Subsidiaries or between any of its Subsidiaries, (b) reasonable and customary fees paid to members of the Boards of Directors of the Borrower and its Subsidiaries, (c) transactions effected as part of a Permitted Securitization Transaction, or (d) compensation arrangements of officers and other employees of the Borrower and its Subsidiaries entered into in the ordinary course of business.

7.09

Burdensome Agreements. Enter into any Contractual Obligation that limits the ability (a) of any Subsidiary to make Restricted Payments to the Borrower or to otherwise transfer property to the Borrower or (b) of the Borrower or any Subsidiary to create, incur, assume or suffer to exist Liens on property of such Person, other than standard and customary negative pledge provisions in property acquired with the proceeds of any capital lease or purchase money financing that extend and apply only to such acquired property.

7.10

Use of Proceeds. Use the proceeds of any Credit Extension, whether directly or indirectly, and whether immediately, incidentally or ultimately, to purchase or carry margin stock (within the meaning of Regulation U of the FRB) or to extend credit to others for the purpose of purchasing or carrying margin stock or to refund indebtedness originally incurred for such purpose.

7.11	Financial Covenants.
(a)	Interest Coverage Ratio. Permit the Interest Coverage Ratio at any time during any period of four fiscal quarters to be less than 3.5 to 1.0.
(b)	Leverage Ratio. Permit the Leverage Ratio at any time during any period of four fiscal quarters of the Borrower to be greater than 3.0 to 1.0.

7.12

Acquisitions. Enter into any agreement, contract, binding commitment or other arrangement providing for any Acquisition, or take any action to solicit the tender of securities or proxies in respect thereof in order to effect any Acquisition, other than Permitted Acquisitions.

ARTICLE VIII

EVENTS OF DEFAULT AND REMEDIES

8.01  Events of Default. Any of the following shall constitute an Event of Default:

(a)  Non-Payment. The Borrower fails to pay (i) when and as required to be paid herein, any amount of principal of any Loan, or any L/C Obligation, or (ii) within five days after the same becomes due interest on any Loan (including interest payable by the Borrower at the Alternative Rate) or on any L/C Obligation, or any facility, utilization or other fee due hereunder, or (iii) within five days after the same becomes due, any other amount payable hereunder or under any other Loan Document; or

(b) Specific Covenants. The Borrower fails to perform or observe any term, covenant or agreement contained in any of Section 6.03, 6.05, 6.10 or 6.13 or Article VII; or

(c) Other Defaults. The Borrower fails to perform or observe any other covenant or agreement (not specified in subsection (a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower herein, in any other Loan Document, or in any document delivered in connection herewith or therewith shall be incorrect or misleading in any material respect when made or deemed made; or

(e) Cross-Default. (i) The Borrower or any Subsidiary (A) fails to make any payment when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness or Contingent Obligation (other than Indebtedness hereunder and Indebtedness under Swap Contracts) having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $50,000,000, or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness or Contingent Obligation or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness or the beneficiary or beneficiaries of such Contingent Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause, with the giving of notice if required, such Indebtedness to be demanded or to become due or to be repurchased or redeemed (automatically or otherwise) prior to its stated maturity, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or (ii) there occurs under any Swap Contract an Early Termination Date (as defined in such Swap Contract) resulting from (A) any event of default under such Swap Contract as to which the Borrower or any Subsidiary is the Defaulting Party (as defined in such Swap Contract) or (B) any Termination Event (as so defined) under such Swap Contract as to which the Borrower or any Subsidiary is an Affected Party (as so defined) and, in either event, the Swap Termination Value owed by the Borrower or such Subsidiary as a result thereof is greater than $50,000,000; or (iii) there occurs any Event of Default as defined under the 364-Day Revolving Credit Agreement; or

(f) Insolvency Proceedings, Etc. The Borrower or any of its Material Subsidiaries institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any part of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) The Borrower or any Material Subsidiary becomes unable or admits in writing its inability or fails generally to pay its debts as they become due, or (ii) any writ or warrant of attachment or execution or similar process is issued or levied against all or any material part of the property of any such Person and is not released, vacated or fully bonded within 30 days after its issue or levy; or

(h) Judgments. There is entered against the Borrower or any Subsidiary (i) a final judgment or order for the payment of money in an aggregate amount exceeding the Threshold Amount (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage), or (ii) any non-monetary final judgment that has, or could reasonably be expected to have, a Material Adverse Effect and, in either case, (A) enforcement proceedings are commenced by any creditor upon such judgment or order, or (B) there is a period of 10 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal or otherwise, is not in effect; or

(i) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Borrower under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC in an aggregate amount in excess of the Threshold Amount, or (ii) the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of the Threshold Amount; or

(j) Invalidity of Loan Documents. Any Loan Document, at any time after its execution and delivery and for any reason other than the agreement of all the Lenders or satisfaction in full of all the Obligations, ceases to be in full force and effect, or is declared by a court of competent jurisdiction to be null and void, invalid or unenforceable in any respect; or the Borrower denies that it has any or further liability or obligation under any Loan Document, or purports to revoke, terminate or rescind any Loan Document; or

(k) Change of Control. There occurs any Change of Control with respect to the Borrower.

8.02 Remedies Upon Event of Default.
(a)	If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders,
(i)

declare the commitment of each Lender to make Loans, the commitment of the Swing Line Lender to make Swing Line Loans, and any obligation of the L/C Issuer to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(ii)

declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(iii)

require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof) plus the Letter of Credit fees payable with respect to such Letter of Credit (calculated at the Applicable Margin then in effect for the period from the date of such cash collateralization until the expiry date of such Letter of Credit) in the currency in which such L/C Obligations are outstanding; and

(iv)

exercise on behalf of itself and the Lenders all rights and remedies available to it and the Lenders under the Loan Documents or applicable law;
provided, however, that upon the occurrence of any event specified in subsection (f) or (g) of Section 8.01, the obligation of each Lender to make Loans and any obligation of the L/C Issuer to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

(b)

At any time following the occurrence of any Event of Default, the Alternative Rate Lender may, in its sole discretion, by notice to the Borrower and the Administrative Agent, terminate the Alternative Rate Agreement and cause the Alternative Rate applicable to any Committed Loan or any portion thereof to revert to the Original Rate or, if applicable, the Default Rate, for such Committed Loan (and, for the avoidance of doubt, interest on any unpaid Alternative Rate Loan after the last Interest Payment Date to occur prior to the Event of Default shall accrue at the Original Rate); provided, however, that Borrower shall nonetheless owe the Alternative Rate Lender the Breakage Amount, if any.

ARTICLE IX

ADMINISTRATIVE AGENT

9.01 Appointment and Authorization of Administrative Agent.

(a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Agreement and each other Loan Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Agreement or any other Loan Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Loan Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Agreement or any other Loan Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Loan Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

(b) The L/C Issuer shall act on behalf of the Lenders with respect to any Letters of Credit issued by it and the documents associated therewith until such time (and except for so long) as the Administrative Agent may agree at the request of the Required Lenders to act for the L/C Issuer with respect thereto; provided, however, that the L/C Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this Article IX with respect to any acts taken or omissions suffered by the L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and the application and agreements for letters of credit pertaining to the Letters of Credit as fully as if the term "Administrative Agent" as used in this Article IX included the L/C Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the L/C Issuer.

9.02 Delegation of Duties. The Administrative Agent may execute any of its duties under this Agreement or any other Loan Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects in the absence of gross negligence or willful misconduct.

9.03 Liability of Administrative Agent. No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or any other Loan Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by the Borrower or any officer thereof, contained herein or in any other Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Agreement or any other Loan Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Agreement or any other Loan Document, or for any failure of the Borrower or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Agreement or any other Loan Document, or to inspect the properties, books or records of the Borrower or any Affiliate thereof.

9.04 Reliance by Administrative Agent.

(a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to the Borrower), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent shall be fully justified in failing or refusing to take any action under any Loan Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Agreement or any other Loan Document in accordance with a request or consent of the Required Lenders or all the Lenders, if required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants. Where this Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

(b) For purposes of determining compliance with the conditions specified in Section 4.01, each Lender that has signed this Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

9.05 Notice of Default. The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be directed by the Required Lenders in accordance with Article VIII; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

9.06 Credit Decision; Disclosure of Information by Administrative Agent. Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereafter taken, including any consent to and acceptance of any assignment or review of the affairs of the Borrower or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower and its Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated hereby, and made its own decision to enter into this Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of the Borrower or any of its Affiliates which may come into the possession of any Agent-Related Person.

9.07 Indemnification of Administrative Agent. Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of the Borrower and without limiting the obligation of the Borrower to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities to the extent determined in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Person's own gross negligence or willful misconduct; provided, however, that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs and the costs and expenses incurred in connection with the use of Intralinks, Inc. or other similar information transmission systems in connection with this Agreement) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement, any other Loan Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Borrower. The undertaking in this Section shall survive termination of the Aggregate Commitments, the payment of all Obligations hereunder and the resignation of the Administrative Agent.

9.08 Administrative Agent in its Individual Capacity. Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Borrower and its Affiliates as though Bank of America were not the Administrative Agent, the Alternative Rate Lender or the L/C Issuer hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding the Borrower or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Borrower or such Affiliate) and acknowledge that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, the Alternative Rate Lender or the L/C Issuer, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.

9.09 Successor Administrative Agent. The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders; provided that any such resignation by Bank of America shall also constitute its resignation as L/C Issuer and Swing Line Lender, and may, at the option of Bank of America, also constitute its resignation as Alternative Rate Lender. If the Administrative Agent resigns under this Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent shall be consented to by the Borrower at all times other than during the existence of an Event of Default (which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, the Person acting as such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent, L/C Issuer, Swing Line Lender, and, if applicable, Alternative Rate Lender, and the respective terms "Administrative Agent," "L/C Issuer", "Swing Line Lender", and, if applicable, "Alternative Rate Lender" shall mean such successor administrative agent, Letter of Credit issuer, swing line lender, and, if applicable, Alternative Rate lender, and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated and the retiring L/C Issuer's, Swing Line Lender's, and, if applicable, Alternative Rate Lender's rights, powers and duties as such shall be terminated, without any other or further act or deed on the part of such retiring L/C Issuer or Swing Line Lender or, if applicable, Alternative Rate Lender or any other Lender, other than (i) the obligation of the successor L/C Issuer to issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession and (ii) the obligation of the successor Alternative Rate Lender to enter into Alternative Rate Agreements with the Borrower in substitution for the Alternative Rate Agreements, if any, existing at the time of such succession. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article IX and Sections 10.04 and 10.05 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

9.10 Other Agents. None of the Lenders identified on the facing page or signature pages of this Agreement as a "syndication agent," "documentation agent," or "co-agent" shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified shall have or be deemed to have any fiduciary relationship with any Lender. Each Lender acknowledges that it has not relied, and will not rely, on any of the Lenders so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

ARTICLE X

MISCELLANEOUS

10.01 Amendments, Etc. No amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower, and acknowledged by the Administrative Agent, and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall, unless in writing and signed by each of the Lenders directly affected thereby and by the Borrower, and acknowledged by the Administrative Agent, do any of the following:

(a)	extend or increase the Commitment of any Lender (or reinstate any Commitment terminated pursuant to Section 8.02(a));
(b)

extend or postpone any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Lenders (or any of them) hereunder or under any other Loan Document;

(c)

reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing, or (subject to clause (iv) of the proviso below) any fees or other amounts payable hereunder or under any other Loan Document; provided, however, that only the consent of the Required Lenders shall be necessary to amend the definition of "Default Rate" or to waive any obligation of the Borrower to pay interest at the Default Rate;

(d)

change the percentage of the Aggregate Commitments or of the aggregate unpaid principal amount of the Loans and L/C Obligations which is required for the Lenders or any of them to take any action hereunder;

(e)	change the Pro Rata Share or Voting Percentage of any Lender;
(f)	amend this Section, or Section 2.14, or any provision herein providing for consent or other action by all the Lenders; or
(g)	amend Section 2.02(f) or the definition of "Committed Loan Offshore Currency";

and, provided further, that (i) no amendment, waiver or consent shall, unless in writing and signed by the L/C Issuer in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the L/C Issuer under this Agreement or any Letter of Credit Application relating to any Letter of Credit issued or to be issued by it; (ii) no amendment, waiver or consent shall, unless in writing and signed by the Swing Line Lender in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Swing Line Lender under this Agreement; (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Administrative Agent under this Agreement or any other Loan Document; (iv) the Agent/Arranger Fee Letter may be amended, or rights or privileges thereunder waived, in a writing executed only by the respective parties thereto; (v) no amendment, waiver or consent shall, unless in writing and signed by the Alternative Rate Lender in addition, except as provided in clause (vi) below, to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Alternative Rate Lender under this Agreement or any other Loan Document; (vi) any Alternative Rate Agreement (including the Alternative Rate payable by the Borrower thereunder) and Section 3.05(b) may be amended, or rights or privileges thereunder waived, in a writing executed only by the Borrower and the Alternative Rate Lender; and (vii) no amendment, waiver or consent shall, unless in writing and signed by the Offshore Currency Funding Fronting Lender in addition to the Required Lenders or each directly-affected Lender, as the case may be, affect the rights or duties of the Offshore Currency Funding Fronting Lender under this Agreement or any other Loan Document. Notwithstanding anything to the contrary herein, any Lender that has a Voting Percentage of zero shall not have any right to approve or disapprove any amendment, waiver or consent hereunder, except that the Pro Rata Share of such Lender may not be increased without the consent of such Lender.

10.02 Notices and Other Communications; Facsimile Copies.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission) and mailed, faxed or delivered, to the address, facsimile number or (subject to subsection (c) below) electronic mail address specified for notices on Schedule 10.02; or, in the case of the Borrower, the Administrative Agent, the L/C Issuer or the Swing Line Lender, to such other address as shall be designated by such party in a notice to the other parties, and in the case of any other party, to such other address as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender. All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the intended recipient and (ii) (A) if delivered by hand or by courier, when signed for by the intended recipient (which need not be any natural person to whose attention such communication is directed, in the case of communications to Persons other than natural Persons); (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of subsection (c) below), when delivered; provided, however, that notices and other communications to the Administrative Agent, the L/C Issuer and the Swing Line Lender pursuant to Article II shall not be effective until actually received by such Person. Any notice or other communication permitted to be given, made or confirmed by telephone hereunder shall be given, made or confirmed by means of a telephone call to the intended recipient at the number specified on Schedule 10.02, or to such other number as shall be designated by such party in a notice to the Borrower, the Administrative Agent, the L/C Issuer and the Swing Line Lender, it being understood and agreed that a voicemail message shall in no event be effective as a notice, communication or confirmation hereunder.

(b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on the Borrower, the Administrative Agent and the Lenders. The Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

(c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in Section 6.02, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

(d) Reliance by Administrative Agent and Lenders. The Administrative Agent and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices and Swing Line Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof. The Borrower shall indemnify each Agent-Related Person and each Lender from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower. All telephonic notices to and other communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

10.03 No Waiver; Cumulative Remedies. No failure by any Lender or the Administrative Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein or therein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

10.04 Attorney Costs, Expenses and Taxes. The Borrower agrees (a) to pay or reimburse the Administrative Agent for all reasonable costs and expenses incurred in connection with the development, due diligence, preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents and any amendment, waiver, consent or other modification of the provisions hereof and thereof (whether or not the transactions contemplated hereby or thereby are consummated), and the consummation and administration of the transactions contemplated hereby and thereby, including all Attorney Costs incurred by the Administrative Agent and the costs and expenses incurred in connection with the use of Intralinks, Inc. or other similar information transmission systems in connection with this Agreement, and (b) to pay or reimburse the Administrative Agent and each Lender for all costs and expenses incurred in connection with the enforcement, attempted enforcement, or preservation of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any "workout" or restructuring in respect of the Obligations and during any legal proceeding, including any proceeding under any Debtor Relief Law), including all Attorney Costs. The foregoing costs and expenses shall include all search, filing, recording, title insurance and appraisal charges and fees and taxes related thereto, and other out-of-pocket expenses incurred by the Administrative Agent and the cost of independent public accountants and other outside experts retained by the Administrative Agent or any Lender. The agreements in this Section shall survive the termination of the Aggregate Commitments and repayment of all other Obligations.

10.05 Indemnification by the Borrower; Limitation of Liability. Whether or not the transactions contemplated hereby are consummated, the Borrower shall indemnify and hold harmless each Agent-Related Person, each Lender and their respective Affiliates, directors, officers, employees, counsel, agents and attorneys-in-fact (collectively the "Indemnitees") from and against any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, expenses and disbursements (including Attorney Costs) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted against any such Indemnitee in any way relating to or arising out of or in connection with (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby, (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by the L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (c) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by the Borrower or any Subsidiary, or any Environmental Liability related in any way to the Borrower or any Subsidiary, or (d) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding) and regardless of whether any Indemnitee is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements are determined by a court of competent jurisdiction by final and non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee. The Borrower agrees that no Indemnitee shall have any liability (whether direct or indirect, in contract or tort or otherwise) to it or any of its Subsidiaries, security holders or creditors as a result for any action taken or not taken by it arising out of, related to or taken in connection with any Loan Document or the consummation of the transactions contemplated hereby or the actual or proposed use of Loan or Letter of Credit proceeds, except to the extent that such liability is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from the gross negligence or willful misconduct of such Indemnitee, and in no event shall any Indemnitee be liable thereto for special, consequential, punitive or indirect damages. Without limitation of the foregoing, no Indemnitee shall be liable for any damages arising from the use by others of information or other materials obtained through the internet, Intralinks or other similarly available electronic media in connection with the electronic posting of financial statements, certificates, reports or other information to an Informational Website as provided for in Section 6.02 hereof unless such Indemnitee has engaged in gross negligence or willful misconduct as determined in a final non-appealable judgment by a court of competent jurisdiction with respect to the access to such information. The agreements in this Section shall survive the resignation of the Administrative Agent, the replacement of any Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all the other Obligations. All amounts due under this Section 10.05 shall be payable within ten Business Days after demand therefor.

(b) If, for the purposes of obtaining judgment in any court, it is necessary to convert a sum due hereunder or any other Loan Document in one currency into another currency, the rate of exchange used shall be the Spot Rate. The obligation of Borrower in respect of any such sum due from it shall, notwithstanding any judgment in a currency (the "Judgment Currency") other than that in which such sum is denominated in accordance with the applicable provisions of the Loan Documents (the "Agreement Currency"), be discharged only to the extent that Administrative Agent and Lenders can purchase the amount of the Agreement Currency with the amounts paid by the Borrower in Judgment Currency. If the amount of the Agreement Currency so purchased is insufficient, Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the relevant Indemnitees against such loss. If the amount of the Agreement Currency is greater than the amount due, Lender agrees to return any excess to the Person who may be entitled thereto.

10.06 Payments Set Aside. To the extent that the Borrower makes a payment to the Administrative Agent or any Lender, or the Administrative Agent or any Lender exercises its right of set-off, and such payment or the proceeds of such set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Lender severally agrees to pay to the Administrative Agent upon demand its applicable share of any amount so recovered from or paid by the Administrative Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the applicable Overnight Rate from time to time in effect, in Dollars in the Dollar Equivalent Amount of such recovery or payment.

10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in subsection (d) of this Section and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans (including for purposes of this subsection (b), Offshore Currency Risk Participations, participations in L/C Obligations and participations in Swing Line Loans) at the time owing to it); provided that (i) except in the case of an assignment of the entire remaining amount of the assigning Lender's Commitment and the Loans at the time owing to it or in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund with respect to a Lender, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if a "Trade Date" is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 unless each of the Administrative Agent and, so long as no Default or Event of Default has occurred and is continuing, the Borrower otherwise consents (each such consent not to be unreasonably withheld or delayed), (ii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement with respect to the Loans, Offshore Currency Risk Participations and the Commitment assigned, except that this clause (ii) shall not apply to rights in respect of Bid Loans or Swing Line Loans, (iii) any assignment by either an Offshore Currency Funding Lender or an Offshore Currency Participating Lender shall only be to an Eligible Assignee that will be an Offshore Currency Funding Lender, and (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption, together with a processing and recordation fee of $3,500. Subject to acceptance and recording thereof by the Administrative Agent pursuant to subsection (c) of this Section, from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment). Upon request, the Borrower shall execute and deliver new or replacement Notes to the assigning Lender and the assignee Lender. Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this subsection shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with subsection (d) of this Section.

(c) The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain at the Administrative Agent's Office a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amounts of the Loans and L/C Obligations owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower and any Lender, at any reasonable time and from time to time upon reasonable prior notice.

(d) Any Lender may at any time, without the consent of, or notice to, the Borrower or the Administrative Agent, sell participations to any Person (other than a natural person or the Borrower or any of the Borrower's Affiliates or Subsidiaries (each, a "Participant") in all or a portion of such Lender's rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender's Offshore Currency Risk Participations and its participations in L/C Obligations and/or Swing Line Loans) owing to it); provided that (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification that would (i) postpone any date upon which any payment of money is scheduled to be paid to such Participant or (ii) reduce the principal, interest, fees or other amounts payable to such Participant. Subject to subsection (e) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to subsection (b) of this Section. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender, provided such Participant agrees to be subject to Section 2.14 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01 or 3.04 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Notes, if any) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary contained herein, any Lender that is a Fund that invests in bank loans may create a security interest in all or any portion of the advances owing to it and the Note or Notes held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities, provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(h) Notwithstanding anything to the contrary contained herein, if at any time Bank of America assigns all of its Commitment and Loans pursuant to subsection (b) above, Bank of America may, (i) upon 30 days' notice to the Borrower and the Lenders, resign as L/C Issuer and/or (ii) upon 30 days' notice to the Borrower, resign as Swing Line Lender. In the event of any such resignation as L/C Issuer or Swing Line Lender, the Borrower shall be entitled to appoint from among the Lenders a successor L/C Issuer or Swing Line Lender hereunder; provided, however, that no failure by the Borrower to appoint any such successor shall affect the resignation of Bank of America as L/C Issuer or Swing Line Lender, as the case may be. Bank of America shall retain all the rights and obligations of the L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Swing Line Lender to make Swing Line Loans or the Lenders to make Committed Loans or fund participations in the manner set forth in Section 2.04(c)). If Bank of America resigns as Swing Line Lender, it shall retain all the rights of the Swing Line Lender provided for hereunder with respect to Swing Line Loans made by it and outstanding as of the effective date of such termination, including the right to require the Lenders to make Committed Loans or fund participations in outstanding Swing Line Loans in the manner set forth in Section 2.05(c).

10.08 Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any credit derivative transaction relating to obligations of the Borrower; (g) with the consent of the Borrower; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than the Borrower; or (i) to the National Association of Insurance Commissioners or any other similar organization or any nationally recognized rating agency that requires access to information about a Lender's or its Affiliates' investment portfolio in connection with ratings issued with respect to such Lender or its Affiliates. In addition, the Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions. For the purposes of this Section, "Information" means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by the Borrower. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

10.09 Set-off. In addition to any rights and remedies of the Lenders provided by law, upon the occurrence and during the continuance of any Event of Default, each Lender is authorized at any time and from time to time, without prior notice to the Borrower, any such notice being waived by the Borrower to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Lender to or for the credit or the account of the Borrower against any and all Obligations owing to such Lender, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Lender shall have made demand under this Agreement or any other Loan Document and although such Obligations may be contingent or unmatured or denominated in a currency other than that of the deposit account. Each Lender agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Lender; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

10.10 Interest Rate Limitation. Notwithstanding anything to the contrary contained in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the "Maximum Rate"). If the Administrative Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by the Administrative Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof, and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations.

10.11 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

10.12 Integration. This Agreement, together with the other Loan Documents, comprises the complete and integrated agreement of the parties on the subject matter hereof and thereof and supersedes all prior agreements, written or oral, on such subject matter. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Administrative Agent or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof.

10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by the Administrative Agent and each Lender, regardless of any investigation made by the Administrative Agent or any Lender or on their behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or Event of Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding.

10.14 Severability. Any provision of this Agreement and the other Loan Documents to which the Borrower is a party that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions thereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

10.15 Tax Forms. Each Lender that is not a "United States person" within the meaning of Section 7701(a)(30) of the Code (a "Foreign Lender") shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Person and entitling it to an exemption from withholding tax on all payments to be made to such Person by the Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Person by the Borrower pursuant to this Agreement) or such other evidence satisfactory to the Borrower and the Administrative Agent that such Person is entitled to an exemption from U.S. withholding tax. Thereafter and from time to time, each such Person shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from, United States withholding taxes in respect of all payments to be made to such Person by the Borrower pursuant to this Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any requirement of applicable Laws that the Borrower make any deduction or withholding for taxes from amounts payable to such Person. If such Person fails to deliver the above forms or other documentation, then the Administrative Agent may withhold from any interest payment to such Person an amount equivalent to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction.

(b) Each Lender required to deliver any forms, certificates or other evidence with respect to United States federal income tax withholding matters pursuant to this Section 10.15 hereby agrees, from time to time after the initial delivery by such Lender of such forms, certificates or other evidence, that whenever a lapse in time or change in circumstances renders such forms, certificates or other evidence obsolete or inaccurate in any material respect, such Lender shall promptly deliver to the Administrative Agent for transmission to the Borrower two new original copies of the then appropriate form or forms, properly completed and duly executed by such Lender, together with any other certificate or statement of exemption required in order to confirm or establish that such Lender is not subject to withholding of United States federal income tax with respect to payments to such Lender under any Loan Document, or such Lender shall notify the Administrative Agent and the Borrower of its inability to deliver any such forms, certificates or other evidence.

(c) For any period with respect to which a Lender has failed to provide the Borrower and the Administrative Agent with the appropriate form pursuant to Section 10.15(a) or (b), as applicable (unless such failure is due to a change in treaty, law, or regulation occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under Section 3.01 with respect to Taxes imposed by the United States or United Kingdom, as applicable; provided, should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

(d) Upon the request of the Administrative Agent, each Lender that is a "United States person" within the meaning of Section 7701(a)(30) of the Code shall deliver to the Administrative Agent two duly signed completed copies of IRS Form W-9. If such Lender fails to deliver such forms, then the Administrative Agent may withhold from any interest payment to such Lender an amount equivalent to the applicable back-up withholding tax imposed by the Code, without reduction.

(e) If any Governmental Authority asserts that the Administrative Agent did not properly withhold or backup withhold, as the case may be, any tax or other amount from payments made to or for the account of any Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section, and costs and expenses (including Attorney Costs) of the Administrative Agent. The obligation of the Lenders under this Section shall survive the termination of the Aggregate Commitments, repayment of all Obligations and the resignation of the Administrative Agent.

10.16 Replacement Lender. In the event any Lender (a) seeks additional compensation pursuant to any of Sections 3.01 or 3.04 or (b) is restricted from making any Loan (other than an Offshore Currency Loan by an Offshore Currency Participating Lender) under this Agreement, or (c) fails to approve any amendment, waiver or consent requested by Borrower pursuant to Section 10.01 that has received the written approval of not less than the Required Lenders but also requires the approval of such Lender (in any such instance, a "Restricted Lender"), so long as no Default or Event of Default shall have occurred and be continuing and the Borrower has obtained a commitment (in an amount not less than the Commitment of the Restricted Lender) from another Lender or an Eligible Assignee to become a Lender for all purposes hereunder (such Lender referred to as the "Replacement Lender"), the Borrower may cause such Restricted Lender to be replaced by, and to assign all its rights and obligations under this Agreement (including its Commitment and the Loans) pursuant to Section 10.07, to such Replacement Lender that is reasonably acceptable to the Administrative Agent. Such Restricted Lender agrees to execute and to deliver to the Administrative Agent an Assignment and Assumption Agreement with such Replacement Lender as provided in Section 10.07 upon payment at par of all principal, interest, fees and other amounts owing under this Agreement to such Restricted Lender, and such Restricted Lender shall pay to the Administrative Agent the processing fee required by Section 10.07 in connection with such assignment.

10.17 Judgment Currency. The Borrower, the Administrative Agent and each Lender hereby agree that if, in the event that a judgment is given, in relation to any sum due to the Administrative Agent or any Lender hereunder, in an Offshore Currency (the "Judgment Currency"), the Borrower agrees to indemnify the Administrative Agent or such Lender, as the case may be, to the extent that the Dollar Equivalent Amount which could have been purchased by the Administrative Agent in accordance with normal banking procedures on the Business Day following receipt of such sum is less than the sum which could have been so purchased by the Administrative Agent had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding the giving of such judgment, and if the amount so purchased exceeds the amount which could have been so purchased had such purchase been made on the day on which such judgment was given or, if such day is not a Business Day, on the Business Day immediately preceding such judgment, the Administrative Agent or the applicable Lender agrees to remit such excess to the Borrower. The agreements in this Section shall survive payment of all other Obligations.

10.18 Governing Law.

(a) THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELYWITHIN SUCH STATE.

(b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK SITTING IN THE COUNTY OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF SUCH STATE, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF ANY LOAN DOCUMENT OR OTHER DOCUMENT RELATED THERETO. THE BORROWER, THE ADMINISTRATIVE AGENT AND EACH LENDER WAIVES PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY THE LAW OF SUCH STATE.

10.19 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

10.20 Special Funding Option.

(a)

Notwithstanding anything to the contrary contained herein, any Lender (for the purposes of this Section 10.20, a "Granting Lender") may grant to a special purpose funding vehicle which is an Affiliate of the Granting Lender (for the purposes of this Section 10.20, an "SPC") the option to make, on behalf of such Granting Lender, all or a portion of the Loans and participations (including Offshore Currency Risk Participations) which such Granting Lender is obligated to make (a "Funding Obligation") under the Agreement, such option to be exercisable in the sole discretion of the SPC; provided, however, that

(i)

such Granting Lender's obligations under this Agreement and the Loan Documents shall remain unchanged, including without limitation the indemnification obligations of the Granting Lender pursuant to Section 9.07 hereof and its Funding Obligations in each currency with respect to which it is an Offshore Currency Funding Lender;

(ii)

such Granting Lender shall remain solely responsible to the other parties hereto for the performance of all Funding Obligations including without limitation its Funding Obligations in each currency with respect to which it is an Offshore Currency Funding Lender;

(iii)

the Borrower and the Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender's rights and obligations under this Agreement; the Administrative Agent shall continue to deal directly with the Granting Lender as agent for the SPC with respect to distribution of payment of principal, interest and fees, notices of Conversion and Continuation and all other matters;

(iv)

such Granting Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and its participations (including Offshore Currency Risk Participations) and to approve any amendment, modification, or waiver of any provision of this Agreement, each of which may, if so agreed in writing between the Granting Lender and the SPC, require the prior consent of any such SPC which has exercised the option to undertake the Funding Obligation in connection with such Granting Lender's Commitments and participations (including Offshore Currency Risk Participations) and Obligations owing thereto before the Granting Lender approves any such amendment, modification or waiver;

(v)

the granting of such option shall not constitute an assignment to or participation of such SPC of or in the Granting Lender's Commitments and participations (including Offshore Currency Risk Participations) and Obligations owing thereto;

	(vi)	such SPC shall not become a Lender hereunder as a result of the granting of such option;
	(vii)	such SPC shall not become obligated or committed to make Loans as a result of the granting of such option;
(viii)

if such SPC elects not to exercise such option or otherwise fails to make all or any part of a Loan or participation, including Offshore Currency Risk Participations, the Granting Lender shall retain its Funding Obligation including without limitation its Funding Obligations in each currency with respect to which it is an Offshore Currency Funding Lender and be obligated to make the entire Loan or participation (including Offshore Currency Risk Participations) or any portion of such Loan or participation (including Offshore Currency Risk Participations) not made by such SPC.

(b)

Loans and participations (including Offshore Currency Risk Participations) made by an SPC hereunder shall be deemed to satisfy the Funding Obligation and utilize the Commitment of the Granting Lender as if, and to the same extent, such Loans and participations were made by such Granting Lender.

(c)

Each party hereto agrees that no SPC shall be liable for any indemnity or payment under this Agreement for which a Granting Lender would otherwise be liable so long as, and to the extent that, the Granting Lender provides such indemnity or makes such payment. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior indebtedness of any SPC, it will not institute against, or join any other person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or similar proceedings under the laws of the United States of America or any State thereof.

(d)

Notwithstanding anything to the contrary contained in this Agreement, an SPC may (i) at any time and without paying any processing fee therefor, assign or participate all or a portion of its interests in any Loans or participations (including Offshore Currency Risk Participations) as they may exist consistent with the terms of this Section 10.20 to its Granting Lender and (ii) disclose on a confidential basis any nonpublic information relating to Loans and participations made by such SPC hereunder to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC.

(e)

An SPC shall not be entitled to receive any greater payment under Sections 3.01 or 3.04 than the applicable Granting Lender would have been entitled to receive with respect to the Funding Obligations undertaken by such SPC, unless the undertaking of the Funding Obligations by such SPC is made with the Borrower's prior written consent. An SPC that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 3.01 unless the Borrower is notified of the Funding Obligations undertaken by such SPC and such SPC agrees, for the benefit of the Borrower, to comply with Section 10.15 as though it were a Lender.

(f)

This Section 10.20 may not be amended without the prior written consent of the Granting Lender on behalf of which such SPC has made all or any part of its Loans which remain outstanding at the time of such amendment.

[Signatures on following pages.]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

STRYKER CORPORATION

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as Administrative Agent

By:
Name:
Title:

BANK OF AMERICA, N.A.,
as a Lender, LC Issuer, Alternative Rate Lender and Swing Line Lender

By:
Name:
Title:

SUNTRUST BANK

By:
Name:	W. Brooks Hubbard
Title:	Vice President

FLEET NATIONAL BANK

By:
Name:
Title:

SUMITOMO MITSUI BANKING
CORPORATION

By:
Name:
Title:

LLOYDS TSB BANK PLC

By:
Name:
Title:

By:
Name:
Title:

FIFTH THIRD BANK (WESTERN
MICHIGAN)

By:
Name:
Title:

KEY BANK NATIONAL ASSOCIATION

By:
Name:
Title:

THE FUJI BANK, LIMITED

By:
Name:
Title:

THE BANK OF TOKYO-MITSUBISHI, LTD.

By:
Name:
Title:

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND

By:
Name:
Title:

NATIONAL BANK OF KUWAIT, S.A.K.,
GRAND CAYMAN BRANCH

By:
Name:
Title:

By:
Name:
Title:

UNION PLANTERS BANK NA

By:
Name:
Title:

THE NORINCHUKIN BANK, NEW YORK
BRANCH

By:
Name:
Title:

THE INDUSTRIAL BANK OF JAPAN,
LIMITED, CHICAGO BRANCH

By:
Name:
Title:

BANK ONE NA, as Co-Syndication Agent and
Lender

By:
Name:
Title:

BNP PARIBAS

By:
Name:
Title:

By:
Name:
Title:

LAND BANK OF TAIWAN LOS ANGELES BRANCH

By:
Name:
Title:

BANK OF CHINA, NEW YORK BRANCH

By:
Name:
Title:

THE BANK OF NOVA SCOTIA

By:
Name:
Title:

BARCLAYS BANK PLC

By:
Name:
Title:

CREDIT LYONNAIS NEW YORK BRANCH

By:
Name:
Title:

THE BANK OF NEW YORK

By:
Name:
Title:

NATIONAL CITY BANK

By:
Name:
Title:

SCHEDULE 1.01

Existing Letters of Credit

SCHEDULE 2.01

COMMITMENTS
AND PRO RATA SHARES
Lenders	Pro Rata Share	Commitment
Bank of America, N.A.	8.0000%	$60,000,000.00
The Bank of New York	3.5000%	$26,250,000.00
The Bank of Nova Scotia	7.5000%	$56,250,000.00
BNP Paribas	6.5000%	$48,750,000.00
Credit Lyonnais New York Branch	1.0000%	$7,500,000.00
Barclays Bank PLC	4.7500%	$35,625,000.00
The Fuji Bank, Limited	4.5000%	$33,750,000.00
The Industrial Bank of Japan, Limited, Chicago Branch	3.0000%	$22,500,000.00
Sumitomo Mitsui Banking Corporation	2.5000%	$18,750,000.00
Lloyds TSB Bank PLC	4.7500%	$35,625,000.00
National City Bank	3.5000%	$26.250,000.00
Bank of China, New York Branch	3.0000%	$22,500,000.00
The Norinchukin Bank, New York Branch	2.5000%	$18,750,000.00
The Bank of Tokyo-Mitsubishi, Ltd.	7.5000%	$56,250,000.00
SunTrust Bank	7.5000%	$56,250,000.00
National Bank of Kuwait, S.A.K., Grand Cayman Branch	1.0000%	$7,500,000.00
The Governor and Company of the Bank of Ireland	4.7500%	$35,625,000.00
Fleet National Bank	7.5000%	$56,250,000.00
Key Bank National Association	4.7500%	$35,625,000.00
Union Planters Bank NA	1.5000%	$11,250,000.00
Bank One, NA	7.5000%	$56,250,000.00
Land Bank of Taiwan Los Angeles Branch	1.5000%	$11,250,000.00
Fifth Third Bank (Western Michigan)	1.5000%	$11,250,000.00
Total	100.000000000%	$750,000,000.00

SCHEDULE 5.06

LITIGATION

SCHEDULE 5.09

ENVIRONMENTAL MATTERS

SCHEDULE 5.13

SUBSIDIARIES
AND OTHER EQUITY INVESTMENTS

Part (a). Subsidiaries.

Part (b). Other Equity Investments.

SCHEDULE 5.16

INTELLECTUAL PROPERTY MATTERS

SCHEDULE 7.01

EXISTING LIENS

SCHEDULE 7.02

EXISTING INDEBTEDNESS

SCHEDULE 7.04(h)

PERMITTED ASSET SECURITIZATION TRANSACTIONS

SCHEDULE 10.02

OFFSHORE AND DOMESTIC LENDING OFFICES,
ADDRESSES FOR NOTICES

STRYKER CORPORATION

2725 Fairfield Road	P.O. Box 4085
Kalamazoo, MI 49002	Kalamazoo, MI 49003-4085
Attn. Treasurer
Telephone: 616-385-2600
Facsimile: 616-385-9930
Electronic Mail:
chomrich@corp.strykercorp.com
derdman@corp.strykercorp.com

BANK OF AMERICA
Administrative Agent's Office and Bank of America's Lending Office
(for payments and Requests for Credit Extensions):
Bank of America, N.A.
101 N Tryon Street
Mail Code: NC1-001-15-04
Charlotte, NC 28255
Attention: Neal Hendrix
Telephone: 704-386-4220
Facsimile: 704-409-0017
Electronic Mail: neal.b.hendrix@bankofamerica.com
Account No.: 1366212250600
Ref: Stryker Corp
ABA# 053000196

I/C Issuer:
Bank of America, N.A.
Trade Operations - Los Angeles #22621
333 S. Beaudry Avenue, 19th Floor
Mail Code: CA9-703-19-23
Los Angeles, CA 90017-1466
Attention: Sandra Leon, Vice President
Telephone: 213.345.5231
Facsimile: 213.345.6694
Electronic Mail: Sandra.Leon@bankofamerica.com

Alternative Rate Lender:
Bank of America, N.A.
101 N Tryon Street
Mail Code: NC1-001-15-04
Charlotte, NC 28255
Attention: Neal Hendrix
Telephone: 704-386-4220
Facsimile: 704-409-0017
Electronic Mail: neal.b.hendrix@bankofamerica.com

Other Notices as Administrative Agent:
Bank of America, N.A.
Agency Management

Gary G. Flieger
VP; Credit Services Team Lead II
Agency Management

Bank of America
Mail Code: CA5-701-05-19
1455 Market St
San Francisco, CA 94103-1399
Phone: 415.436.3484
Fax: 415.503.5005
Internet: gary.flieger@BankofAmerica.com

Other Notices as a Lender:
Bank of America, N.A.

Philip S. Durand
Principal; Sr. Portfolio Manager
Healthcare - Nichols

Bank of America
Mail Code: NC1-007-17-11
Bank of America Corporate Center
100 N Tryon St
Charlotte NC 28255-0001
Phone: 704.386.4955
Fax: 704.388.6002
2nd Phone: 704.388.3551
Internet: philip.s.durand@BankofAmerica.com

Other Notices as an Alternative Rate Lender

Bank of America, N.A.

Philip S. Durand
Principal; Sr. Portfolio Manager
Healthcare - Nichols

Bank of America
Mail Code: NC1-007-17-11
Bank of America Corporate Center
100 N Tryon St
Charlotte NC 28255-0001
Phone: 704.386.4955
Fax: 704.388.6002
2nd Phone: 704.388.3551
Internet: philip.s.durand@BankofAmerica.com

SUNTRUST BANK
Credit Contact:
201 4th Ave. N, 3rd Floor
Nashville, TN 37219
Attn: Brooks Hubbard
Vice President
Telephone: 615.748.4465
Facsimile: 615.748.5117
Electronic Mail: brooks.hubbard@suntrust.com

Backup Credit Contact:
201 4th Ave. N, 3rd Floor
Nashville, TN 37219
Attn: Cathy Hunnicutt
Assistant Vice President
Telephone: 615.748.5880
Facsimile: 615.748.5269
Electronic Mail: cathy.hunnicutt@suntrust.com

Domestic Operations Contact:

201 4th Ave. N, 5th Floor
Nashville, TN 37219
Attn: Leigh Anne Gregory
CCS Officer
Telephone: 615.748.5461
Facsimile: 615.748.4611
Electronic Mail: Leigh-Anne.Gregory@suntrust.com

Wire Payment Instructions:
Account No.	9191004800
ABA No.	064000046
Reference:	Stryker Corp.

FLEET NATIONAL BANK
Credit Contact:
Mail Code: MA DE 10010B
100 Federal Street
Boston, MA 02110
Attn: Gordon B. Coughlin, Vice President
Telephone: 617.434.6188
Facsimile: 617.434.2472
Electronic Mail: gordon_b_coughlin@fleet.com

Operations Contact:
Mail Code: MA DE 10010B
100 Federal St.
Boston, MA 02110
Attn: Vani Rattan, Loan Administrator
Telephone: 617.434.5277
Facsimile: 617.434.0800
Electronic Mail: vani_rattan@fleet.com

Wire Payment Instructions:
ABA: 011000138
For Credit To: Commercial Loan Services
Account Name: Wire Clearing Account
Account No.: MA 151035166156
Ref.: Stryker Corporation

SUMITOMO MITSUI BANKING CORPORATION
Credit Contact:
233 S. Wacker Dr.
Suite 4010
Chicago, IL 60606
Attn: Vic Pierzchalski, Vice President
Telephone: 312.876.6403
Facsimile: 312.876.6436
Electronic Mail: victor_pierzchalski@SMBCGroup.com

Operations Contact:
277 Park Avenue
New York, NY 10172
Attn: Courtney Whitlock, Deal Administrator
Telephone: 212.224.4335
Facsimile: 212.224.5197
Electronic Mail: courtney_l_whitlock@SMBCGroup.com

Wire Payment Instructions:
Account No.	36023837
ABA No.	021000089
Reference:	Stryker Corporation

LLOYDS TSB BANK PLC
Primary Credit Contact:
Lloyds TSB Bank PLC
1251 Avenue of the Americas
New York, NY 10020
Attn: Windsor Davies, Director, Corporate Banking -- USA
Telephone: 212.930.8909
Facsimile: 212.9305098
Electronic Mail: Wdavies@lloydstsb-usa.com

Secondary Credit Contact:
1251 Avenue of the Americas
New York, NY 10020
Attn: Richard Heath, Vice President, Corporate Banking -- USA
Telephone: 212.930.8955
Facsimile: 212.930-5098
Electronic Mail: Rheath@lloydstsb-usa.com

Administrative Contact:
1251 Avenue of the Americas
New York, New York 10020
Attn: Patricia Kilian
Telephone: 212.930.8914
Facsimile: 212.930.5098

USD Payment Instructions for Interest, Fees, Loan Payments:
Account No.	655-010-1938
ABA No.	026-009-593
Reference:	Stryker

Instructions for Foreign Currency Payments:
Euro Currency Loans
Swift Address:	LOYDGB2L
Account No.	590-39-739
Reference:	Facility Name

Japanese Yen Loans
Account No.	404063
Reference:	Facility Name

FIFTH THIRD BANK (WESTERN MICHIGAN)
Credit, Operations and Bid Contact:
111 Lyon Street
Grand Rapids, MI 49503
Attn: David A. Foote, Vice President
Telephone: 616.771.014
Facsimile: 616.653.1050
Electronic Mail: david.foote@53.com

Wire Payment Instructions:
ABA No.	042000314
Account No.	99274959
Reference:	Stryker Corporation

KEY BANK NATIONAL ASSOCIATION
Credit Contact:
127 Public Square
OH 01-27-0606
Cleveland, OH 44114
Attn: Mary K. Young, Vice President
Telephone: 216.689.4443
Facsimile: 216.689.4981
Electronic Mail: mary.k.young@keybank.com

Operations Contact:
127 Public Square
OH 01-27-0606
Cleveland, OH 44114
Attn: Kathy Kornig, Administrative Assistant
Telephone: 216.689.4228
Facsimile: 216.689.4981
Electronic Mail: kathy.a.kornig@keybank.com

Wire Payment Instructions:
ABA No.	041-001-039
Account No.	3057
Attn:	Specialty Loan Services

THE FUJI BANK, LIMITED
Credit Contact:
227 W. Monroe St.
Suite 2600
Chicago, IL 60606
Attn: Ken Zeglin, Vice President
Telephone: 312.621.0503
Facsimile: 312.621.3386
Electronic Mail: fujicgoksz@aol.com

Operations Contact:
c/o Fuji Bank NJ Data Center, 17th Floor
95 Christopher Columbus Dr.
Jersey City, NJ 07302
Attn: Tina Catapano, Vice President & Manager Loan Administration
Telephone: 201.432.1980
Facsimile: 201.432.6805

Wire Payment Instructions:
ABA No.	026009700
Account No.	515060
Attn:	Loan Administration

THE BANK OF TOKYO-MITSUBISHI, LTD.
Credit Contact:
227 West Monroe St., Suite 2300
Chicago, IL 60606
Attn: Neil Mesch, Vice President
Telephone: 312.696.4656
Facsimile: 312.696.4535

Operations and Bid Contact:
227 West Monroe St., Suite 2300
Chicago, IL 60606
Attn: Cheryl Lyons, Loan Administrator
Telephone: 312.696.4709
Facsimile: 312.696.4532

Wire Payment Instructions:
ABA No.	071002341
Account No.	1525720230
Attn:	Loan Administration RE Stryker

THE GOVERNOR AND COMPANY OF THE BANK OF IRELAND
Credit Contact:
Bank of Ireland
La Touche House
P.O. Box 3267
I.F.S.C.
Dublin 1, Ireland
Attn: Niamh O'Flynn, Senior Manager
Telephone: 011.353.1.6115338
Facsimile: 011.353.1.8290129

Operations Contact:
Bank of Ireland
Corporate Banking
Hume House, Ballsbridge
Dublin 4, Ireland
Attn: Stephen Donnelly
Telephone: 011.353.1.6187404
Facsimile: 011.353.1.6187490

Payment Account Details for US Dollars:
ABA No. 021 000 021
SWIFT No. CHASUS33
Reference: BoI-IF-Stryker
Account No. 0011 015 815

Payment Account Details for JPY:
SWIFT No. BOTKJPJT
Reference: BoI-IF-Stryker
Account No. 63 304 09 634

Payment Account Details for Euros:
SWIFT No. BIGTIE2D
Reference: BoI-IF-Stryker
Account No. N/A

NATIONAL BANK OF KUWAIT, S.A.K., GRAND CAYMAN BRANCH

Primary Credit Contact:
299 Park Avenue
New York, NY 10171-0023
Attn: Wendy Wanninger, Sr. Credit Officer
Telephone: 212.303.9807
Primary Facsimile: 212.319.8269
Secondary Facsimile: 212.888.2958

Backup Credit Contact:
299 Park Avenue
New York, NY 10171-0023
Attn: Robert McNeil, Executive Manager
Telephone: 212.303.9878
Primary Facsimile: 212.319.8269
Secondary Facsimile: 212.888.2958

Primary Lending/Operations Contact:
299 Park Avenue
New York, NY 10171-0023
Attn: Thelma Chaudry, Operations Officer
Telephone: 212.303.9821
Primary Facsimile: 212.319.8269
Secondary Facsimile: 212.888.2958

Payment Instructions:
Primary:	National Bank of Kuwait, N.Y.
CHIPS ABA 217
For Credit to: NBK - Grand Cayman Branch
Account No. 500-550103-103
Attn: Loan Admin. Dept.

Secondary:	National Bank of Kuwait, N.Y.
Fed Funds: ABA 026000217
For Credit to: NBK - Grand Cayman Branch
Account No. 500-550103-103
Attn: Loan Admin. Dept.

UNION PLANTERS BANK NA

Credit Contact:
6200 Poplar Ave. 3rd Floor
Memphis, TN 38119
Attn: James Gummel, Senior Vice President
Telephone: 901.580.5437
Facsimile: 901.580.5451
Electronic Mail: James.Gummel@upbna.com

Operations Contact:
6200 Poplar Ave. 3rd Floor
Memphis, TN 38119
Attn: Venit Brooks, Loan Assistant
Telephone: 901.580.5480
Facsimile: 901.580.5451
Electronic Mail: Venita.Brooks@upbna.com

Wire Payment Instructions:
ABA No. 084000084
Account No. GL 10107000
Attn: Sandy Jones 615-733-1151 for Stryker Corp.

THE NORINCHUKIN BANK, NEW YORK BRANCH

Credit Contact:
245 Park Ave., 29th Floor
New York, NY 10167
Attn: Junya Morishita, Vice President
Telephone: 212.697.1717
Facsimile: 212.697.5754
Electronic Mail: jmorishita@nochubank.or.jp

Operations Contact:
245 Park Ave., 29th Floor
New York, NY 10167
Attn: Connie AuYeung
Telephone: 212.697.1717
Facsimile: 212.697.5754
Electronic Mail: cauyeung@nochubank.or.jp

Wire Payment Instructions:
ABA No. 021000021
Account No. 544-7-72711
Attn:

THE INDUSTRIAL BANK OF JAPAN, LIMITED, CHICAGO BRANCH

Credit Matters Contact:
227 West Monroe St., Suite 2600
Chicago, IL 60606
Attn: Thomas Danielson, Vice President
Telephone: 312.855.8749
Facsimile: 312.855.8200

Operations/ Administration/ Funding Notices Contact:
1251 Avenue of the Americas
New York, NY 10020
Attn: Andrew Encarnacion, Vice President
Telephone: 212.282.4065
Facsimile: 212.282.4480

Payment Instructions:
Domestic Lending Office
Name of Bank: The Industrial Bank of Japan, Limited
City: New York
ABA No. 026-008-345
LIBOR Lending Office
Name of Bank: The Industrial Bank of Japan, Limited
City: New York
ABA No. 026-008-345

BANK ONE NA
Credit Contact:
611 Woodward Ave.
Detroit, MI 48226
Attn: Wieslaw Sliwinski, Associate Director
Telephone: 313.225.1782
Facsimile: 313.225.1671
Electronic Mail: wieslaw_sliwiski@bankone.com

Operations Contact:
611 Woodward Ave.
Detroit, MI 48226
Attn: Rose Schoenborn, Client Services Representative
Telephone: 313.225.4522
Facsimile: 313.225.2747
Electronic Mail: rose_schoenborn@bankone.com

Wire Payment Instructions:
ABA No. 072000326
Account No. 2891000007
Attn: Rosemary Schoenborn

BNP PARIBAS
Credit Contact:
209 S. LaSalle, Suite 500
Chicago, IL 60604
Attn: Frederick Maryl, Director
Telephone: 312.977.2211
Facsimile: 312.977.1380

Operations and Bid Contact:
209 S. LaSalle, Suite 500
Chicago, IL 60604
Attn: Catherine Lui, Assistant Vice President
Telephone: 312.977.1386
Facsimile: 312.977.2234

I/C Contact
209 W. LaSalle, Suite 500
Chicago, IL 60604
Attn: Jeff Wykowsky, Assistant Vice President
Telephone: 312.977.2226
Facsimile: 312.977.1380

Wire Payment Instructions:
ABA No. 026007689
Account No. 14119400189
Reference: Stryker

LAND BANK OF TAIWAN LOS ANGELES BRANCH

Credit Contact:
811 Wilshire Blvd., 19th Floor
Los Angeles, CA 90017
Attn: Anthony Liem, Manager
Telephone: 213.532.3789
Facsimile: 213.532.3766
Electronic Mail: anton@landbankla.com

Operations Contact:
811 Wilshire Blvd., 19th Floor
Los Angeles, CA 90017
Attn: Maria Chen
Telephone: 213.532.3789
Facsimile: 213.532.3766
Electronic Mail: lbotla@aol.com

Wire Payment Instructions:
ABA No. 122042564
Account No. 122042564
Attn: Loan Department

BANK OF CHINA, NEW YORK BRANCH

Credit Contact:
410 Madison Ave.
New York, NY 10017
Attn: X. Joseph Zeng, Loan Officer
Telephone: 212.935.3101 ext. 408
Facsimile: 212.308.4993
Electronic Mail: jzeng@bocusa.com

Back-up Credit Contact:
410 Madison Ave.
New York, NY 10017
Attn: Peggy Wang
Telephone: 212.935.3101 ext. 351
Facsimile: 212.308.4993
Electronic Mail: pwang@bocusa.com

Administrative Contacts:
410 Madison Ave.
New York, NY 10017
Attn: Elaine Ho, Manager, LAD
Telephone: 212.935.3101 ext. 281
Facsimile: 646.840.1796

Payment Instructions:
Credit Account of Bank of China, New York Branch at the Federal Reserve Bank of New York, ABA # 026-003-269 Attn: Elaine Ho, LAD RE: Stryker Corporation.

THE BANK OF NOVA SCOTIA

Credit Contact:
181 W. Madison St., Suite 3700
Chicago, IL 60602
Attn: Virginia Brown, Director
Telephone: 312.201.4136
Facsimile: 312.201.4108
Electronic Mail: vbrown@scotiacapital.com

Operations Contact:
600 Peachtree St. NE, Suite 2700
Atlanta, GA 30308
Attn: Mystro Whatley, Loan Operations Officer
Telephone: 404.877.1566
Facsimile: 404.888.8998
Electronic Mail: mystro_whatley@scotiacapital.com

Wire Payment Instructions:
ABA No. 026002532
Account No. 0606634
Attn: Chicago Team, Stryker Corporation

BARCLAYS BANK PLC

Credit Contact:
Barclays Capital
222 Broadway - 8th Floor
New York, NY 10038
Attn: Russell Johnson, Associate
Telephone: 212.412.2895
Facsimile: 212.412.7511
Electronic Mail: Russell.Johnson@barcap.com

Operations Contact:
Barclays Capital
222 Broadway - 11th Floor
New York, NY 10038
Attn: Chimatara Michael
Telephone: 212.412.3161
Facsimile: 212.412.5306
Electronic Mail: chimatara.michael@barcap.com

Bid Contact:
Barclays Capital
222 Broadway - 7th Floor
New York, NY 10038
Attn: Raj Shah, Director
Telephone: 212.412.2090
Facsimile: 212.412.7511
Electronic Mail: raj.shah@barcap.com

I/C Contact
Barclays Capital
222 Broadway - 11th Floor
New York, NY 10038
Attn: Pam Seeley, Vice President
Telephone: 212.412.5121
Facsimile: 212.412.5111
Electronic Mail: pamela.seeley@barcap.com

Wire Payment Instructions:
ABA No. 026002574
Account No. 050019104
Attn: GSU/Chimatara Michael

CREDIT LYONNAIS NEW YORK BRANCH

Credit Notification:
Credit Lyonnais
Healthcare Group
1301 Avenue of the Americas
New York, NY 10019
Attn: Deborah E. Bradley, First Vice President
Telephone: 212.261.3886
Facsimile: 212.261.3440
Electronic Mail: deborah.bradley@clamericas.com

Administrative, Operational and Letter of Credit Notification:
Credit Lyonnais
Client Banking Services
1301 Avenue of the Americas
New York, NY 10019
Attn: Gener David, Loan Administrator
Telephone: 212.261.7741
Facsimile: 212.459-3181
Electronic Mail: gener.david@clamericas.com

Payment Instruction (for either Domestic or Eurodollar Lending Office):
ABA No.	0260-0807-3
Account No.	01-88179-3701-00
Attn:	Loan Servicing Department
Reference:	Stryker Corporation

Payment Instruction (for Standby Letter of Credit Fees):
ABA No.	0260-0807-3
Account No.	01-88179-3701-00
Attn:	Letter of Credit
Reference:	Stryker Corporation

THE BANK OF NEW YORK

Credit Contact:
One Wall Street
New York, NY 10286
Attn: Patrick Vatel, Assistant Vice President
Telephone: 212.635.7882
Facsimile: 212.635.1483

Operations and Bid Contact:
One Wall Street
New York, NY 10286
Attn: Rosa L. Leonard, Account Administrator
Telephone: 212.635.6787
Facsimile: 212.635.6426

Wire Payment Instructions:
ABA No.	021000018
Account No.	GLA #111556
Attn:	Commercial Loan Division Re: Stryker Corporation Fee Payment

NATIONAL CITY BANK
Primary Credit Contact:
One North Franklin
Suite 3600
Chicago, IL 60606
Attn: Jon R. Hinard, Sr. Vice President
Telephone: 312.384.4624
Facsimile: 312.384.4666/312.240.0301
email: jon.hinard@nationalcity.com

Secondary Credit Contact:
1001 South Worth
Birmingham, MI 48009
Attn: Michael Hinz
Assistant Vice President
Telephone: 248-901-2139
Facsimile: 248-901-2033
email: michael.hinz@nationalcity.com

Operations, Bid and L/C Contact:
1900 E. Ninth St. -Loc 2077
Cleveland, OH 44114
Attn: Vernon Johnson
Telephone: 216.488.7099
Facsimile: 216.388.7110

Wire Payment Instructions:
ABA No. 041000124
Account No. 151804
Attn: Vernon Johnson

EXHIBIT A-1

FORM OF COMMITTED LOAN NOTICE

Date:                           ,

To:     Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 21, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Stryker Corporation a Michigan corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Alternative Rate Lender and Swing Line Lender.

The undersigned hereby requests (select one):

       A Borrowing of Committed Loans

       A Conversion of Loans

       A Conversion or Continuation of Loans

1.     On                                                        (a Business Day).

2.     In the amount of $                                . (Please denote amount in currency selected below). (Note: Minimum of the Dollar Equivalent Amount of $5,000,000 and multiples of the Dollar Equivalent Amount of $1,000,000 for Offshore Rate Committed Loans; minimum of the Dollar Equivalent Amount of $500,000 and multiples of the Dollar Equivalent Amount of $100,000 for Base Rate Committed Loans)

3.     Comprised of:

               Base Rate Loan
               Offshore Rate Loan

4.     For Offshore Rate Loans: with an Interest Period of                 months.

5.     Currency:

U.S. Dollars	Offshore Currency:
Euro
Japanese Yen

The Committed Borrowing requested herein complies with the proviso to the first sentence of Section 2.01 of the Agreement.

The matters set forth in Section 4.02(a) and (b) are true, correct and complete as of the date hereof and with respect to the requested Credit Extension.

STRYKER CORPORATION

By:
Name:
Title:

EXHIBIT A-2

FORM OF REQUEST FOR ALTERNATIVE RATE

Date:                          ,

To: Bank of America, N.A., as Alternative Rate Lender

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 21, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Stryker Corporation, a Michigan corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Alternative Rate Lender.

The undersigned hereby requests :

       Alternative Rate Agreement

1. To be effective on                                                  .

2. On the amount of $                                                .

3. Alternative Rate: [             %] [             % + the Applicable Margin for Eurodollar Rate Committed Loans in effect from time to time].

4. Underlying Type of Loan:                           .

5. Interest Period of underlying Type of Loan, which will be Continued throughout the duration of the Alternative Rate Period chosen below in accordance with, and subject to the exceptions thereto set forth in, the last sentence of Section 2.02(a):                  months.

6. Alternative Rate Period:                                [If relates to an underlying Offshore Rate Committed Loan, Alternative Rate Period must end as of the end of an Interest Period applicable to such Loan indicated in 5. above or Continuation of such Loan to Interest Period(s) of like duration.]

The foregoing request complies with the requirements of Section 2.02(g) of the Agreement. The undersigned hereby certifies that the following statements are true on the date hereof, and will be true on the above date, before and after giving effect to the Alternative Rate Agreement requested hereby:

(a) The representations and warranties made by Borrower in the Agreement, or which are contained in any certificate, document or financial or other statement furnished at any time under or in connection therewith, are and will be correct on and as of the date of this Request for Alternative Rate, except to the extent that such representations and warranties specifically refer to any earlier date; and

(b) no Default or Event of Default has occurred and is continuing on the date hereof or after giving effect to this Agreement for Alternative Rate.

STRYKER CORPORATION

By:
Name:
Title:

Accepted and Agreed:

BANK OF AMERICA, N.A.,
as Alternative Rate Lender

By:
Name:
Title:

EXHIBIT B-1

FORM OF BID REQUEST

Date: _________ __, ____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 21, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Stryker Corporation, a Michigan corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Alternative Rate Lender.

The Lenders are invited to make Bid Loans:

1. On ____________________ (a Business Day).

2. In an aggregate amount not exceeding $__________________ (Please denote amount in curency selected below) (with any sublimits set forth below). (Note: Minimum aggregate principal amount of Bid Loans requested must be $10,000,000 or a whole multiple of $1,000,000 in excess thereof)

3. Comprised of (select one):

            Bid Loans based on an Absolute Rate
            Bid Loans based on Eurodollar Base Rate

Bid Loan No.	Interest Period requested	Maximum principal amount requested
1	_______days/mos	$
2	_______days/mos	$
3	_______days/mos	$

The Bid Borrowing requested herein complies with the requirements of the proviso to the first sentence of Section 2.03(a) of the Agreement.

The matters set forth in Section 4.02(a) and (b) are true, correct and complete as of the date hereof and with respect to the requested Credit Extension.

The Borrower authorizes the Administrative Agent to deliver this Bid Request to the Lenders. Responses by the Lenders must be in substantially the form of Exhibit B-2 to the Agreement and must be received by the Administrative Agent by the time specified in Section 2.03 of the Agreement for submitting Competitive Bids.

STRYKER CORPORATION

By:
Name:
Title:

EXHIBIT B-2

FORM OF COMPETITIVE BID

Date: _________ __, ____

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 21, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Stryker Corporation, a Michigan corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Alternative Rate Lender.

In response to the Bid Request, the undersigned offers to make the following Bid Loan(s):

1. Borrowing date: ____________________ (a Business Day).

2. In an aggregate amount not exceeding $__________ (with any sublimits set forth below). (Note: Minimum of $5,000,000 and multiples of $1,000,000 in excess thereof)

3. Comprised of:

            Bid Loans based on an Absolute Rate
            Bid Loans based on Offshore Rate

Bid Loan No.	Interest Period offered	Bid Maximum	Absolute Rate Bid or Eurodollar Margin Bid 1

1	_______days/mos	$	(- +) %
2	_______days/mos	$	(- +) %
3	_______days/mos	$	(- +) %

1 Expressed in multiples of 1/100th of a basis point.

Contact Person:

Telephone:

[LENDER]
By:
Name:
Title:

THIS SECTION IS TO BE COMPLETED BY THE BORROWER IF IT WISHES TO ACCEPT ANY OFFERS CONTAINED IN THIS COMPETITIVE BID:

The offers made above are hereby accepted in the amounts set forth below:

Bid Loan No.	Principal Amount Accepted
$
$
$

STRYKER CORPORATION

By:
Name:
Title:
Date:

EXHIBIT C

FORM OF SWING LINE LOAN NOTICE

Date: _________ __, ____

To:	Bank of America, N.A., as Swing Line Lender
Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 21, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Stryker Corporation, a Michigan corporation (the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Alternative Rate Lender and Swing Line Lender.

The undersigned hereby requests a Swing Line Loan:

1.  On                                       (a Business Day).

2.   In the amount of $              . (Please denote amount in currency selected below) (Minimum of Dollar Equivalent Amount of $1,000,000)

3.   Currency:

U.S. Dollars	Offshore Currency:
Euro
British Pounds Sterling
Japanese Yen
Australian Dollars
Canadian Dollars
New Zealand Dollars
Singapore Dollars
Other

The Swing Line Borrowing requested herein complies with the requirements of the provisos to the first sentence of Section 2.05(a) of the Agreement.

The matters set forth in Section 4.02(a) and (b) are true, correct and complete as of the date hereof and with respect to the requested Credit Extension.

STRYKER CORPORATION

By:
Name:
Title:

EXHIBIT D-1

FORM OF COMMITTED LOAN NOTE

Date:                                ,

FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of                                                              (the "Lender"), on the Maturity Date (as defined in the Credit Agreement referred to below) the principal amount of Committed Loans (as defined in such Credit Agreement) made by the Lender as provided in Article II of that certain Credit Agreement, dated as of December 21, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Alternative Rate Lender and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Committed Loan from the date of such Committed Loan until such principal amount is paid in full, at such interest rates, and at such times as are specified in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars or the Offshore Currency in which such Committed Loan was advanced, in Same Day Funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Committed Loan Notes referred to in the Agreement, is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Committed Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Committed Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

STRYKER CORPORATION

By:
Name:
Title:

COMMITTED LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D-2

FORM OF BID LOAN NOTE

Date: ___________, ____

FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of ____________________ (the "Lender") on the last day of the Interest Period therefor, the principal amount of each Bid Loan from time to time made by the Lender to the Borrower under that certain Credit Agreement, dated as of December 21, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Alternative Rate Lender and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Bid Loan from the date of such Bid Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Administrative Agent for the account of the Lender in Dollars in Same Day Funds at the Administrative Agent's Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is one of the Bid Loan Notes referred to in the Agreement, is entitled to the benefits thereof and may be prepaid in whole or in part subject to the terms and conditions provided therein. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Bid Loans made by the Lender shall be evidenced by one or more loan accounts or records maintained by the Lender in the ordinary course of business. The Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of its Bid Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

STRYKER CORPORATION

By:
Name:
Title:

BID LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Type of Loan Made	Amount of Loan Made	End of Interest Period	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT D-3

FORM OF SWING LINE NOTE

$                                     Date:

FOR VALUE RECEIVED, the undersigned (the "Borrower"), hereby promises to pay to the order of                                   ("Swing Line Lender"), on the date when due in accordance with the Credit Agreement referred to below, the aggregate principal amount of each Swing Line Loan from time to time made by the Swing Line Lender to the Borrower under that certain Credit Agreement, dated as of December 21, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among the Borrower, the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Alternative Rate Lender and Swing Line Lender.

The Borrower promises to pay interest on the unpaid principal amount of each Swing Line Loan from the date of such Swing Line Loan until such principal amount is paid in full, at such interest rates and at such times as provided in the Agreement. All payments of principal and interest shall be made to the Swing Line Lender in Dollars or the Offshore Currency in which such Swing Line Loan was advanced, in Same Day Funds at its Lending Office. If any amount is not paid in full when due hereunder, such unpaid amount shall bear interest, to be paid upon demand, from the due date thereof until the date of actual payment (and before as well as after judgment) computed at the per annum rate set forth in the Agreement.

This Note is the Swing Line Note referred to in the Agreement, is entitled to the benefits thereof and is subject to optional prepayment in whole or in part as provided therein. Upon the occurrence of one or more of the Events of Default specified in the Agreement, all amounts then remaining unpaid on this Note shall become, or may be declared to be, immediately due and payable all as provided in the Agreement. Swing Line Loans made by the Swing Line Lender shall be evidenced by one or more loan accounts or records maintained by Swing Line Lender in the ordinary course of business. The Swing Line Lender may also attach schedules to this Note and endorse thereon the date, amount and maturity of the Swing Line Loans and payments with respect thereto.

The Borrower, for itself, its successors and assigns, hereby waives diligence, presentment, protest and demand and notice of protest, demand, dishonor and non-payment of this Note.

THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

STRYKER CORPORATION

By:
Name:
Title:

SWING LINE LOANS AND PAYMENTS WITH RESPECT THERETO

Date	Amount of Loan Made	Amount of Principal or Interest Paid This Date	Outstanding Principal Balance This Date	Notation Made By

EXHIBIT E

FORM OF COMPLIANCE CERTIFICATE

Financial Statement Date:                ,

To: Bank of America, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is made to that certain Credit Agreement, dated as of December 21, 2001 (as amended, restated, extended, supplemented or otherwise modified in writing from time to time, the "Agreement;" the terms defined therein being used herein as therein defined), among Stryker Corporation, a Michigan corporation(the "Borrower"), the Lenders from time to time party thereto, and Bank of America, N.A., as Administrative Agent and Alternative Rate Lender.

The undersigned Responsible Officer hereby certifies as of the date hereof that he/she is the                                      of the Borrower, and that, as such, he/she is authorized to execute and deliver this Certificate to the Administrative Agent on the behalf of the Borrower, and that:

[Use following for fiscal year-end financial statements]

1. Attached hereto as Schedule 1 are the year-end audited financial statements required by Section 6.01(a) of the Agreement for the fiscal year of the Borrower ended as of the above date, together with the report and opinion of an independent certified public accountant required by such section.

[Use following for fiscal quarter-end financial statements]

1. Attached hereto as Schedule 1 are the unaudited financial statements required by Section 6.01(b) of the Agreement for the fiscal quarter of the Borrower ended as of the above date. Such financial statements fairly present the financial condition, results of operations and cash flows of the Borrower and its Subsidiaries in accordance with GAAP as at such date and for such period, subject only to normal, recurring year-end audit adjustments and the absence of footnotes.

2. The undersigned has reviewed and is familiar with the terms of the Agreement and has made, or has caused to be made under his/her supervision, a detailed review of the transactions and condition (financial or otherwise) of the Borrower during the accounting period covered by the attached financial statements.

3. A review of the activities of the Borrower during such fiscal period has been made under the supervision of the undersigned with a view to determining whether during such fiscal period the Borrower performed and observed all its Obligations under the Loan Documents, and

[select one:]

[to the best knowledge of the undersigned during such fiscal period, the Borrower performed and observed each covenant and condition of the Loan Documents applicable to it.]

--or--

[the following covenants or conditions have not been performed or observed and the following is a list of each such Default or Event of Default and its nature and status:]

4. The financial covenant analyses and information set forth on Schedule 2 attached hereto are true and accurate on and as of the date of this Certificate.

IN WITNESS WHEREOF, the undersigned has executed this Certificate as
of                             ,             .

STRYKER CORPORATION

By:
Name:
Title:

SCHEDULE 2
to the Compliance Certificate
($ in 000's)

I.	Section 7.11(a) - Interest Coverage Ratio.
	A.	Consolidated EBITDA for four consecutive fiscal quarters ending on above date ("Subject Period"):

		1.	Consolidated Net Income for Subject Period:	$

		2.	Consolidated Interest Charges for Subject Period:	$

		3.	Provision for income taxes for Subject Period:	$

		4.	Depreciation expenses for Subject Period:	$

		5.	Amortization expenses for intangibles for Subject Period	$

		6.	Consolidated EBITDA (Lines I.A.1+2+3+4+5):	$

	B.	Consolidated Interest Charges for Subject Period:		$

	C.	Interest Coverage Ratio (Line I.A.6 ÷ Line I.B):		to 1.00

		Minimum required:		3.00 to 1.00

II.	Section 7.11(b) - Leverage Ratio.

	A.	Consolidated EBITDA for Subject Period (Line I.A.6 above):		$

	B.	Consolidated Funded Indebtedness at Statement Date:		$

	C.	Leverage Ratio (Line II.B ÷ Line II.A):		to 1.00

		Maximum permitted:		3.00 to 1.00

EXHIBIT F

ASSIGNMENT AND ASSUMPTION

This Assignment and Assumption (this "Assignment and Assumption") is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the "Assignor") and [Insert name of Assignee] (the "Assignee"). Capitalized terms used but not defined herein shall have the meanings given to them in the Credit Agreement identified below (the "Credit Agreement"), receipt of a copy of which is hereby acknowledged by the Assignee. The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below, the interest in and to all of the Assignor's rights and obligations under the Credit Agreement and any other documents or instruments delivered pursuant thereto that represents the amount and percentage interest identified below of all of the Assignor's outstanding rights and obligations under the respective facilities identified below (including, without limitation, to the extent permitted to be assigned under applicable law, all claims (including, without limitation, contract claims, tort claims, malpractice claims and all other claims at law or in equity, including claims under any law governing the purchase and sale of securities or governing indentures pursuant to which securities are issued), suits, causes of action and any other right of the Assignor against any other Person) (the "Assigned Interest"). Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:

2.	Assignee:
[which is a Lender/Affiliate/Approved Fund of [identify lender]1]

3.	Borrower(s):

4.	Administrative Agent:	Bank of America, N.A., as the Administrative Agent under the Credit Agreement

5.	Credit Agreement:	The Credit Agreement, dated as of December 21, 2001, among Stryker Corporation, the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent and Alternative Rate Lender

6.	Assigned Interest:
Aggregate Amount of	Amount of Commitment/Loans	Percentage Assigned of
Commitment/Loans for all Lenders	Assigned 2	Commitment/Loans 3

$	$	%
$	$	%
$	$	%

[7. Trade Date: __________________]  4

Effective Date:                                  , 20      [TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR
[NAME OF ASSIGNOR]
By:
Title:

ASSIGNEE
[NAME OF ASSIGNEE]
By:
Title:

1	Select as applicable.

2	Amount to be adjusted by the counterparties to take into account any payments or prepayments made between the Trade Date and the Effective Date.

3	Set forth, to at least 9 decimals, as a percentage of the Commitment/Loans of all Lenders thereunder.

4	To be completed if the Assignor and the Assignee intend that the minimum assignment amount is to be determined as of the Trade Date.

[Consented to and] 5 Accepted:
BANK OF AMERICA, N.A., as Administrative Agent, L/C Issuer,
Alternative Rate Lender and Swing Line Lender

By:
Title:

[Consented to:] 6
STRYKER CORPORATION

By:
Title:

5	To be added only if the consent of the Administrative Agent, L/C Issuer and Sing Line Lender is required by the terms of the Credit Agreement.

6	To be added only if the consent of the Borrower and/or other parties (e.g. Sing Line Lender, L/C Issuer) is required by the terms of the Credit Agreement.

ANNEX 1 TO ASSIGNMENT AND ASSUMPTION

Credit Agreement, dated as of December 21, 2001, among Stryker Corporation, the Lenders parties thereto, and Bank of America, N.A., as Administrative Agent, L/C Issuer, Alternative Rate Lender and Swing Line Lender

STANDARD TERMS AND CONDITIONS FOR

ASSIGNMENT AND ASSUMPTION

1. Representations and Warranties.

1.1. Assignor. The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2. Assignee. The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it meets all requirements of an Eligible Assignee under the Credit Agreement (subject to receipt of such consents as may be required under the Credit Agreement), (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 6.01 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (v) if it is a Foreign Lender, attached hereto is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by the Assignee; and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

1.3 Assignee's Address for Notices, etc. Attached hereto as Schedule 1 is all contact information, address, account and other administrative information relating to the Assignee.

2. Payments. From and after the Effective Date, the Administrative Agent shall make all payments in respect of the Assigned interest (including payments of principal, interest, fees and other amounts) to the Assignee whether such amounts have accrued prior to or on or after the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Administrative Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

3. General Provisions. This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns. This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument. Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption. This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

SCHEDULE 1 TO ASSIGNMENT AND ASSUMPTION

ADMINISTRATIVE DETAILS

(Assignee to list names of credit contacts, addresses, phone and facsimile numbers, electronic mail addresses and account and payment information)